UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Lexmark International
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LEXMARK INTERNATIONAL, INC.

One Lexmark Centre Drive

Lexington, Kentucky 40550

March 11, 2015

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Lexmark International, Inc., which will be held on Tuesday, April 21, 2015, at 7:30 a.m. Eastern Daylight Time, at the Gaylord National Resort & Convention Center, 201 Waterfront Street, National Harbor, Maryland 20745.

Consistent with prior years, we are taking advantage of the U.S. Securities and Exchange Commission rules that allow us to furnish proxy materials to you via the Internet. Unless you have already requested to receive a printed set of proxy materials, you will receive a Notice Regarding the Availability of Proxy Materials (“Notice”). The Notice contains instructions on how to access proxy materials and vote your shares via the Internet or, if you prefer, to request a printed set of proxy materials, including this Proxy Statement, our 2014 Annual Report and a form of proxy card, at no additional cost to you. We believe that this approach provides a convenient way for you to access your proxy materials and vote your shares, while lowering our printing and delivery costs and reducing the environmental impact associated with our Annual Meeting.

The attached Notice of Meeting and Proxy Statement describe the matters to be acted upon at the meeting. At the Annual Meeting we will also report on our operations and respond to questions from shareholders. It is important that your shares be represented and voted at the meeting whether or not you plan to attend. Therefore, we urge you to vote your shares.

I look forward to seeing you on April 21st.

Sincerely,

Paul A. Rooke

Chairman and

Chief Executive Officer

LEXMARK INTERNATIONAL, INC.

PROXY SUMMARY

This Proxy Summary contains highlights about Lexmark International, Inc. (the “Company”) and the Company’s 2015 Annual Meeting of Shareholders. This summary does not contain all of the information that you should consider in advance of the 2015 Annual Meeting, and we strongly encourage you to read the entire Proxy Statement and the Company’s 2014 Annual Report on Form 10-K carefully before voting.

2014 Financial Performance

Transforming to a Higher Value Portfolio

•	2014 was a very good year financially for the Company, as we took another important step in our transition from a hardware-centric company to a higher-value end-to-end solutions company.

•	The key financial results utilized by the Company in its Pay for Performance analysis are summarized in the table below (shown in millions except share price):

	2014	2013	2012
Non-GAAP Revenue(1)	$3,728	$3,684	$3,803
Non-GAAP Operating Income(1)	$397	$403	$401
Free Cash Flow(2)	$282	$313	$259
Stock Price (12/31)	$41.27	$35.52	$23.19

(1) Please refer to Annex A for a reconciliation of GAAP to Non-GAAP Revenue and Operating Income.

(2) Free Cash Flow is defined as net cash flows provided by operating activities minus purchases of property, plant & equipment plus proceeds from the sale of fixed assets. Refer to the Company’s Consolidated Statements of Cash Flows for the years ended December 31, 2014, 2013 and 2012 on Page 62 of the Company’s Form 10-K for the fiscal year ended December 31, 2014 for the amounts underlying the Free Cash Flow calculations.

•	Non-GAAP Revenue increased 1% compared to 2013 and grew 6% year to year excluding the planned and ongoing decline in inkjet exit revenue.

•	We generated more than $1.1 billion in revenue in our strategic focus areas of managed print services and Perceptive Software, exceeding our $1 billion revenue target for the year.

Working to Increase Profitability

•	We delivered $110 million in savings in 2014 from restructuring actions announced in 2012, including the decision to exit inkjet technology.

Creating Shareholder Value

•	We improved our already strong financial position with $423 million in net cash from operations in 2014, and ended the year with $934 million in cash and current marketable securities.

•	We generated positive free cash flow for the 13th consecutive calendar year.

•

We continued to aggressively grow our software business, which is a key element of our transition to a solutions company, by acquiring ReadSoft AB, a leading global provider of software solutions that automate business processes, both on premise and in the cloud.

•

We continued to execute on our capital allocation plan of returning greater than 50% of free cash flow to shareholders in 2014 by returning $80 million to shareholders through share repurchases and an additional $85 million through dividends.

i

Governance Highlights

Recent Updates

•	Shareholder approved Board Declassification phase-in continues — Directors elected in 2015 to serve one-year terms.

Board of Directors

•	12 Directors; 11 are independent.

•	Committee members are independent (except Executive Committee, which has one management Director).

•	Executive sessions of Independent Directors, led by the Presiding Director, at each regularly-scheduled meeting.

•	Limited membership on other public company boards.

•	All Directors attended more than 75% of all Board and Committee meetings in 2014.

•	All Finance & Audit Committee members are “financial experts.”

•	Annual Board and Committee self-assessments.

•	No former employees currently serve as Directors.

Shareholders

•	Majority voting standard for uncontested Director elections.

•	No super-majority voting requirements.

•	No shareholder rights plan.

•	Annual vote to ratify Independent Auditors.

•	Best practices in our executive compensation program discussed below, including annual advisory vote to approve executive compensation (commonly referred to as “Say on Pay”).

Executive Compensation Program Highlights

We pay for performance.

•

We emphasize at-risk, performance-based compensation whereby more than 85% of our Chief Executive Officer’s pay is performance-based and more than 75%, on average, of our other Named Executive Officers’ pay is performance-based.

•

We establish performance objectives designed to promote the long-term success of the Company and maximize shareholder returns. The performance measures established for our annual incentive program (revenue, operating income, cash cycle and free cash flow) and long-term incentive program (total shareholder return and return on invested capital, each relative to the S&P MidCap Technology Index, and combined services and software revenue growth) represent key drivers of our success in enhancing shareholder value.

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Target attainment goals are set at a moderate to difficult level and maximum attainment goals are set at a difficult level. Over the past five years, the Company has achieved performance in excess of the target level for annual incentive compensation three times (the 2010, 2013 and 2014 performance periods) and for long-term incentive compensation one time (the 2010 performance period for performance-based restricted stock units).

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Based on our 2014 financial performance, payouts to Named Executive Officers under the corporate objectives for our annual incentive plan were made at approximately 105% of the target performance level, further demonstrating the strong alignment between pay and performance.

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To assess the correlation of a Named Executive Officer’s compensation with the performance of the Company, the Compensation and Pension Committee believes that a Named Executive Officer’s compensation should be analyzed by looking at the amount realized versus the total compensation opportunity and the correlation of such amounts to Company performance. The following table reflects the CEO’s compensation opportunity from 2011 to 2014 versus the amount he has realized as of February 27, 2015:

CEO Compensation Opportunity	2011	2012	2013	2014
Base Salary	$800,000	$800,000	$850,000	$850,000
Performance-Based Annual Bonus	800,000	960,000	1,020,000	1,020,000
Performance-Based Cash LTIP (3-Year Performance Period)	N/A	2,300,000	1,880,000	1,920,000
Performance-Based RSUs (3-Year Performance Period)	N/A	2,320,060	1,892,800	1,904,822
Performance-Based RSUs (1-Year Performance Period)	3,956,121	N/A	946,400	952,411
Time-Based RSUs	N/A	N/A	N/A	994,001

Total Compensation Opportunity	$5,556,121	$6,380,060	$6,589,200	$7,641,234
% at Risk	86%	87%	87%	89%

Amount Realized
Base Salary	$800,000	$800,000	$850,000	$850,000
Performance-Based Annual Bonus(1)	88,340	163,200	1,104,359	1,344,037
Performance-Based Cash LTIP (3-Year Performance Period)	N/A	650,900	TBD	TBD
Performance-Based RSUs (3-Year Performance Period)	N/A	1,273,124	TBD	TBD
Performance-Based RSUs (1-Year Performance Period)(2)	0	N/A	1,142,764	413,337
Time-Based RSUs(3)	N/A	N/A	N/A	216,361

Total Received as of 2/27/2015	$888,340	$2,887,224	$3,097,123	$2,823,735
Percentage of Total Opportunity Received as of 2/27/2015	16%	45%	47%	37%

Unrealized Amount
Value of Unvested Earned Performance-Based RSUs and Unvested Time-Based RSUs as of 2/27/2015(4)	$0	$0	$566,184	$1,622,275

(1) Mr. Rooke elected to defer 100% of his 2014 incentive compensation in excess of $500,000 to receive an award of deferred stock units. Mr. Rooke deferred 100% of his 2013 incentive compensation award to receive an award of deferred stock units.

(2) The Company failed to achieve the minimum level of performance required to earn the performance-based restricted stock units granted in 2011, and Mr. Rooke forfeited those restricted stock units. For the 2013 performance period, Mr. Rooke earned 38,968 performance-based restricted stock units of which 13,249 units became vested on February 24, 2014 and 13,271 units, including associated dividend equivalent units, became vested on February 24, 2015. For the 2014 performance period, Mr. Rooke earned 27,719 performance-based restricted stock units of which 9,424 units became vested on February 24, 2015.

(3) Of the 23,900 time-based restricted stock units awarded to Mr. Rooke in 2014, 4,933 units, including associated dividend equivalent units, vested and settled on February 24, 2015.

(4) Based on the closing price of the Common Stock on February 27, 2015 ($42.66). For 2013, includes 13,272 unvested earned 2013 performance-based restricted stock units. For 2014, includes (i) 19,733 unvested time-based restricted stock units and (ii) 18,295 unvested earned 2014 performance-based restricted stock units. Amounts include associated dividend equivalent units.

•	The amount realized for the performance-based compensation elements for the other Named Executive Officers reflects a similar correlation to Company performance.

Our pay practices are shareholder-friendly.

•	We require our executive officers to own stock in the Company (five (5) times annual base salary for the CEO and three (3) times annual base salary for other executive officers).

•

Stock ownership guidelines exclude unexercised stock options, unvested restricted stock units and unvested deferred stock units and require the CEO to retain 100% and the other executive officers to retain 50% of net after-tax shares until they have met their guidelines.

•	Incentive compensation and equity compensation are subject to forfeiture and recoupment under the Company’s Executive Compensation Recovery Policy.

•	We provide minimal perquisites and we do not provide tax gross ups on such perquisites.

•	The Company and executive officers agreed to eliminate excise tax gross-ups on change in control agreements in 2010.

•	The Company terminated its only non-shareholder approved incentive plan in 2011.

•	The Company has implemented shareholders’ preference for an annual Say on Pay vote.

•	The Company’s 2013 Equity Compensation Plan (the “2013 Plan”), which was approved by shareholders in April 2013 includes the following shareholder-friendly features:

•	The 2013 Plan is administered by the Compensation and Pension Committee, all members of which are independent directors.

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The 2013 Plan includes a flexible share pool that reduces the share reserve approximately twice as rapidly when full value awards, such as restricted stock, restricted stock units and performance-based restricted units, are granted.

•	The 2013 Plan does not include an “evergreen” feature.

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Any material changes to the 2013 Plan (including any increase to the 2013 Plan’s share reserve, other than in connection with stock splits or other similar recapitalization events) require approval of the Company’s shareholders.

•	Stock options and stock appreciation rights may not be “repriced” without shareholder approval.

•	“Reload” stock options are prohibited under the 2013 Plan.

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Restricted stock and restricted stock units awarded under the 2013 Plan require a minimum three-year vesting period for service-based awards or a minimum one-year vesting period for performance-based awards.

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The 2013 Plan generally provides for “double-trigger” vesting for awards upon a change in control (i.e, awards generally vest only if a participant’s employment is involuntarily terminated in connection with a change in control), except in the case where the Company does not survive and the acquirer does not agree to assume or substitute for outstanding awards.

•	Dividend equivalents may not be paid on any performance awards under the 2013 Plan unless and until the performance conditions are satisfied.

•	Shares that are used to satisfy the exercise price of options, or applicable withholding taxes, may not be recycled and reused under the 2013 Plan.

Voting Matters

Management Proposals	Board vote Recommendation	Page reference (for more detail)
Proposal 1: Election of eight Directors, each for a one-year term expiring in 2016	FOR EACH DIRECTOR NOMINEE	6

Proposal 2: Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Auditors for 2015	FOR	67

Proposal 3: Approve an advisory vote on Executive Compensation	FOR	69

Proposal 4: Approve the Company’s 2005 Non-Employee Director Stock Plan, as Amended and Restated	FOR	70

Proposal 1—Election of Directors

The following table provides summary information about our nominees for election to the Board of Directors for a one-year term expiring in 2016. Additional information for each nominee and for continuing Directors may be found beginning on page 6.

Name	Director since	Primary occupation	Independent	# of other public company boards
Ralph E. Gomory	1991	President Emeritus of the Alfred P. Sloan Foundation	X	0
Michael J. Maples	1996	Retired Executive Vice President of Microsoft Corporation	X	2
Stephen R. Hardis	1996	Retired Chairman and CEO of Eaton Corporation	X	2
William R. Fields	1996	Chairman of Intersource Co., Ltd.	X	2
Robert Holland, Jr.	1998	Managing Director of Essex Lake Group, LLC	X	1
Jared L. Cohon	2010	President Emeritus of Carnegie Mellon University	X	2
J. Edward Coleman	2010	Former Chairman and CEO of Unisys, Inc.	X	1
Sandra L. Helton	2011	Former Executive Vice President & CFO of Telephone & Data Systems, Inc.	X	1

v

Proposal 2—Ratify the Appointment of Independent Auditors

We are asking shareholders to ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for 2015. Information concerning PwC’s fees in 2014 and 2013 is set forth in the table below. Additional information for such fees may be found on page 67.

Type of Fees	2014	2013
Audit Fees	$5,273,500	$5,332,000
Audit-Related Fees	96,955	76,000
Tax Fees	32,310	0
All Other Fees	249,000	359,000

Total	$5,651,765	$5,767,000

Proposal 3—Advisory Vote on Executive Compensation

We are asking shareholders to approve an advisory, non-binding vote on the compensation paid to the Company’s Named Executive Officers as disclosed in this Proxy.

The Compensation and Pension Committee’s goal in setting executive compensation is to provide total compensation opportunities that are market competitive and supportive of the Company’s strategy to attract, develop, motivate and retain outstanding executive talent. The Company’s executive compensation programs are centered on a pay-for-performance culture that are designed to reward executive officers for superior Company and individual performance while encouraging behavior that is in the long-term best interests of the Company and its shareholders.

Proposal 4—Approve the Company’s 2005 Non-Employee Director Stock Plan, as Amended and Restated

We are asking shareholders to approve the Lexmark International, Inc. 2005 Non-Employee Director Stock Plan, as amended and restated.

The Company currently grants equity awards to directors pursuant to the Lexmark International, Inc. 2005 Non-Employee Director Stock Plan (the “Director Plan”), which is scheduled to expire on April 28, 2015. This Proposal would extend the term of the Director Plan by five years and does not add any additional shares to the Director Plan. As of February 27, 2015, approximately 268,000 shares remained available for future awards under the Director Plan.

Compensation for non-employee directors consists of both cash and equity-based compensation. The Board of Directors believes that it is important that a significant part of non-employee director compensation be equity-based to encourage a greater personal financial investment in the Company that helps align the interests of our non-employee directors with that of our shareholders. The approval of the Lexmark International, Inc. 2005 Non-Employee Director Stock Plan, as amended and restated, will continue to ensure that our directors are aligned financially with our shareholders.

Meeting Information

Date and Time:	April 21, 2015 at 7:30 a.m. Eastern Daylight Time

Place:	Gaylord National Resort & Convention Center 201 Waterfront Street National Harbor, MD 20745

Record Date:	February 27, 2015

Voting:	Shareholders at the close of business on the record date may vote at the 2015 Annual Meeting. Each share is entitled to one vote on each matter to be voted upon at the 2015 Annual Meeting.

Attendance:	Shareholders do not require a ticket to attend the 2015 Annual Meeting. However, shareholders wishing to attend the 2015 Annual Meeting should be prepared to present (i) valid photo identification and (ii) if your shares are held in a stock brokerage account or by a bank, trustee or nominee, proof of beneficial ownership as of the Record Date.

LEXMARK INTERNATIONAL, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

ON TUESDAY, APRIL 21, 2015

March 11, 2015

To the Shareholders:

The Annual Meeting of Shareholders of Lexmark International, Inc. (the “Company”) will be held on Tuesday, April 21, 2015, at 7:30 a.m. Eastern Daylight Time, at the Gaylord National Resort & Convention Center, 201 Waterfront Street, National Harbor, Maryland 20745. The registration desk will open at 7:00 a.m. At the Annual Meeting, shareholders will be asked to:

1. Elect eight Directors, each for a one-year term expiring in 2016;

2. Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm (the “Independent Auditors”) for the Company’s fiscal year ending December 31, 2015;

3. Approve an advisory vote on executive compensation;

4. Approve the Company’s 2005 Non-Employee Director Stock Plan, as Amended and Restated; and

5. Transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on February 27, 2015 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. A list of shareholders entitled to vote will be kept at the Company’s offices at One Lexmark Centre Drive, Lexington, Kentucky 40550 for a period of ten days prior to the Annual Meeting. Please vote before the Annual Meeting in one of the following ways:

1. By Internet — You can vote over the Internet at www.proxyvote.com by entering the control number found on your Notice or proxy card;

2. By Telephone — You can vote by telephone by calling 1-800-690-6903 and entering the control number found on your Notice or proxy card; or

3. By Mail — If you received your proxy materials by mail, you can vote by signing, dating and mailing the proxy card in the pre-paid enclosed envelope.

By Order of the Board of Directors,

Robert J. Patton

Secretary

PLEASE VOTE YOUR SHARES WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. YOUR VOTE IS IMPORTANT.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Shareholders to be held on April 21, 2015:

The Proxy Statement and 2014 Annual Report are

available at http://investor.lexmark.com.

LEXMARK INTERNATIONAL, INC.

One Lexmark Centre Drive

Lexington, Kentucky 40550

PROXY STATEMENT

Questions and Answers about the 2015 Annual Meeting and Voting

Why did I receive these Proxy Materials?

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Lexmark International, Inc., a Delaware corporation (the “Company”), of proxies to be voted at our 2015 Annual Meeting of Shareholders (the “Annual Meeting”) and at any adjournment or postponement of such Meeting. The Annual Meeting will take place on Tuesday, April 21, 2015, beginning at 7:30 a.m. Eastern Daylight Time, at the Gaylord National Resort & Convention Center, 201 Waterfront Street, National Harbor, Maryland 20745.

Do I need a ticket to attend the Annual Meeting?

No, an admission ticket is not required to attend the Annual Meeting. However, the Annual Meeting is limited to shareholders of the Company or their designated representatives. If you are a shareholder wishing to attend the Annual Meeting, please be prepared to present: (1) your valid photo identification, such as a driver’s license or passport; and (2) if your shares are held in a stock brokerage account or by a bank, trustee or nominee, you will need to bring proof of beneficial ownership as of the record date, such as your most recent account statement reflecting your stock ownership as of February 27, 2015 or a copy of the voting instruction card provided by your broker, bank, trustee or nominee or similar evidence of ownership.

Who is entitled to vote at the Annual Meeting?

Only shareholders of record at the close of business on February 27, 2015 are entitled to receive the Notice of Annual Meeting and to vote their shares at the Annual Meeting. As of such date, there were 61,259,848 shares (excluding shares held in treasury) of the Company’s Class A Common Stock, par value $0.01 per share (the “Common Stock”), issued and outstanding and entitled to vote. Each share of Common Stock entitles the holder to one vote on each matter properly brought before the Annual Meeting.

What is the difference between holding shares as a Shareholder of Record and as a Beneficial Owner?

Most of our shareholders hold their shares through a broker, bank, trustee or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

If your shares are registered directly in your name with the Company’s registrar and transfer agent, Computershare Trust Company, N.A., you are considered the “shareholder of record” with respect to those shares. This Notice of Annual Meeting and Proxy Statement have been provided directly to you by the Company.

If your shares are held in a stock brokerage account, or by a bank, trustee or other nominee, you are considered the “beneficial owner” of those shares, and this Notice of Annual Meeting and Proxy Statement has been forwarded to you by your broker, bank, trustee or nominee who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank, trustee or nominee how to vote your shares by using the voting instruction card or by following their instructions for voting by telephone or on the Internet.

What does it mean to give a Proxy and how do I vote if I am a Shareholder of Record?

Giving a proxy means that you authorize the persons named on the proxy card to vote your shares at the Annual Meeting in the manner directed. To vote by proxy, you may use one of the following methods if you are a shareholder of record (that is, you hold our stock in your own name):

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By Internet — You can vote over the Internet at www.proxyvote.com by entering the control number found on your Notice or proxy card. If you vote by Internet, you do not have to return your proxy or voting instruction card.

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By Telephone — You can vote by telephone by calling 1-800-690-6903 and entering the control number found on your Notice or proxy card. If you vote by telephone, you do not have to return your proxy or voting instruction card.

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By Mail — If you received your proxy materials by mail, you can vote by signing, dating and mailing the proxy card in the pre-paid enclosed envelope. If you are a shareholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by your proxy card as recommended by the Board of Directors.

Shareholders of record who attend the Annual Meeting may vote in person at the meeting. You may also be represented by another person at the meeting by executing a proper proxy designating that person.

We request that shareholders vote as soon as possible. When the proxy is properly returned, the shares of stock represented by the proxy will be voted at the Annual Meeting in accordance with the instructions contained in the proxy.

How do I vote if I am a Beneficial Owner?

If you are the beneficial owner of shares, we recommend that you follow the voting instructions in the materials you receive from your broker, bank, trustee or other nominee.

What can I do if I change my mind after I vote my shares?

If you are a shareholder of record, you have the power to revoke your proxy or change your vote at any time before the proxy is voted at the Annual Meeting. You can revoke your proxy or change your vote in one of four ways:

•	by sending a signed notice of revocation to the Secretary of the Company to revoke your proxy;

•	by sending to the Secretary of the Company a completed proxy card bearing a later date than your original proxy indicating the change in your vote;

•

by logging on to www.proxyvote.com in the same manner you would to submit your proxy electronically or calling 1-800-690-6903, and in each case following the instructions to revoke or change your vote; or

•

by attending the Annual Meeting and voting in person, which will automatically cancel any proxy previously given, or by revoking your proxy in person, but attendance alone will not revoke any proxy that you have given previously.

If you choose any of the first three methods, you must take the described action no later than the beginning of the Annual Meeting. Once voting on a particular matter is completed at the Annual Meeting, you will not be able to revoke your proxy or change your vote as to that matter.

If you are a beneficial owner of shares, you must contact your broker, bank, trustee or other nominee to change your vote.

What shares are included on the Proxy Card?

If you are a shareholder of record, you will receive one proxy card for all the shares you hold of record in certificate form and in book-entry form. If you are an employee or former employee of the Company and hold shares in the Lexmark Savings Plan, your proxy card also includes those shares.

How do I vote shares held in the Lexmark Savings Plan

If you are an employee or former employee of Lexmark or its subsidiaries who has a right to vote shares acquired through your participation in the Lexmark Savings Plan, a tax-qualified 401(k) plan, you are entitled to instruct the trustee, Fidelity Management Trust Company, how to vote the shares allocated to your account. The trustee will vote those shares as you instruct. Your proxy card covers any shares held in your Lexmark Savings Plan account, as well as any other shares registered in your name as of the record date. To allow sufficient time for the trustee to vote, your voting instructions must be received by no later than 11:59 p.m. Eastern Daylight Time on April 16, 2015. If you do not provide instructions by that time, your shares held in the Lexmark Savings Plan will be voted by the trustee in accordance with the rules of the Lexmark Savings Plan.

What is “householding” and how does it affect me?

We have adopted a procedure approved by the U.S. Securities and Exchange Commission (“SEC”), referred to as “householding.” This procedure allows us to deliver multiple Notices in a single envelope or a single copy of an Annual Report and Proxy Statement to any household where two or more shareholders reside if we believe the shareholders are members of the same family. This rule benefits shareholders by reducing the volume of duplicate information they receive at their households. It also benefits us by reducing our printing and mailing costs.

We are mailing Notices in a single envelope, or a single set of proxy materials, as applicable, to each household this year unless the shareholders in these households provided instructions to the contrary in response to a notice previously mailed to them. However, for shareholders who previously requested a printed set of the proxy materials, we are mailing each shareholder in a single household a separate proxy card or voting instruction form. If you prefer to receive your own copy of the proxy materials for this or future Annual Meetings and you are a registered holder, you may request a duplicate set at no cost to you by writing to Lexmark International, Inc., Attention: Investor Relations, One Lexmark Centre Drive, Lexington, Kentucky 40550 or by calling (859) 232-5568, and we will promptly furnish such materials. If a broker, bank, trustee or other nominee holds your shares, you may instruct such institution to send duplicate mailings by following the instructions on your voting instruction form or by contacting your broker, bank, trustee or other nominee.

If you hold some shares as a registered holder or through the Lexmark Savings Plan, and other shares in the name of a broker, bank, trustee or other nominee, we must send you proxy materials for each account. To avoid receiving duplicate sets of proxy materials, you may consolidate accounts or consent to electronic delivery as described in the following section.

Why did I receive a “Notice of Availability of Proxy Materials” but no Proxy Materials?

As in previous years, we are able to distribute the Annual Report and Proxy Statement to certain shareholders in a fast and efficient manner via the Internet pursuant to the SEC’s “notice and access” rules. This reduces the amount of paper delivered to a shareholder’s address and eliminates the cost of sending these documents by mail. On March 11, 2015, we mailed a “Notice of Availability of Proxy Materials” to participating shareholders, which includes instructions on how to access the Company’s Annual Report and Proxy Statement on the Internet.

You may elect to receive all future Annual Reports and Proxy Statements by mail instead of viewing them via the Internet. To make an election, please log on to www.proxyvote.com and enter your control number.

Can I access the Proxy Statement and Annual Report on the Internet?

Even if you do not participate in “notice and access,” the Proxy Statement and 2014 Annual Report are available on our investor relations website at http://lexmark.investor.com. You may elect to view all future Annual Reports and Proxy Statements on the Internet instead of receiving them by mail. To make an election, please log on to www.proxyvote.com and enter your control number.

Is there a list of Shareholders entitled to vote at the Annual Meeting?

A list of shareholders of record entitled to vote at the Annual Meeting will be available at the meeting and for ten days prior to the meeting at the Company’s offices at One Lexmark Centre Drive, Lexington, Kentucky 40550.

What is a Broker Non-Vote?

If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal for which the broker does not have discretionary authority to vote. This is referred to as a “broker non-vote.” Broker non-votes are counted as present for purposes of determining the existence of a quorum, but will not be able to vote on those matters for which specific authorization is required under the rules of the New York Stock Exchange.

Under the New York Stock Exchange rules, your broker has discretionary authority to vote your shares on the ratification of PricewaterhouseCoopers LLP as the Company’s Independent Auditors, even if your broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on the election of Directors, the advisory vote on executive compensation or the approval of the Company’s 2005 Non-Employee Director Stock Plan, as amended and restated, without instructions from you. If you do not instruct your broker on these non-discretionary matters, a broker non-vote will occur and your shares will not be voted on these matters.

What is a quorum for the Annual Meeting?

The presence of shareholders representing a majority of all shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting, in person or represented by proxy, is necessary to constitute a quorum. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

What are the voting requirements to elect the Directors and to approve each of the other Proposals in this Proxy Statement?

Votes may be cast “for” or “against” each respective nominee for Director or you may abstain from voting for one or more nominees for Director. The Directors to be elected at the meeting will be elected by a majority of the votes cast by the shareholders present in person or by proxy and entitled to vote. The affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote is required to approve the Company’s proposals other than the election of directors.

Abstentions may be specified on all proposals submitted to a shareholder vote, including the election of Directors. Abstentions will have no effect on the election of Directors because abstentions are not considered a vote cast. Abstentions on proposals other than the election of Directors will have the effect of a vote against such proposals.

How will my shares be voted at the Annual Meeting?

At the Annual Meeting, the proxies will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted as the Board of Directors recommends, which is:

•	FOR the election of each of the Director nominees named in Proposal 1 of this Proxy Statement;

•	FOR the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2015 fiscal year;

•	FOR the approval of the advisory vote on Executive Compensation; and

•	FOR the approval of the Company’s 2005 Non-Employee Director Stock Plan, as Amended and Restated.

Could other matters be decided at the Annual Meeting?

As of the date of this Proxy Statement, we were not aware of any matters to be raised at the Annual Meeting other than the Proposals set forth in this Proxy Statement.

If you return your signed and completed proxy card or vote by telephone or on the Internet and any other matters are properly presented at the Annual Meeting for consideration, the proxies named on your proxy card will have the discretion to vote for you.

Who will pay for the cost of this Proxy Solicitation?

The Company is making this proxy solicitation and will bear the cost of soliciting proxies. In addition to the solicitation of proxies by use of the mail, proxies may be solicited by Directors, officers and regularly engaged employees or agents of the Company. The Company has also retained Georgeson Inc., 480 Washington Blvd., 26th Floor, Jersey City, NJ 07310, to assist in the solicitation for estimated fees of approximately $9,000 plus reasonable expenses. Brokers, nominees and other similar record holders will be requested to forward solicitation material and will be reimbursed by the Company upon request for their out-of-pocket expenses.

Who will count the votes?

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections appointed for the meeting and the inspector will determine whether a quorum is present.

PROPOSAL 1

ELECTION OF DIRECTORS

In 2013, the Board of Directors and the shareholders of the Company approved an amendment to the Company’s Restated Certificate of Incorporation to eliminate the classification of Directors and to require that Directors be elected on an annual basis. Pursuant to such amendment, Directors elected for three-year terms at the Company’s Annual Meeting of Shareholders in 2011, 2012 and 2013, respectively will serve the remainder of their three-year terms, and beginning with the 2014 Annual Meeting of Shareholders each Director nominee will be elected for a one-year term rather than a three-year term.

Action will be taken at the 2015 Annual Meeting of Shareholders to elect eight non-classified Directors to serve until the 2016 Annual Meeting of Shareholders. The nominees for election at the 2015 Annual Meeting of Shareholders are Mr. Ralph E. Gomory, a Director since 1991; Mr. Michael J. Maples, a Director since 1996; Mr. Stephen R. Hardis, a Director since 1996; Mr. William R. Fields, a Director since 1996; Mr. Robert Holland, Jr., a Director since 1998; Dr. Jared L. Cohon, a Director since 2010; Mr. J. Edward Coleman, a Director since 2010; and Ms. Sandra L. Helton, a Director since 2011. The nominees, as well as the Directors elected in 2013 who are continuing to serve the remainder of their three-year terms, are listed below together with certain information about each of them.

Directors are elected by a majority of the votes cast by the shares entitled to vote if a quorum is present at the Annual Meeting. Abstentions and broker non-votes are counted for the purpose of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the determination of whether a majority exists with respect to a given nominee.

Nominees for One-Year Terms that will Expire in 2016

Ralph E. Gomory Age 85

Mr. Gomory has been a Director of the Company since March 1991. Since 2007, Mr. Gomory has served as a Research Professor at the Stern School of Business at New York University and President Emeritus of the Alfred P. Sloan Foundation. Mr. Gomory served as President of the Alfred P. Sloan Foundation from 1989 through his retirement in 2007. Prior to such time, Mr. Gomory was Senior Vice President for Science and Technology at International Business Machines Corporation (“IBM”).

In nominating Mr. Gomory to continue to serve as a Director of the Company, the Board of Directors concluded that the following experience, qualifications and skills qualify Mr. Gomory to serve as a Director of the Company: significant executive management experience as a senior vice president of a Fortune 500 company publicly-traded on the New York Stock Exchange and 18 years as president of a billion dollar not-for-profit organization; significant research and technical background that led to significant developments in the computer industry; strong educational background with a doctorate in Mathematics from Princeton University; valuable understanding of the global economy, as co-author of Global Trade and Conflicting National Interests; financial expertise acquired serving on three audit committees of publicly-traded companies; and broad experience gained as a director of multiple publicly-held companies.

Michael J. Maples Age 72

Mr. Maples has been a Director of the Company since February 1996. Until July 1995, Mr. Maples was Executive Vice President of the Worldwide Products Group and a member of the Office of the President of Microsoft Corporation. Mr. Maples, who joined Microsoft in 1988, has over 40 years of experience in the computer industry. Before joining Microsoft, he was Director of Software Strategy for IBM. Mr. Maples has also served as a director of the following companies during the past five years: Multimedia Games, Inc., as Chairman, from 2004 to 2011, Q2 Holdings, Inc. since 2012, and Sonic Corp. since 2005.

In nominating Mr. Maples to continue to serve as a Director of the Company, the Board of Directors concluded that the following experience, qualifications and skills qualify Mr. Maples to serve as a Director of the Company: more than 30 years of executive management experience at two Fortune 500 companies publicly-traded on the New York Stock Exchange; significant experience in the computer industry, including software strategy; strong educational background with an MBA from Oklahoma City University; financial expertise acquired as an executive officer and serving on the audit committees of four publicly-traded companies; and significant experience gained as a director of more than ten publicly-traded companies.

Stephen R. Hardis Age 79

Mr. Hardis has been a Director of the Company since November 1996. In July 2000, Mr. Hardis retired as Chairman and Chief Executive Officer of Eaton Corporation, which he joined in 1979 as Executive Vice President — Finance and Administration. He was elected Vice Chairman and designated Chief Financial and Administrative Officer in 1986. He became Chief Executive Officer of Eaton Corporation in September 1995 and Chairman in January 1996. Mr. Hardis has also served as a director of the following companies during the past five years: Axcelis Technologies, Inc. since 2000, Marsh & McLennan Companies, Inc. from 1998 to 2011, Nordson Corporation from 1984 to 2010, and The Progressive Corporation since 1988.

In nominating Mr. Hardis to continue to serve as a Director of the Company, the Board of Directors concluded that the following experience, qualifications and skills qualify Mr. Hardis to serve as a Director of the Company: more than 20 years of executive management experience, including more than five years as chief executive officer and nearly ten years as chief financial officer of a Fortune 500 company that is publicly-traded on the New York Stock Exchange; significant international experience gained as an executive officer of Eaton Corporation, a diversified power management company with more than 70,000 employees that sells its products to customers in more than 150 countries; strong educational background with a bachelor’s degree from Cornell University and a master’s degree in Public and International Affairs from Princeton University; financial expertise gained as a chief executive officer and chief financial officer and serving on the audit committees of six publicly-traded companies; and significant experience gained as a director of multiple publicly-traded companies.

William R. Fields Age 65

Mr. Fields has been a Director of the Company since December 1996. Mr. Fields is Chairman of Intersource Co. Ltd., Chairman of Four Corners Sourcing International, and General Partner of Origentics. Previously, Mr. Fields served as Chairman and Chief Executive Officer of Factory 2-U Stores, Inc. from 2002 to 2003, President and Chief Executive Officer of Hudson’s Bay Company from 1997 to 1999 and as Chairman and Chief Executive Officer of Blockbuster Entertainment Group, a division of Viacom, Inc., from 1996 to 1997. Mr. Fields has also held numerous positions with Wal-Mart Stores, Inc., which he joined in 1971. He left Wal-Mart in March 1996 as President and Chief Executive Officer of Wal-Mart Stores Division, and Executive Vice President of Wal-Mart Stores, Inc. Mr. Fields has also served as a director of the following companies during the past five years: Car Charging Group, Inc. from 2013 to 2014; Electronic Cigarettes International Group, Ltd. since 2013; The Joint Corp. since 2014; and VitaminSpice LLC from 2009 to 2010.

In nominating Mr. Fields to continue to serve as a Director of the Company, the Board of Directors concluded that the following experience, qualifications and skills qualify Mr. Fields to serve as a Director of the Company: significant executive management experience gained as a chief executive officer of four companies, including three publicly-traded companies; valuable experience in retail, supply chain, and consumer goods marketing; strong international experience gained as an executive officer at Wal-Mart Stores, Inc., one of the largest retail chains in the world, Blockbuster Entertainment Group, and Hudson’s Bay Company, Canada’s largest diversified general merchandise retailer; strong educational background with a bachelor’s degree in Economics and Business from the University of Arkansas; financial expertise acquired as a chief executive officer; and significant experience gained as a director of multiple publicly-held companies.

Robert Holland, Jr. Age 74

Mr. Holland has been a Director of the Company since December 1998. Mr. Holland is a Managing Director of Essex Lake Group LLC, a profit enhancement advisory firm, a General Partner of The West Africa Fund and also maintains a consulting practice for strategic development assistance to senior management of Fortune 500 companies. Prior to October 2007, Mr. Holland was a General Partner and Industry Specialist with Cordova, Smart and Williams, a private equity firm. Previously, Mr. Holland served as Chief Executive Officer of WorkPlace Integrators, a company he acquired in June 1997 and sold in April 2001. Prior to that, Mr. Holland was President and Chief Executive Officer of Ben & Jerry’s Homemade, Inc. from February 1995 to December 1996, Chairman and Chief Executive Officer of Rokher-J Inc. from 1991 to 1995 and from 1981 to 1984, Chairman of Gilreath Manufacturing, Inc. from 1987 to 1991 and Chairman and Chief Executive Officer of City Marketing from 1984 to 1987. Mr. Holland is a former partner with McKinsey & Company, Inc. and held various positions at Mobil Oil Corporation from 1962 to 1968. He has also served as a director of the following companies during the past five years: Carver Bancorp, Inc. since 2000, Neptune Orient Lines, LTD from 2004 to 2010, and YUM! Brands, Inc. from 1997 to 2012.

In nominating Mr. Holland to continue to serve as a Director of the Company, the Board of Directors concluded that the following experience, qualifications and skills qualify Mr. Holland to serve as a Director of the Company: more than 20 years of executive management experience, including significant experience gained as a chief executive officer of five companies; significant experience in mergers and acquisitions; strong educational background with a bachelor’s degree in Mechanical Engineering from Union College and an MBA from the Zicklin School of Business at Baruch College (CUNY); financial expertise acquired as a chief executive officer and serving on the audit committees of six publicly-traded companies; and significant experience gained as a director of multiple publicly-traded companies.

Jared L. Cohon Age 67

Dr. Cohon has been a Director of the Company since July 2010. Since July 2013, Dr. Cohon has served as President Emeritus and as a University Professor at Carnegie Mellon University. From 1997 to June 2013, Dr. Cohon served as President of Carnegie Mellon University. Prior to such time, Dr. Cohon served as the Dean of the School of Forestry & Environmental Studies and Professor of Environmental Systems Analysis at Yale University from 1992 to 1997; and in various educational and leadership roles, including Associate Dean of Engineering and Vice Provost for Research, at Johns Hopkins University from 1973 to 1992. Dr. Cohon also was appointed by President George W. Bush to serve on the Homeland Security Advisory Council in 2002 and reappointed by President Barack Obama in 2010. Dr. Cohon was elected to the National Academy of Engineering and the American Academy of Arts and Sciences in 2012. Dr. Cohon has also served as a director of the following companies during the past five years: Ingersoll-Rand plc since 2008; and Unisys, Inc. since 2013.

In nominating Dr. Cohon to continue to serve as a Director of the Company, the Board of Directors concluded that the following experience, qualifications and skills qualify Dr. Cohon to serve as a Director of the Company: significant executive management and financial experience gained as President of a major university; unique perspective on technological advancements gained as president of a global research university known for its leadership in technology programs; strong educational background with a bachelor’s degree in Civil Engineering from the University of Pennsylvania and a master’s degree and doctorate in Civil Engineering from the Massachusetts Institute of Technology (“MIT”); and significant experience gained as a director of multiple publicly-traded companies.

J. Edward Coleman Age 63

Mr. Coleman has been a Director of the Company since July 2010. Mr. Coleman served as Chairman and Chief Executive Officer of Unisys Corporation from 2008 through December 1, 2014. Prior to such time, Mr. Coleman served as Chief Executive Officer of Gateway, Inc. from 2006 to 2008; as Senior Vice President and President of Enterprise Computing Solutions at Arrow Electronics from 2005 to 2006; and as Chairman and Chief Executive Officer of CompuCom Systems, Inc. from 2001 to 2004 and as Chief Executive Officer from 1999 to 2001. Prior to that, Mr. Coleman held various leadership and executive positions at Computer Sciences Corporation and IBM. Mr. Coleman has also served as a director of the following companies during the past five years: Ameren Corporation since February 2015 and Unisys Corporation from 2008 to 2014.

In nominating Mr. Coleman to continue to serve as a Director of the Company, the Board of Directors concluded that the following experience, qualifications and skills qualify Mr. Coleman to serve as a Director of the Company: significant executive management and financial experience gained as the Chief Executive Officer of three publicly-traded companies; more than 30 years of experience in the information technology business; extensive merger and acquisition experience, including the sale of Gateway, Inc. to Acer, Inc., while serving as the Chief Executive Officer of Gateway, Inc.; strong educational background with a bachelor’s degree in Economics from the College of William and Mary and an MBA from Indiana University; and significant experience gained as a director of multiple publicly-traded companies.

Sandra L. Helton Age 65

Ms. Helton has been a Director of the Company since February 2011. Ms. Helton served as Executive Vice President and Chief Financial Officer of Telephone & Data Systems, Inc., a telecommunications service company (“TDS”), from 2000 through 2006. She joined TDS as Executive Vice President — Finance and Chief Financial Officer in 1998. Prior to joining TDS, Ms. Helton was the Vice President and Corporate Controller of Compaq Computer Corporation between 1997 and 1998. Prior to that time, Ms. Helton was employed by Corning Incorporated. At Corning, Ms. Helton was Senior Vice President and Treasurer between 1994 and 1997 and was Vice President and Treasurer between 1991 and 1994. Ms. Helton has also served as a director of the following companies during the past five years: Covance, Inc. from 2003 to February 2015; and The Principal Financial Group since 2001.

In nominating Ms. Helton to continue to serve as a Director of the Company, the Board of Directors concluded that the following experience, qualifications and skills qualify Ms. Helton to serve as a Director of the Company: Ms. Helton’s financial expertise acquired as a Chief Financial Officer and serving on the audit committees of two publicly-traded companies; international experience gained from more than 20 years of service as an executive at Corning and Compaq; significant executive management experience in corporate strategy, finance, accounting and control, treasury, information technology and other corporate administrative functions; as well as extensive corporate governance experience; strong educational background with a bachelor’s degree in mathematics from the University of Kentucky and a master’s degree in Finance and Planning & Control from the MIT Sloan School of Management; and significant experience gained as a director of multiple publicly-traded companies.

•	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE FOREGOING NOMINEES TO THE BOARD OF DIRECTORS.

The following information is submitted concerning the other Directors of the Company whose election is not being sought at this Annual Meeting. The terms of office for such Directors will continue after the 2015 Annual Meeting of Shareholders.

Directors whose Terms will Expire in 2016

Kathi P. Seifert Age 65

Ms. Seifert has been a Director of the Company since April 2006. In June 2004, Ms. Seifert retired as Executive Vice President of Kimberly-Clark Corporation, leading the company’s personal care businesses and sales organization. Previously, Ms. Seifert worked in various marketing positions at The Procter & Gamble Company, Beatrice Foods and Fort Howard Paper Company. Ms. Seifert has also served as a director of the following companies during the past five years: Appvion, Inc. (formerly Appleton Papers, Inc.) since 2004, Eli Lilly & Company since 1995, Revlon, Inc. since 2006, and Supervalu Inc. from 2006 to 2013.

The Board of Directors concluded that the following experience, qualifications and skills qualify Ms. Seifert to serve as a Director of the Company: significant executive management experience gained as an executive vice president of a Fortune 500 company publicly traded on the New York Stock Exchange; strong international experience acquired while in charge of Kimberly-Clark Corporation’s global personal care business; more than 30 years of sales and marketing experience; strong educational background with a bachelor’s degree in Business Administration from Valparaiso University; financial expertise acquired as an executive vice president and serving on the audit committees of three publicly-traded companies; and significant experience gained as a director of multiple publicly-traded companies.

Jean-Paul L. Montupet Age 66

Mr. Montupet has been a Director of the Company since October 2006, and has served as the Presiding Director since 2010. In December 2012, Mr. Montupet retired as Executive Vice President of Emerson Electric Co., where he had been in charge of the company’s industrial automation business since 2000, and as President of Emerson Europe, a position he had held since 2002. Mr. Montupet joined Emerson Electric Co. and was named Executive Vice President of its industrial motors and drives business with its acquisition in 1990 of Moteurs Leroy Somer SA, where he had been Chairman and Director of North American Operations. Mr. Montupet has also served as a director of the following companies during the past five years: Assurant, Inc. since 2012, IHS, Inc. since 2012, PartnerRe Ltd. since 2002, and as Chairman since 2010, and WABCO Holdings, Inc. since 2012.

The Board of Directors concluded that the following experience, qualifications and skills qualify Mr. Montupet to serve as a Director of the Company: more than 20 years of executive management experience, including his recent position as an executive vice president and president of a $4 billion business division of a Fortune 500 company; strong international experience gained as the president of the European division of Emerson Electric Co., a diversified global manufacturing and technology company with more than 250 manufacturing locations worldwide and approximately 129,000 employees, and additional international experience acquired working in Europe, North America and Asia; financial expertise acquired as a president and as a chief financial officer and serving on the audit committees of two publicly-traded companies; strong educational background with an advanced business degree from HEC Paris, and additional experience gained as a director of multiple publicly-traded companies.

Paul A. Rooke Age 56

Mr. Rooke has been a Director of the Company since October 2010. Since April 2011, Mr. Rooke has been Chairman and Chief Executive Officer of the Company. From October 2010 to April 2011, Mr. Rooke served as President and Chief Executive Officer of the Company. Prior to such time, Mr. Rooke served as Executive Vice President of the Company and President of the Company’s former Imaging Solutions Division from July 2007 to October 2010, as Executive Vice President of the Company and President of the Company’s former Printing Solutions and Services Division from November 2002 to July 2007, and in various senior management roles with the Company since its inception in 1991.

The Board of Directors concluded that the following experience, qualifications and skills qualify Mr. Rooke to serve as a Director of the Company: significant executive management experience and financial expertise acquired as president and chief executive officer and as a division president; more than 20 years experience as an engineer in the computer peripherals industry; and strong educational background with a bachelor’s degree in Mechanical Engineering from the University of Michigan and an MBA from the University of Kentucky.

W. Roy Dunbar Age 53

Mr. Dunbar has been a Director of the Company since April 2011. Mr. Dunbar currently serves as the Chairman of private companies engaged in renewable energy and green construction. Prior to such time, Mr. Dunbar served as the Chief Executive Officer of Network Solutions, Inc. from 2008 to 2009 and as Chairman from 2008 to 2010; as President of Global Technology and Operations of Mastercard International, Inc. from 2004 to 2008; and in various senior leadership roles at Eli Lilly & Company from 1990 to 2004, including President of Eli Lilly’s Intercontinental Region, and Vice President and Chief Information Officer. Mr. Dunbar has also served as a director of the following companies during the past five years: Humana, Inc. since 2005; and iGATE Corporation since 2010.

The Board of Directors concluded that the following experience, qualifications and skills qualify Mr. Dunbar to serve as a Director: significant experience gained as a director of multiple publicly-traded companies; significant executive management experience gained as a Chief Executive Officer and as a division President; operational and information technology expertise, acquired as an executive officer of two Fortune 500 companies; and a strong educational background with a degree in Pharmacy from Manchester University and an MBA from Manchester Business School.

Composition of Board and Committees

In 2013, the Board of Directors and the shareholders of the Company approved an amendment to the Restated Certificate of Incorporation to declassify the Board of Directors. Pursuant to such amendment, Directors elected for three-year terms at the Company’s Annual Meeting of Shareholders in 2011, 2012, and 2013, respectively, will serve the remainder of their three-year terms. Beginning with the 2014 Annual Meeting, each Director nominee will be elected for a one-year term rather than a three-year term. Directors may be removed from the Board with or without cause, provided, however, any Director serving the remainder of his or her three-year term may only be removed from the Board for cause.

The Board of Directors held five meetings during 2014. All incumbent members of the Board attended at least 75% of the aggregate of the meetings of the Board and committees of the Board on which they served. While the Company does not have a formal policy regarding the attendance of Directors at the Annual Meeting of Shareholders, all Directors are strongly urged to attend. All members of the Board of Directors who were serving as Directors at the time of last year’s Annual Meeting of Shareholders, with the exception of Mr. Fields, attended the Annual Meeting. Mr. Fields was unable to attend due to medical reasons.

The Board of Directors has adopted the stated requirements for independence under Section 10A of the Securities Exchange Act of 1934, the rules of the Securities and Exchange Commission thereunder and the listing standards of the New York Stock Exchange as categorical standards for determining the independence of individual directors in accordance with guidance received from the New York Stock Exchange, and the Board has determined that all of the Board members, with the exception of Mr. Rooke, are independent on the basis of these requirements. In making its independence determinations, the Board of Directors has considered transactions occurring in each of the preceding three years between the Company and entities associated with the independent directors or their immediate family members. Mr. Coleman served as an executive officer at Unisys Corporation (“Unisys”) through December 1, 2014, a company which enters into transactions for the purchase and sale of goods and services in the ordinary course of business with the Company. The amount the Company paid in each of the last three fiscal years to Unisys, and the amount received by the Company in each of the last three fiscal years from Unisys, did not, in any of the previous three fiscal years, exceed the greater of $1 million or 2% of such other company’s consolidated gross revenues. In 2014, the Company purchased approximately $4.5 million of products and services from Unisys, a company with $3.4 billion in revenue for its fiscal year ending December 31, 2014, and Unisys purchased less than $100,000 in products and services from the Company. All such transactions were made at arms-length, included standard commercial terms, and Mr. Coleman did not personally benefit from any of such transactions. In all instances, the total amount of the transactions represented significantly less than 2% of the Company’s and the other entity’s revenues for the most recent fiscal year. Additionally, the Company has not made any charitable contributions within any of the preceding three years that would exceed the greater of $1 million or 2% of a charitable organization’s consolidated gross revenues to any charitable organization for which a member of the Board of Directors served as an executive officer of the charitable organization.

The Board has four standing committees: an Executive Committee, a Finance and Audit Committee, a Compensation and Pension Committee and a Corporate Governance and Public Policy Committee. Each committee has adopted a written charter, which are available on the Corporate Governance section of the Company’s Investor Relations website at http://investor.lexmark.com. The following chart reflects current committee memberships and the number of meetings held by each committee during 2014.

Name of Director	Executive Committee	Finance & Audit Committee	Compensation & Pension Committee	Corporate Governance & Public Policy Committee
Non-Employee Directors
Jared L. Cohon			Member
J. Edward Coleman		Member
W. Roy Dunbar*			Member
William R. Fields			Member
Ralph E. Gomory				Member
Stephen R. Hardis	Member	Chair
Sandra L. Helton		Member
Robert Holland, Jr.				Member
Michael J. Maples		Member
Jean-Paul L. Montupet	Member			Chair
Kathi P. Seifert	Member		Chair
Employee Directors
Paul A. Rooke	Chair
Number of Meetings held in 2014	0	10	6	2

*	Mr. Dunbar served as a member of the Corporate Governance and Public Policy Committee from January 1, 2014 through March 31, 2014 and as a member of the Compensation and Pension Committee from April 1, 2014 through December 31, 2014.

The Executive Committee is responsible for exercising all of the powers and authority of the Board of Directors during intervals between Board meetings, except for those powers delegated to the other committees of the Board and the powers which pursuant to Delaware law may not be delegated to a committee of the Board.

The Board of Directors has established the Finance and Audit Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Finance and Audit Committee is responsible for, among other things, assisting the Board of Directors in fulfilling its oversight responsibilities with respect to the systems of internal controls established by management, the integrity and transparency of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements with respect to audit, financial and accounting matters, the Company’s policies related to risk assessment and risk management, the Independent Auditors’ qualifications and independence, the performance of the Independent Auditors’ and the Company’s internal audit functions, and the Company’s financial strategy and policies, capital structure, share repurchase and dividend policy and capital expenditures. The Board of Directors has determined that each member of the Finance and Audit Committee is “independent” and “financially literate” as such terms are defined under the listing standards of the New York Stock Exchange. The Board of Directors has also determined that each member of the Finance and Audit Committee is an “audit committee financial expert” as that term is defined by the applicable rules established by the Securities and Exchange Commission. The Board of Directors does not limit the number of other public company audit committees on which members of its

Finance and Audit Committee may serve. However, no member of the Finance and Audit Committee is currently serving on more than two other public company audit committees.

The Compensation and Pension Committee is responsible for assuring that the Company has a competitive executive compensation program in order to attract and retain qualified executives and to provide incentives to management of the Company for the attainment of the Company’s goals and objectives. The Compensation and Pension Committee is also responsible for periodically reviewing and approving the Company’s retirement and stock incentive plans. Each member of the Committee is “independent” as defined under the listing standards of the New York Stock Exchange.

The Corporate Governance and Public Policy Committee is responsible for providing counsel to the Board with respect to corporate governance issues, including Board and committee organization, membership and function, and acting in an advisory capacity to the Board and the Company’s management on public policy issues. The Corporate Governance and Public Policy Committee is also responsible for the nomination of persons for election to the Board. Each member of the Committee is “independent” as defined under the listing standards of the New York Stock Exchange.

In addition to the four standing committees, the Board established four special project committees in 2014 to review the Company’s risk management. One committee, comprised of Messrs. Coleman and Montupet, met once in 2014 to review risks associated with the Company’s supply chain. A committee, comprised of Ms. Helton and Messrs. Dunbar and Holland, met once in 2014 to review risks associated with the Company’s information technology. A committee, comprised of Ms. Helton and Mr. Holland, met once in 2014 to review risks associated with the Company’s integration of acquired companies. A committee, comprised of Messrs. Gomory and Maples, met once in 2014 to review risks associated with research and development.

Nomination of Directors

The Corporate Governance and Public Policy Committee does not set specific, minimum qualifications (including specific requirements for diversity) that nominees must meet in order for the Corporate Governance and Public Policy Committee to recommend them to the Board of Directors for election, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs and composition of the Board at the time. The Corporate Governance and Public Policy Committee considers candidates for election who would bring a wide range of attributes to the Board. The general criteria that the Corporate Governance and Public Policy Committee looks for in candidates is a person of high integrity with: (i) broad general management experience in a significant organization; (ii) experience with major management, technical, operational, marketing or financial issues; (iii) diversity of background and thought, or experience in areas of special interest to the Company, such as brand development or technology; (iv) strong track record of success; (v) strong international experience; (vi) board experience at other international companies; (vii) ample time to devote to Board duties; and (viii) ability and desire to serve multiple terms as a Board member. With respect to diversity, the Corporate Governance and Public Policy Committee believes that a Director nominee with a diverse background, professional experience, education, skill, and differences of viewpoint fulfills that specific attribute and contributes to a heterogeneous Board. In the past, the Committee has identified director nominees from various sources, including officers, directors and professional search consultants, but the Committee will also consider nominees recommended by shareholders. The Corporate Governance and Public Policy Committee applies the same evaluation for nominees for director whether the nominee is recommended by a shareholder or other source.

The Corporate Governance and Public Policy Committee has from time to time retained SpencerStuart, a third party search firm, to assist the Committee in identifying and evaluating candidates for Board membership who best match the director recruitment criteria described above. SpencerStuart has played an important role in identifying many of the Company’s most recent independent directors for Board membership.

Shareholders wishing to recommend a director candidate for consideration by the Corporate Governance and Public Policy Committee may do so by complying with the procedures and providing the information required by the Company’s By-Laws.

Corporate Governance Matters

The Company has adopted a code of business conduct and ethics for directors, officers (including the Company’s principal executive officer and principal financial and accounting officer) and employees, known as the Code of Business Conduct. The Code of Business Conduct, as well as the Company’s Corporate Governance Principles, Related Person Transaction Policy and the charters of each of the committees of the Board of Directors are available on the Corporate Governance section of the Company’s Investor Relations website at http://investor.lexmark.com. The Company also intends to disclose on the Corporate Governance section of the Investor Relations website any amendments to the Code of Business Conduct and any waivers from the provisions of the Code of Business Conduct that apply to the principal executive officer and principal financial and accounting officer and that relate to any elements of the code of ethics enumerated by the applicable regulation of the Securities and Exchange Commission (Item 406(b) of Regulation S-K).

Related Person Transactions

On the recommendation of the Corporate Governance and Public Policy Committee, the Board of Directors has adopted a written Related Person Transaction Policy (the “Policy”) for the purpose of identifying potential conflicts of interest arising out of a related person transaction between the Company and any related person. Under the Policy, a related person is a Director, nominee for election as a Director, executive officer, beneficial owner of more than 5% of the Company’s common stock or any immediate family member of the foregoing persons. A related person transaction under the Policy is any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in excess of $120,000 in which the Company or any of its subsidiaries is a party and in which the related person has or will have a direct or indirect material interest.

The Company reviews all transactions, arrangements or relationships between the Company and related persons in excess of $120,000 to determine whether such transactions are permissible under the Policy and, if permissible, whether such persons have a direct or indirect material interest in a transaction that is required to be disclosed by the Company in the Company’s proxy statement. Under the Policy, certain transactions have been pre-approved, as not constituting related person transactions, including, among other transactions, compensation paid to Directors and executive officers in the ordinary course of performing their duties; transactions in the ordinary course of business with another company where a Director is an employee or serves as a director, the Director is not involved in the negotiations of the terms of the transaction and the aggregate amount involved does not exceed the greater of $1 million or 2% of the other company’s gross revenues; and charitable contributions to a charitable organization, foundation or university at which a related person’s only relationship is an employee (other than an executive officer), or a director or trustee and the aggregate amount involved does not exceed the lesser of $1 million or 2% of the charitable organization’s total annual receipts.

Each Director and executive officer is required to complete a questionnaire on an annual basis which requires them to disclose any potential related person transactions with the Company. In addition, under the Policy, each Director and executive officer has a continuing obligation to notify the Corporate Secretary of any potential related person transactions with the Company. With respect to any potential related person transaction reported to the Corporate Secretary, the Corporate Secretary will determine whether the transaction is pre-approved under the Policy, and if it is not pre-approved, will present the transaction for approval to the Corporate Governance and Public Policy Committee at its next meeting, or to the Chair of the Corporate Governance and Public Policy Committee, when it is not practicable to wait until the next meeting. The Corporate Governance and Public Policy, or the Chair of the Corporate Governance and Public Policy Committee, as applicable, will review the material facts and circumstances of each related person transaction and determine whether to approve, ratify or reject the entry into such transaction. Related person transactions may only be approved if, based on the information presented, the Corporate Governance and Public Policy Committee determines that the transaction is in the best interests of the Company and its shareholders.

As part of its annual independence assessment and review of related person transactions, the Corporate Governance and Public Policy Committee reviewed the transactions between the Company and certain entities in which some of our Directors serve as executive officers or directors, as described more fully above, and determined that the amounts involved in such transactions are not material to the Company nor to the entities involved in the transactions. Consequently, there were no transactions between the Company and any related person in 2014 that were required to be reported under Item 404(a) of Regulation S-K, nor are there any currently proposed.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation and Pension Committee has served as an officer or employee of the Company at any time. No executive officer of the Company serves as a member of the compensation committee or on the board of directors of any company at which a member of the Compensation and Pension Committee or Board of Directors serves as an executive officer.

Leadership Structure

As part of its review of the Company’s overall corporate governance practices, the Board of Directors periodically reviews its leadership structure. Currently, the Board believes that the most effective leadership structure for the Company is for the Company’s Chief Executive Officer to serve as Chairman of the Board of Directors. The Board combined the Chairman and Chief Executive Officer role in 1999 to provide strong leadership and a unified voice for the Company’s management and the Board. The Board has been satisfied with the combined Chairman and Chief Executive Officer and believes it has served the Company’s shareholders well. This leadership structure allows the Chief Executive Officer to establish a Board agenda, with Board input, which focuses on the Company’s strategic challenges, ensures the Board is presented with the necessary information required to fulfill its responsibilities, and allows for productive and effective Board meetings.

Except for Mr. Rooke, the Board is completely comprised of independent Directors who bring a broad range of leadership experience to the Board and regularly contribute to the thoughtful discussion involved in effectively overseeing the business and affairs of the Company. Collegial, yet rigorous, debate at Board meetings is common. Also, the Finance and Audit Committee, the Corporate Governance and Public Policy Committee and the Compensation and Pension Committee are comprised solely of independent Directors and each with a separate independent chair. These Committees perform important roles for the Company as explained in the “Composition of Board and Committees” section. The independent Directors also meet in executive session at each regularly scheduled meeting to voice their observations and to shape future Board agendas. Immediately following each session, the Presiding Director notifies the Chairman of the Board of the independent Directors’ assessment of the meeting and any desired agenda items for future meetings. Thus, the Board has the opportunity to take up issues it believes are important.

When the Chairman of the Board is not an independent Director, the Board also elects a single Presiding Director from the current independent Directors with such duties and for such term as the Board may determine from time to time. At each regularly-scheduled meeting of the Board of Directors, the independent Directors meet in executive session, at which only independent Directors are present. The Presiding Director serves as chairman of those meetings and presides over any meeting of the Board when the Chairman of the Board is not present. In addition, the Presiding Director consults with the Chairman of the Board to plan and set the agenda for meetings of the Board of Directors and serves as the point of contact for members of the Board of Directors to raise issues not readily addressable directly to the Chairman. The Presiding Director also performs such other functions and responsibilities as required by the Board of Directors from time to time. Based on the recommendation of the Corporate Governance and Public Policy Committee, Mr. Montupet has served as the Presiding Director since April 2010. Mr. Montupet was reelected as Presiding Director at the February 2014 meeting and will continue to serve in that role until the 2016 Annual Meeting.

The Board believes that the leadership structure in which the Company’s Chief Executive Officer serves as Chairman of the Board, the vast majority of the Board is comprised of independent Directors, the Board Committees described above are led by independent Directors, the Company has a Presiding Director with known responsibilities, and the independent Directors hold regular meetings in executive session, remains the optimal leadership structure for the Company and the Company’s shareholders.

Shareholders and other interested parties may communicate directly with the Presiding Director, non-management Directors as a group or any member of the Board of Directors through the Corporate Secretary by writing to him at Lexmark International, Inc., 740 West New Circle Road, Lexington, Kentucky 40550. The Corporate Secretary will review all communications and forward appropriate correspondence to the proper Board member or members.

Board’s Role in Risk Oversight

The Company’s Board of Directors administers its risk oversight function directly and through the Finance and Audit Committee, the Compensation and Pension Committee, and through special project committees that review key areas of risk management. The Finance and Audit Committee has oversight responsibility with respect to the Company’s financial risk assessment and financial risk management. The Finance and Audit Committee meets regularly with management to review the Company’s risk exposures, the potential financial impact those risks may have on the Company, the steps management takes to address those risks, and how management monitors emerging risks. With respect to the Company’s compensation plans and programs, the Compensation and Pension Committee structures such plans and programs to balance risk and reward, while mitigating the incentive for excessive risk taking by the Company’s officers and employees, as discussed in the “Risk Assessment” section of the “Compensation Discussion & Analysis.” The full Board of Directors has oversight responsibility of enterprise risk management and periodically has management review the Company’s major enterprise risk exposures, the potential financial or other impact on the Company, and the process for managing such risks. In 2014, the Board of Directors established four special project committees to review the Company’s risk management in the areas of information technology, supply chain, research and development, and integration of acquired companies.

Political Contribution Policy

In order to provide greater transparency to our shareholders regarding the Company’s involvement in political contributions and to ensure Board-level oversight, the Board of Directors has adopted a political contribution policy. Under this policy, the Company will not make contributions of any kind (money, employee time, goods or services) to political parties or candidates, political committees, including political committees organized under Section 527 of the Internal Revenue Code, or in support of or against ballot measures. This policy applies equally in all countries and all levels of government, even where such contributions are permitted by law. The Company’s political contribution policy is available on the Corporate Governance section of the Company’s Investor Relations website at http://investor.lexmark.com.

COMPENSATION DISCUSSION & ANALYSIS

Compensation Governance

The Compensation and Pension Committee (the “Compensation Committee”) is responsible for setting and administering the policies governing all compensation components, including base salary, incentive compensation, equity-based compensation and other long-term incentive compensation for the Company’s executive officers, including the CEO and other key members of management. The Compensation Committee determines the type, structure and amount of each compensation component awarded under the Company’s compensation plans. The Committee is responsible for approving payments under the compensation plans and making a recommendation to the Board of Directors to approve base salary increases for Section 16 Officers. The process by which the Compensation Committee fulfills these responsibilities is detailed in the discussion that follows.

Named Executive Officers

The Company’s principal executive officer, principal financial officer and the Company’s three most highly compensated executive officers other than the principal executive officer and principal financial officer for 2014 (the “Named Executive Officers”) whose compensation is set forth in the tables and following discussion in accordance with Securities and Exchange Commission rules are as follows:

•	Paul A. Rooke, Chairman and Chief Executive Officer

•	Gary D. Stromquist, Vice President and Interim Chief Financial Officer

•	Martin S. Canning, Executive Vice President and President, Imaging Solutions and Services

•	Scott T.R. Coons, Vice President and President & CEO, Perceptive Software

•	Robert J. Patton, Vice President, General Counsel and Secretary

•	John W. Gamble, Jr., Executive Vice President and Chief Financial Officer

Mr. Gamble resigned from the Company, effective May 20, 2014, at which time Mr. Stromquist was appointed as Vice President and Interim Chief Financial Officer.

Executive Compensation Philosophy

The Compensation Committee has developed a set of principles to guide the design of the compensation plans and programs applicable to the Company’s executive officers, including the Named Executive Officers who were serving as executive officers at the end of 2014.

•	Pay for performance where performance criteria are aligned with shareholder interests.

The performance of the Company and individual levels of performance determine the amount of compensation realized by the executive officers. The objectives of the Company’s compensation plans are intended to focus each executive officer on the achievement of key performance goals and the execution of the strategic plan that will promote the long-term success of the Company and maximize shareholder returns.

•	Put pay significantly “at risk” and subject to the achievement of strategic business objectives.

The executive officers have roles and responsibilities that directly influence the achievement of the Company’s performance objectives. Therefore, the Compensation Committee believes that they should have a significant portion of their compensation dependent on whether those objectives are achieved. Base salary is the only component of an executive officer’s direct compensation that is fixed. Other components, including annual incentive compensation and long-term incentive compensation, are principally subject to the achievement of strategic business objectives.

•	Balance short-term and long-term objectives.

The Company’s compensation programs are balanced between short-term and long-term objectives to ensure that executive officers focus on short-term performance that supports and ensures long-term success and profitability without encouraging excessive risk. The Company’s compensation programs also include personal objectives relating to key focus areas and strategic performance objectives.

•	Provide total compensation opportunities that are market competitive and supportive of the Company’s strategy to attract, develop, motivate and retain outstanding talent.

The Company benchmarks the components of executive compensation to ensure that they are competitive in or with the marketplace. In evaluating the competitiveness of each executive officer’s target compensation, the Compensation Committee utilizes survey and peer group data to ensure that each executive officer’s target compensation is comparable to targeted pay levels established by the Compensation Committee. However, the Compensation Committee may use discretion to vary executive officer pay from the targeted levels based on factors such as an executive officer’s performance, responsibilities, experience, or length of time in the position.

Components of the Company’s Executive Compensation Program

Total compensation for each of the Named Executive Officers may consist of the following components which are based on the principles guiding the design of that component:

Compensation Component	Form of Compensation	Key Compensation Objectives to be Achieved
Base Salary	• Cash	• Provide a steady source of income that is market competitive and supportive of the Company’s strategy to attract, develop, motivate and retain outstanding talent.
Annual Incentive Compensation	• Cash	• To motivate and reward executive officers for the Company’s attainment of performance metrics required for the Company to be successful.
• Put pay significantly “at risk” and subject to the achievement of strategic business objectives.
• Balance short-term and long-term objectives.
Long-Term Incentive Compensation	• Time-Based Restricted Stock Units • Performance-Based Restricted Stock Units • Stock Options • Cash

•  To retain and motivate executive officers where performance criteria are aligned with shareholder interests.

•  Put pay significantly “at risk” and subject to the achievement of strategic business objectives.

•  Balance short-term and long-term objectives.

Retirement Plans and Other Benefits	• 401(k) Plan • Supplemental Savings & Deferred Compensation Plan • Health and Other Welfare Benefits	• Provide competitive benefits that are designed to provide sufficient retirement income and promote the welfare of our executive officers and their families.
Perquisites	• Reimbursement for Financial Planning	• Provide financial stability and minimize distractions from an executive officer’s attention to important Company initiatives.

Determining Executive Compensation

Annually, the Compensation Committee considers whether to recommend to the Board of Directors adjustments to each Named Executive Officer’s base salary and approves the form and amount of equity-based awards. The Compensation Committee also establishes the target compensation opportunity for each of the Named Executive Officers under the annual incentive compensation plan and for any long-term incentive award (either cash and/or equity). To determine the amount of the compensation opportunity to award, the Compensation Committee considers comparative market data and other factors described in more detail in the discussion that follows. The Compensation Committee does not have a pre-established target allocation for each compensation element nor does it have a pre-established target mix of cash versus equity, short-term incentive compensation versus long-term incentive compensation, or fixed pay versus variable pay. Annually, the Compensation Committee determines the target total direct compensation for each Named Executive Officer by assessing the role of the Named Executive Officer and the comparative market data. The Compensation Committee then determines the appropriate mix of cash and equity for each Named Executive Officer as detailed in the “Compensation Components” section.

The Compensation Committee utilizes the services of Pearl Meyer & Partners, a well-established executive compensation consulting firm, to assess the competitiveness of the Company’s executive compensation plans and programs and to provide other executive compensation consulting services. Pearl Meyer & Partners is retained solely by the Compensation Committee and does not advise management on matters involving executive compensation or on any other matter. Pearl Meyer & Partners’ role in assisting the Compensation Committee is described in more detail in the discussion that follows.

To evaluate the competitiveness of each Named Executive Officer’s total compensation for 2014, the Compensation Committee utilized survey and peer group data, drawn from annual proxy statement disclosures, provided by Pearl Meyer & Partners. Survey data for all the Named Executive Officers, other than Mr. Coons, reflected a broad group of technology firms with generally similar revenues as the Company. Annually, the Compensation Committee reviews and updates the group of peer companies to ensure that each company continues to be appropriate for benchmarking executive compensation. The Compensation Committee utilizes the services of Pearl Meyer & Partners on an annual basis to prepare a peer group analysis and make recommendations to the Compensation Committee on determining the appropriate peer group of companies. Revenue and product similarity are the primary factors for peer group inclusion and market capitalization is a secondary factor. Companies with revenue and/or market capitalization of one-fourth to four times the revenue and/or market capitalization of the Company are targeted. Based on the annual review and analysis prepared by Pearl Meyer & Partners for 2014, the Company maintained the same peer group as 2013, except for the removal of Seagate Technology and Western Digital and the addition of Juniper Networks. These changes were aligned with the Company’s strategy of pursuing growth through software and solutions. The following peer group was approved for 2014 executive compensation benchmarking purposes for all Named Executive Officers, other than Mr. Coons:

2014 Peer Group			Revenue ($M)*

Advanced Micro Devices, Inc.	LAM Research Corporation	Peer Group 75th %	$5,436
Brocade Communications	Logitech International
Diebold, Inc.	NCR	Peer Group Median	$3,355
Imation Corporation	Net App, Inc.
Insight Enterprises, Inc.	Polycom, Inc.	Peer Group 25th %	$2,181
JDS Uniphase Corporation	SanDisk Corporation
Juniper Networks Inc.	Xerox Corporation
KLA-Tencor Corporation
		Lexmark International, Inc.	$3,660

*	Reflects trailing 4 quarters revenue as of June 2013, in most cases.

Although the Company makes reference to many competitors in its annual report, Xerox Corporation was the only referenced company included in the Company’s peer group of companies used for executive compensation benchmarking purposes. The Company’s other competitors were excluded because their revenue and market capitalization did not meet the criteria set forth above or their headquarters are located outside of the United States. Companies headquartered outside of the United States are generally excluded for benchmarking purposes because (i) executive compensation data is not as readily available or disclosed as fully as is required in the United States, (ii) Lexmark’s labor market for its executive officers is generally based in the United States, and (iii) compensation practices in other countries can vary dramatically due to local regulations, customs and state-required compensation programs.

To evaluate the competitiveness of Mr. Coons’ compensation, survey data was provided by Pearl Meyer & Partners, reflecting a group of 38 software companies with generally similar revenues as Perceptive Software. The software peer group had median revenue of $346 million for the previous fiscal year. The Compensation Committee utilized the benchmarking information provided by Pearl Meyer & Partners to evaluate Mr. Coon’s compensation as head of our Perceptive Software segment for 2014.

Role of the Compensation Consultant

Pearl Meyer & Partners has been retained by the Compensation Committee to assist the Committee in assessing the competitiveness of executive compensation, and provides other consulting services as requested by the Committee. In 2014, Pearl Meyer & Partners provided composite data from survey sources and proxy statement disclosure data from the peer group of companies to assist the Compensation Committee in establishing the proper compensation level for executive officers, including the Named Executive Officers. In addition, Pearl Meyer & Partners conducted a competitive assessment review of executive compensation in the first quarter of 2014, which was utilized by the Compensation Committee in determining executive compensation for 2014. Pearl Meyer & Partners also advised the Compensation Committee on a broad spectrum of matters, including, but not limited to:

•	Composition of the Company’s peer group for benchmarking executive compensation.

•	Review of the Company’s proxy disclosures, including this Compensation Discussion and Analysis.

•	Review of management proposals to advise the Compensation Committee.

•	Overview of regulatory updates.

Pearl Meyer & Partners does not advise management on matters involving executive compensation or on any other matter. The Compensation Committee has the sole authority to retain or terminate Pearl Meyer & Partners as the Compensation Committee’s executive compensation consultant and to approve its fees and other terms of engagement. The Compensation Committee annually assesses the independence of Pearl Meyer & Partners and determines whether any related conflicts of interest require disclosure. Based on its independence assessment of Pearl Meyer & Partners, the Compensation Committee determined that no conflict of interest was required to be reported under Item 407(e)(3)(iv) of Regulation S-K for 2014.

Role of the Shareholders

The Company’s Board of Directors and Compensation Committee welcome and value the input of shareholders and other interested parties. There are numerous ways for shareholders and other interested parties to communicate their views to the Board of Directors and the Compensation Committee. Shareholders and other interested parties may communicate directly with the Presiding Director, non-management Directors as a group or any member of the Board of Directors through the Corporate Secretary by writing to him at Lexmark International, Inc., 740 West New Circle Road, Lexington, Kentucky 40550. In addition, the Company has added an e-mail link on the Corporate Governance section of its webpage seeking the input of all of its shareholders and other interested parties on executive compensation and other corporate governance matters.

Consideration of Say on Pay Vote

In 2014 and 2013, 92% and 97%, respectively, of the Company’s shareholders who voted on the Company’s advisory, non-binding, vote on executive compensation (commonly referred to as “Say on Pay”) approved the compensation of the Company’s Named Executive Officers. The Compensation Committee believes that the vote of shareholders is an endorsement of the Company’s pay for performance philosophy, which is designed to promote the long-term success of the Company and maximize shareholder returns. The Compensation Committee considered the vote results and due to the significant level of support did not make any material changes to the Company’s executive compensation decisions and policies in 2014.

Setting Performance Objectives

The Compensation Committee believes that the Company’s annual business plan and strategic plan appropriately reflect the level of performance required for the Company to be successful in a highly competitive market. Generally, the targeted range for performance objectives is aligned with the corresponding measure in the Company’s plans for the corresponding performance period. The Compensation Committee believes that minimum attainment goals should be achievable most of the time, while target attainment goals are set at a moderate to difficult level and maximum attainment goals are set at a difficult level. Over the past five years, the Company has achieved performance in excess of the target level for annual incentive compensation three times (the 2010, 2013 and 2014 performance periods) and for long-term incentive compensation one time (the 2010 performance period for performance-based restricted stock units).

COMPENSATION COMPONENTS

Total Direct Compensation

The Compensation Committee determines the form and level of compensation opportunity to award by applying the same principles, policies, and methodologies to each of the Named Executive Officers. The principles, policies and methodologies relating to the decision to utilize each component of compensation, the level of each component, and how one component may influence the Compensation Committee’s decisions with respect to other components is described in further detail in the discussion that follows or was provided in the table in the “Components of the Company’s Executive Compensation Program” section.

Annually, the Compensation Committee reviews the total direct compensation opportunity for each of the Named Executive Officers, as well as the Company’s other Section 16 executive officers. Total direct compensation includes base salary, annual incentive compensation opportunity, and long-term incentive compensation opportunity. The long-term incentive opportunity may be an equity-based award (such as restricted stock units or stock options) or a cash-denominated award. First, the Compensation Committee determines the form and level of each compensation component to award by performing a separate and distinct analysis of base salary, annual incentive compensation and total long-term incentive compensation for each Named Executive Officer. Next, the Compensation Committee reviews the total direct compensation opportunity of each of the Named Executive Officers by a comparison to the total direct compensation of named executive officers of peer companies obtained through their proxy statement disclosures, as described above.

The Compensation Committee has determined that each Named Executive Officer’s total direct compensation opportunity should be nominally targeted at the 50th percentile of the Company’s peer group. The Compensation Committee believes that the 50th percentile aligns a Named Executive Officer’s compensation with that of the Company’s peer group and the interests of the Company’s shareholders, and likewise ensures that the Company remains competitive in attracting and retaining executive officers. However, it should be noted that total direct compensation opportunity for each individual may range above or below the 50th percentile based on a variety of factors, including the executive officer’s skills and experience, the importance of the position to the Company, past and expected future performance, the difficulty of replacement, and the length of time in the position.

The following graphs illustrate the allocation of the 2014 total direct compensation for the Chief Executive Officer and the average total direct compensation of the other Named Executive Officers as a group:

Base Salary

The Compensation Committee reviews the base salary of each Named Executive Officer on an annual basis. The base salary for each of the Named Executive Officers is determined by the responsibilities of the position held, the experience of the individual, the individual’s length of time in the position, and by reference to the information compiled from compensation surveys and peer group data regarding the competitive marketplace for executive talent, including a comparison to base salaries for comparable marketplace positions discussed above in the section entitled “Determining Executive Compensation.”

Salary adjustments for each of the Named Executive Officers are based on an evaluation of the performance of the Company and of each of the Named Executive Officers. New responsibilities, as well as changes in the competitive marketplace, are also taken into account when considering an adjustment to base salary. The Compensation Committee determines the amount of any change in base salary to recommend to the Board of Directors for approval. The Board of Directors is ultimately responsible for approving any change in base salary for each of the Named Executive Officers, as well as the Company’s other Section 16 executive officers.

At its meeting on February 19, 2014, the Compensation Committee reviewed management’s recommendations and the competitive assessment review report prepared by Pearl Meyer & Partners, and based on that information as well as the fact that all of the Named Executive Officers received increases in the prior year, they recommended that the Board of Directors only approve an adjustment to the base salary of Mr. Coons, with the timing of the increase delegated to the CEO and/or Vice President of Human Resources. Based on the recommendation of the Compensation Committee, the Board of Directors approved the adjustment to Mr. Coons’ base salary and the delegation of authority to the CEO and/or Vice President of Human Resources to implement the base salary increase. Effective June 30, 2014, Mr. Coons received a $25,000 base salary increase, resulting in a new base salary of $475,000.

On May 19, 2014, the Board of Directors, on the recommendation of the Compensation Committee, approved a $25,000 base salary increase for Mr. Stromquist in connection with his appointment as Vice President and Interim Chief Financial Officer. The increase was effective May 20, 2014 and resulted in a new base salary of $350,000.

Annual Incentive Compensation

The annual incentive compensation opportunity for each of the Named Executive Officers is set within the context of the Lexmark International, Inc. Senior Executive Incentive Compensation Plan, which was approved by the Company’s shareholders in 2004. The Senior Executive Incentive Compensation Plan has been designed to ensure that the annual incentive compensation awards are paid in a manner to ensure maximum deductibility of the payment of such awards by the Company under Section 162(m) of the Internal Revenue Code. Under the terms of the Senior Executive Incentive Compensation Plan, the maximum award for each Named Executive Officer is six-tenths of one percent of Operating Income, as defined in the plan. The Compensation Committee administers the plan and has negative discretion to reduce, but not increase, the award made to a Named Executive Officer based on any factors it may deem appropriate.

The factors considered by the Compensation Committee for reducing a Named Executive Officer’s annual incentive compensation award under the Senior Executive Incentive Compensation Plan are based on the strategic performance objectives for each of the Named Executive Officers set forth in the 2014 Incentive Compensation Plan.

For 2014, the strategic performance objectives under the 2014 Incentive Compensation Plan included the following:

•	Corporate Objectives — measured with reference to annual strategic revenue, operating income and cash cycle, each excluding all acquisition activity.

•

Worldwide Business/Geographic Unit Objectives — measured with reference to the applicable worldwide business or geographic unit annual strategic revenue, operating income and cash cycle, each excluding all acquisition activity, or with respect to Perceptive Software measured with reference to Perceptive Software’s revenue, license and subscription revenue, operating income and days sales outstanding, excluding all acquisition activity.

•

Personal Objectives — established based on key focus areas and strategic performance objectives specific to each individual. The CEO’s personal objective is based on an assessment of his general management of the Company.

•	Threshold Objectives — measured with reference to free cash flow, excluding all acquisition activity.

The Compensation Committee selected strategic revenue, operating income and cash cycle, each excluding all acquisition activity, as the performance objectives for 2014, because it believed the achievement of the targets established for these performance measures would drive the long-term success of the Company. The targets established by the Compensation Committee for strategic revenue are designed to motivate employees to grow existing business and focus on customers’ needs to drive increased hardware, supplies, software and services and solutions sales in selected, strategic businesses. The Compensation Committee’s selection of operating income as a performance measure is intended to motivate employees of the Company to focus on generating additional earnings by focusing on cost reduction, improved product quality, pricing, expense management and innovation. The Compensation Committee selected cash cycle as a performance measure to motivate employees to reduce the amount of time it takes the Company to convert its cash into product, sell the product to the customer, and collect the account receivable from the customer. The Compensation Committee selected license and subscription revenue and days sales outstanding as additional metrics for Perceptive Software because they are viewed as performance measures that will drive the long-term success of Perceptive Software. Free cash flow, excluding all acquisition activity, was selected by the Compensation Committee as the threshold performance measure to emphasize the importance of cash generation.

The weighting for each objective for the fiscal year ending December 31, 2014 for each of the Named Executive Officers is shown in the table below.

Name	Corporate Objectives	Worldwide Business or Geographic Unit Objectives	Personal Objectives
P.A. Rooke	80%	0%	20%
G.D. Stromquist*	80	0	20
M.S. Canning	20	60	20
S.T.R. Coons	15	65	20
R.J. Patton	80	0	20
J.W. Gamble, Jr**.	80	0	20

*	Effective May 20, 2014. Prior to becoming interim Chief Financial Officer on May 20, 2014, the weighting for each objective for Mr. Stromquist was as follows: 20% Corporate, 60% Business and 20% Personal.
**	Mr. Gamble resigned from the Company, effective May 20, 2014, and therefore was not eligible to receive an annual incentive compensation award.

The following table shows the corporate performance objectives for the fiscal year ending December 31, 2014, which were approved by the Compensation Committee at its February 19, 2014 meeting as well as the actual attainment that was certified by the Compensation Committee at its February 18, 2015 meeting. All dollar amounts are in millions and include restructuring charges and exclude acquisition related costs and expenses.

	Min	Target	Max	2014 Actual Attainment
Corporate
Strategic Revenue (40%)	$3,265	$3,383	$3,515	$3,421
Operating Income (40%)	$316	$360	$396	$343
Cash Cycle (days) (20%)	9	7	5	2
Threshold
Free Cash Flow	$220	N/A	N/A	$282

An annual incentive compensation opportunity for each of the Named Executive Officers, other than the CEO, is recommended by the CEO, for approval by the Compensation Committee. The award opportunity may be increased or decreased based on the judgment of the Compensation Committee of the individual’s overall contribution to Lexmark’s business results. The Compensation Committee determines and approves the annual incentive compensation opportunity for the CEO. The annual incentive opportunities for each of the Named Executive Officers are based on the peer group company data and the survey data for annual incentive awards and each Named Executive Officer’s total compensation target discussed above in the section entitled “Determining Executive Compensation.”

The Compensation Committee establishes annual incentive compensation targets that it believes put annual incentive compensation significantly “at risk” because payments are entirely dependent upon the achievement of strategic performance objectives. At its meeting on February 19, 2014, the Compensation Committee reviewed the information from the peer group company data and the compensation surveys, and also gave consideration to the qualitative factors listed above. Based on this review, the Compensation Committee approved the annual incentive award opportunity for each of the Named Executive Officers for the fiscal year ending December 31, 2014, shown in the table below. The Compensation Committee must review and certify the business results and the incentive compensation plan attainments before any payments can be made. This review is generally performed in the first quarter of each year and the payout typically occurs shortly thereafter.

At its meeting on February 18, 2015, the Compensation Committee reviewed and certified the business results for the fiscal year ending December 31, 2014, and determined that, for the corporate objectives, performance at approximately 105% of target had been achieved for the 2014 performance period. Based on such performance (and the performance of ISS for Mr. Canning and for Mr. Stromquist, through May 19, 2014, and the performance of Perceptive Software for Mr. Coons), the Compensation Committee approved the following payment of annual incentive compensation for each of the Named Executive Officers:

	2014 Annual Incentive Compensation Award Opportunity			2014 Annual Incentive Compensation Award
Name	Threshold	Target	Maximum
P.A. Rooke	$153,000	$1,020,000	$2,040,000	$1,344,037
G.D. Stromquist	31,500	210,000	332,500	254,680
M.S. Canning	66,938	446,250	892,500	769,099
S.T.R. Coons	60,563	403,750	807,500	174,762
R.J. Patton	45,000	300,000	600,000	393,124
J.W. Gamble, Jr.*	73,313	488,750	977,500	0

*	Mr. Gamble resigned from the Company, effective May 20, 2014, and therefore was not eligible for an Annual Incentive Compensation Award for 2014.

Perceptive Software Earn-Out Incentive Compensation Plan

In connection with the Company’s 2010 acquisition of Perceptive Software, the Board of Directors approved the Perceptive Software Incentive Compensation Program (the “2010 IC Program”), a three-year earn-out incentive program for a select group of key employees of Perceptive Software, including Mr. Coons. Under the 2010 IC Program, if Perceptive Software achieved both a threshold level of profitability and threshold revenue level during each of the three one-year performance periods ending on June 30, 2011, 2012 and 2013, respectively, the participants of the 2010 IC Program would be entitled to cash payouts. Under the 2010 IC Program, Mr. Coons’ annual target award opportunity was $500,000 for each one-year fiscal performance period, with a maximum award opportunity of $1 million per year. In connection with the 2010 IC Program, Mr. Coons was also granted safety-net restricted stock units on June 7, 2010, with a grant date value equal to approximately one-third of the value of his target payout under the 2010 IC Program. The safety-net restricted stock units were only earned if award amounts were not paid-out under the 2010 IC Program. Threshold performance was not met during the one-year performance-period ending June 30, 2011, and no cash payments were made under the 2010 IC Program for that fiscal year.

In reviewing the performance objectives for fiscal year 2012 and fiscal year 2013 performance periods in the 2010 IC Program, the Compensation Committee, at its meeting held on July 27, 2011, determined that the threshold profitability level and revenue levels for such remaining performance periods were set at unachievable levels based on the Company’s business plan for Perceptive Software. Based on such analysis, the Compensation Committee recommended and the Board of Directors approved the Perceptive Software FY12-FY13 Incentive Compensation Plan (the “2012 IC Plan”), running in parallel to the 2010 IC Program, for the two one-year performance periods ending on June 30, 2012 and 2013. Target annual award opportunities under the 2012 IC Plan were set at a level such that when combined with the value of the safety-net restricted stock units, would equal the annual target award opportunity under the 2010 IC Program. If awards become payable under both the 2010 IC Program and the 2012 IC Plan, the awards would be capped at the maximum payout under the 2010 IC Program. Under the 2012 IC Plan, Mr. Coons’ annual target award opportunity was $308,000 for each one-year fiscal performance period, with a maximum award opportunity of $808,000. At its meeting on July 19, 2012, the Compensation Committee reviewed and certified Perceptive Software’s business results for the fiscal year ending June 30, 2012, and determined that threshold performance was not met during the one-year performance period ending June 30, 2012 for the 2010 IC Program, but determined that performance between target and maximum had been achieved for the one-year performance period ending June 30, 2012 under the 2012 IC Plan. Based on such performance, the Compensation Committee approved a payment in the amount of $659,961 for Mr. Coons. At its meeting on July 24, 2013, the Compensation Committee reviewed and certified Perceptive Software’s business results for the fiscal year ending June 30, 2013, and determined that threshold performance was not met during the one-year performance period ending June 30, 2013 for the 2010 IC Program, but determined that performance slightly below target had been achieved for the one-year performance period ending June 30, 2013 under the 2012 IC Plan. Based on such performance, the Compensation Committee approved a payment in the amount of $248,596 for Mr. Coons. The Committee also reviewed and certified that the safety-net restricted stock units associated with the 2010 IC Plan were earned and Mr. Coons received 16,171 units that became 100% vested on July 25, 2013.

Total Long-Term Incentive Compensation

In consultation with Pearl Meyer & Partners, the Compensation Committee redesigned the Company’s long-term incentive plan in 2012 to strengthen the link between financial goals, shareholder interests and executive compensation by increasing the performance period to three years and adding relative total shareholder return (“TSR”) and relative return on invested capital (“ROIC”) measured against the S&P 500 Technology Index as the performance measures. For the 2013 long-term incentive compensation opportunity, the Compensation Committee wanted to maintain continuity with the shareholder-friendly metrics that were established in the previous year, and therefore, determined that approximately 80% of the long-term incentive plan metrics should be based on the Company’s performance relative to the market. In addition, the market comparator was changed from the S&P 500 Technology Index to the S&P MidCap Technology Index for the 2013 long-term incentive compensation opportunity reflecting the Company’s move from the S&P 500 Index to the S&P MidCap 400 Index in September 2012. The Compensation Committee also wanted to focus management on an additional key goal for 2013 that was consistent with the Company’s long-term strategy, but did not want to duplicate metrics already utilized under the short-term incentive plans. Services and software revenue was added as a metric for 2013 performance-based restricted stock units with a one-year performance period. This same design was adopted for the 2014 long-term incentive compensation opportunity.

Under the 2014 long-term incentive plan approved by the Compensation Committee, 100% of Mr. Rooke’s long-term incentive compensation opportunity is performance-based, comprised as follows: (i) a cash-based award based on relative TSR for a three-year performance period, representing 40% of the total award opportunity; (ii) performance-based restricted stock units based on relative ROIC for a three-year performance period, representing 40% of the total award opportunity; and (iii) performance-based restricted stock units based on the Company’s services and software revenue for a one-year performance period, representing 20% of the total award. The other Named Executive Officers, except for Mr. Stromquist, have a long-term incentive compensation opportunity for 2014 that is 70% performance-based (a cash-based award based on relative TSR for a three-year performance period, representing 28% of the total award opportunity; performance-based restricted stock units based on relative ROIC for a three-year performance period, representing 28% of the total award opportunity; and performance-based restricted stock units based on the Company’s services and software revenue for a one-year performance period, representing 14% of the total award opportunity) and 30% comprised of time-based restricted stock units. Mr. Stromquist received a time-based restricted stock unit award on February 19, 2014 and received additional long-term incentive awards upon his appointment as Vice President and Interim Chief Financial Officer, effective May 20, 2014, that were consistent with the award opportunities granted to the other Named Executive Officers. The Compensation Committee believes that a long-term incentive opportunity comprised of a combination of performance-based and time-based restricted stock units will motivate the Named Executive Officers on the achievement of key performance goals, while maintaining a retention focus. The Compensation Committee believes that a greater portion of the Chief Executive Officer’s long-term incentive compensation opportunity should be focused on the achievement of key performance goals and therefore has generally not awarded Mr. Rooke time-based restricted stock units, except for a recognition award in 2014, as discussed below.

To determine long-term incentive award levels, the Company utilizes peer group data and market survey data, reviews the value of prior equity awards made to each Named Executive Officer, and evaluates each Named Executive Officer’s expected future contribution to business results. The CEO then makes a long-term incentive award recommendation for each of the Named Executive Officers, other than himself, to the Compensation Committee based on this analysis. The Vice President of Human Resources makes a recommendation to the Compensation Committee for the CEO based on the competitive market data. The Compensation Committee reviews management’s analysis and recommendations and the peer group data and is ultimately responsible for determining the size of the long-term incentive awards and approving the equity grants.

For each of the Named Executive Officers, the Compensation Committee has awarded long-term incentive award opportunities comprised of cash-based and equity-based awards, as set forth in the discussion below. The Company utilizes a combination of cash-based and equity-based compensation to foster and promote the long-term financial success of the Company and to materially increase shareholder value by motivating superior performance by executive officers. By providing executive officers with an ownership interest, their interests are more closely aligned with those of the Company’s shareholders.

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2014 Cash-based Long-Term Incentive Awards.    On February 19, 2014, the Compensation Committee awarded each of the Named Executive Officers, except Mr. Stromquist, a cash-based long-term incentive award opportunity pursuant to the 2014-2016 Long-Term Incentive Plan (the “2014-2016 LTIP”). On May 16, 2014, the Compensation Committee awarded Mr. Stromquist a cash-based long-term incentive award opportunity pursuant to the 2014-2016 LTIP, effective May 20, 2014. The performance metric under the 2014-2016 LTIP is the Company’s TSR measured against the TSR of companies in the S&P MidCap Technology Index for the period commencing January 1, 2014 and ending December 31, 2016. At the end of the three-year performance period, the Compensation Committee will measure the Company’s TSR against the companies in the S&P MidCap Technology Index. Payouts under the 2014-2016 LTIP range from 0% if the Company’s TSR rank is at less than the 25th percentile; 25% at the 25th percentile, 50% at the 40th percentile; 100% at the 50th percentile; 150% at the 70th percentile; and

200% at the 90th percentile. If amounts are earned under the 2014-2016 LTIP, the cash payout will occur prior to March 15, 2017.

The minimum, target and maximum award opportunities established under the 2014-2016 LTIP for each of the Named Executive Officers are set forth in the following table:

Name	Minimum	Target	Maximum
P.A. Rooke	$480,000	$1,920,000	$3,840,000
G.D. Stromquist.	50,000	200,000	400,000
M.S. Canning	126,000	504,000	1,008,000
S.T.R. Coons	119,000	476,000	952,000
R.J. Patton	59,500	238,000	476,000
J.W. Gamble, Jr.*	126,000	504,000	1,008,000

*	Mr. Gamble resigned from the Company, effective May 20, 2014, and forfeited his 2014-2016 LTIP award opportunity.

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2014 Equity-based Long-Term Incentive Awards.    On February 19, 2014, the Compensation Committee awarded each of the Named Executive Officers, except Mr. Stromquist, an equity-based award comprised of two performance-based restricted stock unit grants, one of which is relative to the market and has a three-year performance period and one of which is based on an internal company metric with a one-year performance period. On May 16, 2014, the Compensation Committee awarded Mr. Stromquist two similar performance-based restricted stock unit awards, effective May 20, 2014. The performance measure for the relative performance-based restricted stock units is the Company’s relative ROIC measured against the ROIC of the companies in the S&P MidCap Technology Index for the period commencing January 1, 2014 and ending December 31, 2016. The performance-based restricted stock units to be awarded based on the Company’s achievement of its objective, if any, will be determined by the Compensation Committee in 2017, and if earned will be fully settled on February 24, 2017. The performance-based restricted stock units that may be earned range from 0% if the Company’s ROIC rank is at less than the 25th percentile; 25% at the 25th percentile, 50% at the 40th percentile; 100% at the 50th percentile; 150% at the 70th percentile; and 200% at the 90th percentile.

The minimum, target and maximum award levels for the three-year performance-based restricted stock unit awards are set forth in the following table. The fair market values are computed using the closing price of the Common Stock on the date of grant ($41.59 for all except Mr. Stromquist and $42.60 for Mr. Stromquist).

	2014-2016 Performance-Based RSU Awards (ROIC)
Name	RSUs(#) Min	RSUs(#) Target	RSUs(#) Max	FMV at Grant (Target)
P.A. Rooke	11,450	45,800	91,600	$1,904,822
G.D. Stromquist.	1,150	4,600	9,200	195,960
M.S. Canning	3,000	12,000	24,000	499,080
S.T.R. Coons	2,850	11,400	22,800	474,126
R.J. Patton	1,425	5,700	11,400	237,063
J.W. Gamble, Jr.*	3,000	12,000	24,000	499,080

*	Mr. Gamble resigned from the Company, effective May 20, 2014, and forfeited his 2014-2016 Performance-Based RSU award opportunity.

The performance measure for the performance-based restricted stock units with a one-year performance period (January 1, 2014 through December 31, 2014) was the Company’s services and software revenue. The revenue performance objective was $1,075 million at minimum attainment, $1,185 million at target attainment and $1,300 million at maximum attainment. At its meeting on February 18, 2015, the

Compensation Committee reviewed and certified the business results for the 2014 performance-based restricted stock unit awards and determined that the Company’s services and software revenue for the one-year performance period was $1,209.2 million (121% attainment) and awarded the Named Executive Officers a corresponding number of restricted stock units, as set forth in the table below.

The earned performance-based restricted stock units vest and settle in three approximately equal installments (34%, 33% and 33%, respectively) on February 24, 2015, February 24, 2016 and February 24, 2017, based on the Named Executive Officer’s continued employment on each vesting date.

The minimum, target and maximum award levels for the one-year performance-based restricted stock unit awards, and the number of restricted stock units earned by each of the Named Executive Officers, are set forth in the following table. The fair market values are computed using the closing price of the Common Stock on the date of grant ($41.59 for all except Mr. Stromquist and $42.60 for Mr. Stromquist).

	2014 Performance-Based RSU Awards (Services/Software Revenue)
Name	RSUs(#) Min	RSUs(#) Target	RSUs(#) Max	FMV at Grant (Target)	Earned RSUs (#)
P.A. Rooke	11,450	22,900	45,800	$952,411	27,719
G.D. Stromquist	1,150	2,300	4,600	97,980	2,784
M.S. Canning	3,000	6,000	12,000	249,540	7,263
S.T.R. Coons	2,850	5,700	11,400	237,063	6,899
R.J. Patton	1,450	2,900	5,800	120,611	3,510
J.W. Gamble, Jr.*	3,000	6,000	12,000	249,540	N/A

*	Mr. Gamble resigned from the Company, effective May 20, 2014, and forfeited his 2014 Performance-Based RSU award opportunity.

On February 19, 2014, the Compensation Committee awarded each of the Named Executive Officers, except for Mr. Rooke, time-based restricted stock units as a component of their long-term incentive award opportunity. The time-based restricted stock unit awards for each of the Named Executive Officers, except Mr. Stromquist, vest and settle in three approximately equal installments (34%, 33% and 33%, respectively) on February 24, 2015, February 24, 2016 and February 24, 2017, based on the continued employment of the Named Executive Officer on each vesting date. The time-based restricted stock units granted to Mr. Stromquist on February 19, 2014 included vesting provisions consistent with time-based restricted stock units awarded to other senior level executives, which will vest and settle in three approximately equal installments (34%, 33% and 33%, respectively) on February 24, 2016, February 24, 2017 and February 24, 2018, based on his continued employment on each vesting date.

The time-based restricted stock units awarded to each of the Named Executive Officers are set forth in the following table. The fair market values are computed using the closing price of the Common Stock on the date of grant ($41.59).

	2014 Time-Based RSU Awards
Name	RSUs(#)	FMV at Grant
P.A. Rooke	0	$0
G.D. Stromquist	3,600	149,724
M.S. Canning	12,900	536,511
S.T.R. Coons	12,200	507,398
R.J. Patton	6,100	253,699
J.W. Gamble, Jr.*	12,900	536,511

*	Mr. Gamble resigned from the Company, effective May 20, 2014, and forfeited all unvested time-based RSU awards.

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2014 Recognition Award — Mr. Rooke.    On February 19, 2014, in recognition of Mr. Rooke’s services to the Company, the Compensation Committee made a one-time grant of time-based restricted stock units to Mr. Rooke. The Compensation Committee awarded Mr. Rooke 23,900 restricted stock units with a fair market value of $994,001 on the date of grant. The time-based restricted stock units vest and settle as follows: 20% on February 24, 2015; 30% on February 24, 2016; and 50% on February 24, 2017. The vesting of such time-based restricted stock units will be accelerated in the event of Mr. Rooke’s death or disability. In the event of Mr. Rooke’s retirement, the time-based restricted stock units will continue to vest and settle on the dates set forth in the Award Agreement.

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2013 Cash-based Long-Term Incentive Awards.    On March 8, 2013, the Compensation Committee awarded each of the Named Executive Officers a cash-based long-term incentive award opportunity pursuant to the 2013-2015 Long-Term Incentive Plan (the “2013-2015 LTIP”). The performance metric under the 2013-2015 LTIP is the Company’s TSR measured against the TSR of companies in the S&P MidCap Technology Index for the period commencing January 1, 2013 and ending December 31, 2015. At the end of the three-year performance period, the Compensation Committee will measure the Company’s TSR against the companies in the S&P MidCap Technology Index. Payouts under the 2013-2015 LTIP range from 0% if the Company’s TSR rank is at less than the 25th percentile; 25% at the 25th percentile, 50% at the 40th percentile; 100% at the 50th percentile; 150% at the 70th percentile; and 200% at the 90th percentile. If amounts are earned under the 2013-2015 LTIP, the cash payout will occur prior to March 15, 2016.

The minimum, target and maximum award opportunities established under the 2013-2015 LTIP for each of the Named Executive Officers are set forth in the following table:

Name	Minimum	Target	Maximum
P.A. Rooke	$470,000	$1,880,000	$3,760,000
M.S. Canning	98,000	392,000	784,000
S.T.R. Coons	63,000	252,000	504,000
R.J. Patton	56,000	224,000	448,000
J.W. Gamble, Jr.*	98,000	392,000	784,000

*	Mr. Gamble resigned from the Company, effective May 20, 2014, and forfeited his 2013-2015 LTIP award opportunity.

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2013 Equity-based Long-Term Incentive Awards.    On March 8, 2013, the Compensation Committee awarded each of the Named Executive Officers an equity-based award comprised of two performance-based restricted stock unit grants, one of which is relative to the market and has a three-year performance period and one of which is based on an internal company metric with a one-year performance period.

The performance measure for the relative performance-based restricted stock units is the Company’s relative ROIC measured against the ROIC of the companies in the S&P MidCap Technology Index for the period commencing January 1, 2013 and ending December 31, 2015. The performance-based restricted stock units to be awarded based on the Company’s achievement of its objective, if any, will be determined by the Compensation Committee in 2016, and if earned will be settled on February 24, 2016. The performance-based restricted stock units that may be earned range from 0% if the Company’s ROIC rank is at less than the 25th percentile; 25% at the 25th percentile, 50% at the 40th percentile; 100% at the 50th percentile; 150% at the 70th percentile; and 200% at the 90th percentile.

The minimum, target and maximum award levels for the three-year performance-based restricted stock unit awards are set forth in the following table. The fair market values are computed using the closing price of the Common Stock on the date of grant ($23.66).

	2013-2015 Performance-Based RSU Awards (ROIC)
Name	RSUs(#) Min	RSUs(#) Target	RSUs(#) Max	FMV at Grant (Target)
P.A. Rooke	20,000	80,000	160,000	$1,892,800
M.S. Canning	4,175	16,700	33,400	395,122
S.T.R. Coons	2,700	10,800	21,600	255,528
R.J. Patton	2,400	9,600	19,200	227,136
J.W. Gamble, Jr.*	4,175	16,700	33,400	395,122

*	Mr. Gamble resigned from the Company, effective May 20, 2014, and forfeited his 2013-2015 Performance-Based RSU award opportunity.

The performance measure for the performance-based restricted stock units with a one-year performance period (January 1, 2013 through December 31, 2013) was the Company’s services and software revenue. The revenue performance objective was $870 million at minimum attainment, $995 million at target attainment and $1,120 million at maximum attainment. At its meeting on February 19, 2014, the Compensation Committee reviewed and certified the business results for the 2013 performance-based restricted stock unit awards and determined that the Company’s services and software revenue for the one-year performance period was $988.6 million (97% of target performance) and awarded the Named Executive Officers a corresponding number of restricted stock units, as set forth in the table below.

The earned performance-based restricted stock units vest and settle in three approximately equal installments (34%, 33% and 33%, respectively) on February 24, 2014, February 24, 2015 and February 24, 2016, based on the Named Executive Officer’s continued employment on each vesting date.

The minimum, target and maximum award levels for the one-year performance-based restricted stock unit awards, and the number of restricted stock units earned by each of the Named Executive Officers, are set forth in the following table. The fair market values are computed using the closing price of the Common Stock on the date of grant ($23.66).

	2013 Performance-Based RSU Awards (Services/Software Revenue)
Name	RSUs(#) Min	RSUs(#) Target	RSUs(#) Max	FMV at Grant (Target)	Earned RSUs (#)
P.A. Rooke	20,000	40,000	80,000	$946,400	38,968
M.S. Canning	4,200	8,400	16,800	198,744	8,183
S.T.R. Coons	2,700	5,400	10,800	127,764	5,261
R.J. Patton	2,400	4,800	9,600	113,568	4,676
J.W. Gamble, Jr.	4,200	8,400	16,800	198,744	8,183

*	Mr. Gamble resigned from the Company, effective May 20, 2014, and forfeited all unvested earned performance-based RSUs.

On February 20, 2013, the Compensation Committee awarded each of the Named Executive Officers, except for Mr. Rooke, time-based restricted stock units. The time-based restricted stock unit awards vest and settle in three approximately equal installments (34%, 33% and 33%, respectively) on February 24, 2014, February 24, 2015 and February 24, 2016, based on the continued employment of the Named Executive Officer on each vesting date.

The time-based restricted stock units awarded to each of the Named Executive Officers are set forth in the following table. The fair market values are computed using the closing price of the Common Stock on the date of grant ($22.13).

	2013 Time-Based RSU Awards
Name	RSUs(#)	FMV at Grant
P.A. Rooke	0	$0
M.S. Canning	19,100	422,683
S.T.R. Coons	12,300	272,199
R.J. Patton	11,000	243,430
J.W. Gamble, Jr.*	19,100	422,683

*	Mr. Gamble resigned from the Company, effective May 20, 2014, and forfeited all unvested RSUs.

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2012 Cash-based Long-Term Incentive Awards.    On February 22, 2012, the Compensation Committee awarded each of the Named Executive Officers a cash-based long-term incentive award opportunity pursuant to the 2012-2014 Long-Term Incentive Plan (the “2012-2014 LTIP”). The performance metric under the 2012-2014 LTIP was the Company’s TSR measured against the TSR of companies in the S&P 500 Technology Index for the period commencing January 1, 2012 and ending December 31, 2014. The payouts that could be earned under the 2012-2014 LTIP ranged from 0% if the Company’s TSR rank was at less than the 25th percentile; 25% at the 25th percentile, 50% at the 40th percentile; 100% at the 50th percentile; 150% at the 70th percentile; and 200% at the 90th percentile. At its meeting on February 18, 2015, the Compensation Committee determined that the Company’s TSR for the performance period was at the 27th percentile measured against the TSR of companies in the S&P 500 Technology Index, resulting in payouts to the Named Executive Officers of approximately 28% of the Target opportunity. The cash payouts will occur prior to March 15, 2015.

The minimum, target and maximum award opportunities established under the 2012-2014 LTIP for each of the Named Executive Officers, as well as the amounts earned by each of the Named Executive Officers, are set forth in the following table:

Name	Minimum	Target	Maximum	2012-2014 LTIP Award
P.A. Rooke	$575,000	$2,300,000	$4,600,000	$650,900
M.S. Canning	105,000	420,000	840,000	118,860
S.T.R. Coons	56,875	227,500	455,000	64,383
R.J. Patton	61,250	245,000	490,000	69,335
J.W. Gamble, Jr.*	105,000	420,000	840,000	0

*	Mr. Gamble resigned from the Company, effective May 20, 2014, and forfeited his 2012-2014 LTIP award opportunity.

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2012 Equity-based Long-Term Incentive Awards.    On February 22, 2012, the Compensation Committee awarded Mr. Rooke an equity-based award that was in the form of a performance-based restricted stock unit grant. The other Named Executive Officers, were awarded an equity-based long-term incentive opportunity comprised of performance-based restricted stock units and time-based restricted stock units. The performance measure for the performance-based restricted stock units was the Company’s relative ROIC measured against the ROIC of the companies in the S&P 500 Technology Index for the period commencing January 1, 2012 and ending December 31, 2014. The performance-based restricted stock units that could be earned ranged from 0% if Company’s ROIC was less than the 25th percentile of the S&P 500 Technology Index; 25% at the 25th percentile, 50% at the 40th percentile; 100% at the 50th percentile; 150% at the 70th percentile; and 200% at the 90th percentile. At its meeting on February 18, 2015, the Compensation Committee determined that the Company’s ROIC for the performance period was at the 38th percentile of the ROIC of companies in the S&P 500 Technology Index, resulting in the Named Executive Officers earning approximately 47% of the Target number of performance-based restricted stock units. The earned performance-based RSUs, as set forth in the table below, settled on February 24, 2015.

The time-based restricted stock unit awarded to Named Executive Officers vested and settled in three approximately equal installments (34%, 33% and 33%, respectively) on February 24, 2013, February 24, 2014 and February 24, 2015, based on the continued employment of the Named Executive Officers on each vesting date.

The time-based restricted stock units awarded, as well as the minimum, target and maximum award levels for the performance-based restricted stock unit awards are set forth in the following table. The fair market values are computed using the closing price of the Common Stock on the date of grant ($37.30).

	2012 Time- Based RSU Awards		2012-2014 Performance-Based RSU Awards
Name	RSUs(#)	FMV at Grant	RSUs(#) Min	RSUs(#) Target	RSUs(#) Max	FMV at Grant (Target)	Earned RSUs (#)
P.A. Rooke	0	$0	15,550	62,200	124,400	$2,320,060	29,027
M.S. Canning	9,800	365,540	2,850	11,400	22,800	425,220	5,320
S.T.R. Coons	5,300	197,690	1,550	6,200	12,400	231,260	2,893
R.J. Patton	5,700	212,610	1,675	6,700	13,400	249,910	3,127
J.W. Gamble, Jr.*	9,800	365,540	2,850	11,400	22,800	425,220	0

*	Mr. Gamble resigned from the Company, effective May 20, 2014, and forfeited all unvested RSUs.

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Standard Terms of LTIP Awards.    To earn a payout under an LTIP award, the Named Executive Officer must be employed on the last day of the relevant performance period. Termination of employment prior to such time for any reason, other than death, disability or retirement, will result in forfeiture of the award. In the event of a Named Executive Officer’s death, disability or retirement during the performance period, a pro-rated portion of the award may be earned based on the actual attainment as of the end of the performance period and will be paid to the executive or his estate at such times as specified in the LTIP Award Agreement.

In determining whether the Named Executive Officers have earned a payout under the cash-based LTIP Award Agreements or performance-based restricted stock units under the equity-based LTIP Award Agreements, the Compensation Committee may exercise negative discretion applying any factors that it deems appropriate in its sole discretion under the circumstances.

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Grant Practice of Equity-Based Awards.    Equity-based awards are granted under the Lexmark International, Inc. 2013 Equity Compensation Plan (the Stock Incentive Plan for awards made prior to April 25, 2013) and must be approved by the Compensation Committee. Grants of equity-based awards are generally effective on the date that the Compensation Committee approves the award. The Compensation Committee delegated authority to approve awards to each of the CEO and the Vice President of Human Resources, excluding grants made to Section 16 executive officers, on April 26, 2006. The terms of this delegation limit the type and size of each award and all awards in the aggregate made between meetings of the Compensation Committee and the CEO or Vice President of Human Resources is required to present a report of the equity-based awards that have been granted between each Compensation Committee meeting at the next regularly scheduled Compensation Committee meeting. No more than 60,000 shares may be granted between regularly-scheduled Compensation Committee meetings and no more than 15,000 shares may be granted to an individual pursuant to an equity-based award during such period. Restricted stock grants are limited to a maximum value of $350,000 per individual and must include a vesting schedule of not less than three years. Stock option awards must vest over a period of not less than three years, must not have a term that exceeds ten years, and must not have an exercise price lower than the closing price of the Company’s stock on the grant date. Awards are granted on the first business day of the month following approval by the CEO or the Vice President of Human Resources.

Retirement Plans and Other Benefits

The Company provides retirement and other benefit plans in which qualified employees, including each of the Named Executive Officers, are eligible to participate. Each plan is designed to offer competitive benefits in order to attract and retain talent and is described in detail as follows:

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Defined Benefit Retirement Plans.    All employees in the United States, including each of the Named Executive Officers other than Mr. Coons, were eligible to participate in the Lexmark Retirement Growth Account Plan prior to April 3, 2006. The plan is a cash balance defined benefit plan under which benefit accruals were frozen effective April 3, 2006. To the extent that a participant’s eligible compensation was not considered under the Lexmark Retirement Growth Account Plan due to the Internal Revenue Code Section 401(a)(17) limit, the Company maintains a non-qualified, unfunded, noncontributory plan known as the Lexmark Nonqualified Supplemental Retirement Plan. This plan provides for the same benefits that would have been provided under the cash balance defined benefit plan without such limitation. Benefit accruals under the Lexmark Nonqualified Supplemental Retirement Plan were frozen as a result of the Company’s actions to freeze benefits under the Lexmark Retirement Growth Account Plan. A description of the Lexmark Retirement Growth Account Plan and the Lexmark Nonqualified Supplemental Retirement Plan follows the “Pension Benefits” table.

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Defined Contribution Plans.    The Lexmark Savings Plan is a tax-favored 401(k) plan that allows eligible employees, including each of the Named Executive Officers to contribute on a pre-tax basis up to 50% of eligible compensation, as defined in the plan, subject to Internal Revenue Code limitations ($17,500 for pre-tax contributions and $5,500 for catch-up contributions in 2014). The Company makes an automatic Company contribution of 1% of each employee’s eligible compensation and a Company matching contribution of up to 5% of the employee’s eligible compensation.

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Supplemental Deferred Compensation Plan.    The Lexmark Supplemental Savings and Deferred Compensation Plan allows eligible employees, including each of the Named Executive Officers, to defer up to 100% of eligible compensation in excess of the Internal Revenue Code Section 401(a)(17) limit ($260,000 in 2014) and to receive a Company matching contribution of up to 6% of the participant’s eligible excess compensation. A description of the Lexmark Supplemental Savings and Deferred Compensation Plan follows the “Non-Qualified Deferred Compensation” table.

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Deferred Stock Units.    The Lexmark International, Inc. 2013 Equity Compensation Plan (the Lexmark Stock Incentive Plan for deferrals prior to April 25, 2013) entitles a participant, including each of the Named Executive Officers, to elect to defer receipt of all or a portion of his annual incentive compensation, and receive an award of deferred stock units. These deferred stock units are fully vested at all times and settle on the earlier of the fifth anniversary of the grant date or the termination date due to retirement (subject to a six-month delay as required under Internal Revenue Code Section 409A), death or disability. The participant also receives an additional award of supplemental deferred stock units upon deferral with a value equal to 20% of the compensation deferred. These supplemental deferred stock units vest and settle on the fifth anniversary of the date that the compensation deferred would otherwise have been paid, subject to continued employment from the date of deferral through the settlement date. Supplemental deferred stock units will vest and settle in full upon termination of employment due to death or disability.

•

Health and Welfare Benefits.    Each of the Named Executive Officers are eligible to participate in the same health and welfare benefit plans that are available to all eligible employees of the Company or Perceptive Software, as applicable.

Termination and Change in Control Agreements

Each of the Named Executive Officers has entered into a change in control agreement with the Company, effective as of November 1, 2012 (effective as of July 1, 2013 for Mr. Coons). The Compensation Committee believes that these agreements are in the best interest of the Company and its shareholders to ensure the continued focus and dedication of each Named Executive Officer to the business of the Company without the distraction or personal financial concern if the Company were to be acquired by another company. These agreements ensure that the Named Executive Officers will continue to perform services on behalf of the Company when a change in control is pending, and protects the Named Executive Officers against the potential loss of their positions following a change in control. The agreements provide certain severance benefits only upon a double trigger, meaning severance benefits will only be paid to a Named Executive Officer if the following two events occur: (i) a change in control of the Company, and (ii) within 12 months prior to a change in control, the Named Executive Officer’s employment is terminated by the Company in connection with or in anticipation of the Change in Control, or within 24 months following the change in control of the Company, the Named Executive Officer’s employment is terminated by the Company without “cause” or by the Named Executive Officer with “good reason.” A description of the material terms and potential payments provided under the change in control agreements for each of the Named Executive Officers is included in the narrative of the “Termination and Change in Control Payments” section.

In addition, each of the Named Executive Officers has entered into an executive severance agreement with the Company, effective as of November 1, 2014. The agreements for each of the Named Executive Officers provide severance benefits upon an involuntary termination of employment without “cause” or a voluntary termination by a Named Executive Officer with “good reason.” The Compensation Committee believes that the severance benefits offered under the executive severance agreements represent a significant component of each Named Executive Officer’s total compensation package, are market competitive and not excessive, and are essential to the Company’s ability to attract and retain key executive officers. The benefits offered under the executive severance agreements allow the executives to continue to focus their efforts and attention on the Company’s business operations and execution of the Company’s strategic plan. A description of the material terms and the payments provided under the executive severance agreements for each of the Named Executive Officers is included in the narrative of the “Termination and Change in Control Payments” section.

Perquisites

The Company provides each of the Named Executive Officers with perquisites that the Company and the Compensation Committee believe are reasonable, not excessive, and consistent with its overall compensation philosophy. Each of the Named Executive Officers is entitled to reimbursement for qualified payments towards financial planning and may receive up to $6,000 ($12,000 for the Chief Executive Officer) annually.

Stock Ownership

The Compensation Committee believes in aligning the interests of executive officers with the long-term interests of shareholders. Consistent with this philosophy, the Compensation Committee recommended, and the Board approved, stock ownership guidelines for certain executive officers, including each of the Named Executive Officers. These guidelines require that until the ownership goal is reached, each of the Named Executive Officers must retain a percentage of after tax net shares on the exercise of any stock options and the vesting and settlement of any restricted stock units. That percentage is 100% for the Chief Executive Officer and 50% for each of the other Named Executive Officers. The guidelines exclude unexercised stock options, unvested restricted stock units and unvested deferred stock units and require the Chief Executive Officer to hold a minimum of five times base salary and each of the other Named Executive Officers to hold a minimum of three times base salary (one times base salary for Mr. Stromquist) in value of the Common Stock. The Compensation Committee annually reviews the actual stock ownership of each Named Executive Officer compared to his stock ownership guideline. Information on the number of stock options, unvested restricted stock units and unvested deferred stock units, which are not counted for ownership guidelines, is also presented to the Compensation Committee during the review of stock ownership.

Risk Assessment

In designing compensation plans and programs for executive officers of the Company, including the Named Executive Officers, the Compensation Committee structures such plans and programs to balance risk and reward, while mitigating the incentive for excessive risk taking. The following characteristics of the Company’s executive compensation plans and programs limit the possibility for excessive risk taking:

•	The base salary is a fixed amount, and therefore does not encourage risk taking.

•

The annual incentive compensation opportunity for each Named Executive Officer is limited to six-tenths of one percent of Operating Income, in accordance with the Lexmark International, Inc. Senior Executive Incentive Compensation Plan.

•

The Company’s annual incentive compensation program and long term incentive compensation program have used metrics such as revenue growth (including license and subscription revenue growth for Perceptive Software employees), operating income, cash cycle, days sales outstanding and free cash flow for many years and the Company has seen no evidence that it encourages unnecessary or excessive risk taking.

•

The long-term incentive opportunity is comprised of time-based restricted stock units and one-year performance-based restricted stock units that vest over multiple years and/or performance-based restricted stock units and a cash-based long-term incentive opportunity with three-year relative performance metrics tied to return on invested capital and total shareholder return measured against the companies in the S&P MidCap Technology Index, respectively, which aligns the Named Executive Officer’s interests to long-term shareholder interests.

•

Members of the Compensation Committee approve the final incentive compensation awards after reviewing the executive officer’s and the Company’s performance, and may utilize negative discretion to reduce incentive compensation awards based on a variety of performance objectives, thereby diversifying the risk.

•	Incentive compensation and equity awards are subject to forfeiture and recoupment as described in the “Executive Compensation Recovery Policy” section.

•	The Named Executive Officers are subject to stock ownership guidelines as described in the “Stock Ownership” section.

Tax Deductibility of Pay

Section 162(m) of the Internal Revenue Code generally disallows the deductibility of compensation paid to each of the Named Executive Officers in amounts in excess of $1 million unless the compensation is paid pursuant to pre-determined performance objectives that meet the requirements of Section 162(m), including shareholder approval. To ensure deductibility of non-discretionary annual incentive awards, the Lexmark International, Inc. Senior Executive Incentive Compensation Plan, which was presented to and approved by the Company’s shareholders at the 2004 Annual Meeting of Shareholders, sets forth a maximum annual incentive award to each participant equal to six-tenths of one percent of Operating Income, as defined in the plan. To ensure the deductibility of long-term incentive awards and equity awards, the Lexmark International, Inc. 2013 Equity Compensation Plan, which was presented to and approved by the Company’s shareholders, sets forth a maximum number of shares that may be awarded to a participant as stock options or stock appreciation rights over a five-year period equal to 3,000,000 shares, and further sets forth a maximum long-term incentive award to each participant awarded during a calendar year to $10,000,000, if the award is denominated in cash, or 400,000 shares for stock-based awards. The Compensation Committee and the Board of Directors believe that it is essential to retain the ability to reward and motivate executives based on the assessment of an individual’s performance, even though some or all of any such discretionary payments may not be deductible due to the requirements of Section 162(m). Accordingly, the Compensation Committee reserves the right to award discretionary incentive awards to executive officers and adopt other compensation plans and arrangements which may not be deductible under Section 162(m). Any such incentive payments would be based on the Compensation Committee’s qualitative assessment of the applicable executive’s individual performance and contribution.

Tally Sheets

The Compensation Committee annually reviews tally sheets that set forth the total annual compensation for each of the Named Executive Officers and certain other executive officers. The Compensation Committee believes that tally sheets are important to maintain visibility to amounts realized by each of the Named Executive Officers annually under various termination and change in control scenarios. The tally sheets include the dollar amount that would be realized by the executive officer under four termination and change in control scenarios. These scenarios include voluntary termination (including retirement), involuntary termination without cause or voluntary termination by the employee for good reason, change in control without a termination of employment, and termination following a change in control.

Executive Compensation Recovery Policy

In February 2009, the Compensation Committee and the Corporate Governance and Public Policy Committee recommended to the Board of Directors the adoption of an Executive Compensation Recovery Policy that is applicable to certain employees, including each of the Named Executive Officers. The Board of Directors adopted the policy on February 19, 2009, and it applies to all incentive compensation and equity awards granted after such date. Under the Executive Compensation Recovery Policy, if a Covered Employee’s fraud, gross negligence or intentional misconduct causes the Company to restate all or a portion of its financial information that has been filed with the Securities and Exchange Commission, the Company, to the extent permitted by applicable law, shall be able to recoup certain payments from the Covered Employee, who engaged in the prohibited conduct, and from certain other executive officers, including each of the Named Executive Officers, who benefited from such misconduct. With respect to a Covered Employee who engages in the prohibited conduct requiring a restatement of financial information, the Company shall recoup (i) 100% of the incentive compensation (annual bonuses, long-term incentive compensation, and performance-based equity awards) paid to the Covered Employee during the period beginning at the time of the initial public disclosure of the misstated financial information and ending 12 months following the date of the initial filing of any financial statement that must be restated (the “Recovery Period”), and (ii) 100% of the gains realized by the Covered Employee from the vesting and settlement of any restricted stock unit or other equity award or the vesting or exercise of any stock option, the sale of any stock acquired pursuant to the vesting and settlement of any restricted stock unit or any other equity award or the vesting and exercise of any stock option, and all cash awards granted under the Company’s equity incentive plans. In addition, the Policy requires the Covered Employee to forfeit any vested and unvested stock options, restricted stock units and any other equity awards. With respect to certain other Covered Employees, including each Named Executive Officer, who benefits from the misconduct, the Policy provides that the Company may recoup from such Covered Employees the excess incentive compensation paid during the Recovery Period over the amount that would have been paid if the financial information had been correctly reported.

In addition, each stock option agreement and restricted stock unit agreement awarded to employees of the Company, including each Named Executive Officer, provides that if the employee violates the non-compete, non-interference, non-disparagement, or non-disclosure restrictions set forth in the agreement or otherwise acts against the best interests of the Company, the employee shall (i) forfeit any unexercised portion of the stock option or unvested portion of the restricted stock unit; and (ii) repay to the Company an amount equal to the stock option gains or the income realized upon vesting of the restricted stock units within 18 months preceding the earlier of the violation of one of the restrictions or the termination of the employee’s employment through the later of 18 months following the violation of one of the restrictions or such period of time it takes the Company to discover the violation.

COMPENSATION COMMITTEE REPORT

The Compensation and Pension Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on the review and discussions with management, the Compensation and Pension Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Kathi P. Seifert, Chair

Jared L. Cohon

W. Roy Dunbar

William R. Fields

EXECUTIVE COMPENSATION

The information set forth below describes the components of the total compensation of each of the Named Executive Officers. The Named Executive Officers are determined based on 2014 total compensation excluding the change in pension value and nonqualified deferred compensation earnings, as disclosed in the Summary Compensation Table. Also described below are the contracts, plans, and arrangements providing for payments to each of the Named Executive Officers in connection with a termination of the Named Executive Officer, a change in control of the Company or certain changes in the Named Executive Officer’s responsibilities.

The following table sets forth the total compensation for each of the Named Executive Officers during the year ended December 31, 2014.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($) (2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
P.A. Rooke	2014	$853,269	$0	$4,061,941	$0	$1,994,937	$89,675	$54,819	$7,054,641
Chairman and Chief Executive Officer	2013	828,462	0	2,839,200	0	1,104,359	0	60,982	4,833,003
	2012	803,077	0	2,320,060	0	163,200	57,419	53,734	3,397,490

G.D. Stromquist.	2014	341,827	0	443,664	0	254,680	97,155	34,300	1,171,626
Interim Vice President and Chief Financial Officer

M.S. Canning	2014	527,019	0	1,285,131	0	887,959	8,528	67,218	2,775,855
Executive Vice President and President of Imaging Solutions and Services	2013	514,615	0	1,016,549	0	550,115	0	35,654	2,116,933
	2012	501,923	0	790,760	0	68,167	31,888	35,815	1,428,553

S.T.R. Coons	2014	464,519	0	1,218,587	0	239,145	0	44,004	1,966,255
Vice President and President &	2013	439,327	0	655,491	0	502,190	0	15,300	1,612,308
CEO of Perceptive Software	2012	426,635	0	428,950	0	786,204	0	5,250	1,647,039

R.J. Patton	2014	401,539	0	611,373	0	462,459	3,459	44,892	1,523,722
Vice President, General Counsel and Secretary	2013	389,135	0	584,134	0	332,810	0	25,454	1,331,533
	2012	376,442	0	462,520	0	44,750	10,680	23,654	918,046

J.W. Gamble, Jr.	2014	221,154	0	1,285,131	0	0	852	45,962	1,553,099
Former Executive Vice	2013	564,808	0	1,016,549	0	518,335	0	37,569	2,137,261
President and Chief Financial	2012	552,115	0	790,760	0	74,983	2,753	36,577	1,457,188
Officer

(1)	No discretionary bonuses have been awarded to any of the Named Executive Officers during the past three fiscal years. Refer to the Non-Equity Incentive Compensation Plan column for payments awarded based on the achievement of pre-established performance objectives.

(2)	Consists of the grant date fair value dollar amount computed in accordance with the provisions of the FASB guidance on share-based payments and related interpretations for all restricted stock units and supplemental deferred stock units granted during the years presented above. The grant date fair value for restricted stock units and supplemental deferred stock units with time-based vesting is computed by multiplying the number of units by the closing price of a share of Common Stock on the grant date. For the performance-based restricted stock units, the grant date fair value is computed by multiplying the target number of units by the closing price of a share of Common Stock on the grant date, based on the Company’s determination that performance at target would be the probable outcome of the performance condition as of the grant date.

The grant date fair value for the 2014 performance-based restricted stock units for the Named Executive Officers receiving such awards would be as follows if the maximum performance were achieved for the 2014-2016 performance period: Mr. Rooke — $3,809,644; Mr. Stromquist $391,920; Mr. Canning — $998,160; Mr. Coons — $948,252; Mr. Patton — $474,126; and Mr. Gamble — $998,160. The grant date fair value for the 2014 performance-based restricted stock units for the Named Executive Officers receiving such awards would be as follows if the maximum performance were achieved for the 2014 performance period: Mr. Rooke — $1,904,822; Mr. Stromquist — $195,960; Mr. Canning — $499,080; Mr. Coons — $474,126; Mr. Patton — $241,222; and Mr. Gamble — $499,080. Refer to the Compensation Discussion and Analysis “2014 Long-Term Incentive Awards” section for further detail. Mr. Gamble resigned effective May 20, 2014 and therefore forfeited all of his 2014 stock awards and any unvested prior year stock awards.

At its meeting on February 18, 2015, the Compensation Committee reviewed and certified the business results for the performance-based restricted stock unit awards with the 2014 performance period, and determined that 121% attainment had been achieved for the performance period. They also certified the business results for the performance-based restricted stock unit awards and cash-based long-term incentive plan awards for the 2012-2014 performance period, and determined that 47% of Target performance had been attained for the performance-based restricted stock units and 28% of Target performance had been attained for the cash-based plan.

At its meeting on February 19, 2014, the Compensation Committee reviewed and certified the business results for the performance-based restricted stock unit awards with the 2013 performance period, and determined that 97% of Target performance had been attained for the performance period.

(3)	For 2014, consists of annual incentive compensation under the Lexmark International, Inc. Senior Executive Incentive Compensation Plan for the fiscal year ending December 31, 2014 and the payment under the 2012-2014 Cash-Based Long-Term Incentive Plan as detailed in the table that follows. Mr. Gamble was not eligible for any incentive compensation payments since he resigned effective May 20, 2014.

Name	2014 Annual Incentive Compensation	2012-2014 Long-Term Incentive Plan	Total Non-Equity Incentive Plan Compensation
P.A. Rooke(a)	$1,344,037	$650,900	$1,994,937
G.D. Stromquist	254,680	N/A	254,680
M.S. Canning	769,099	118,860	887,959
S.T.R.Coons	174,762	64,383	239,145
R.J. Patton	393,124	69,335	462,459

(a)	Mr. Rooke deferred 100% of his 2014 annual incentive compensation in excess of $500,000 and received an award of elective deferred stock units. Mr. Rooke also received a supplemental award of deferred stock units with a value equal to 20% of his elective deferred stock units. Refer to the Nonqualified Deferred Compensation section entitled “Deferred Stock Units” for further information concerning deferred stock unit awards.

For 2013, consists of annual incentive compensation under the Lexmark International, Inc. Senior Executive Incentive Compensation Plan for the fiscal year ending December 31, 2013. Pursuant to his deferral election, Mr. Rooke elected to defer 100% of his 2013 incentive compensation to receive an award of elective deferred stock units. Mr. Rooke also received a supplemental award of deferred stock units with a value equal to 20% of his elective deferred stock units. Refer to the Nonqualified Deferred Compensation section entitled “Deferred Stock Units” for further information concerning deferred stock unit awards. The amount for Mr. Coons for 2013 also includes $248,596 paid out under the Perceptive Software FY12-FY13 Incentive Compensation Plan. There was no cash-based long-term incentive plan for 2011-2013.

For 2012, consists of annual incentive compensation under the Lexmark International, Inc. Senior Executive Incentive Compensation Plan for the fiscal year ending December 31, 2012. There was no cash-based long-term incentive plan for 2010-2012. The amount for Mr. Coons for 2012 also includes $659,961 paid out under the Perceptive Software FY12-FY13 Incentive Compensation Plan.

(4)	Consists of the change in pension value during the years presented above under the Lexmark Retirement Growth Account Plan and the Lexmark Nonqualified Supplemental Retirement Plan. See the section entitled “Pension Benefits” for a description of these plans. Lexmark does not pay above-market or preferential earnings on nonqualified deferred compensation.

For 2013, the amounts were negative, and therefore, zero was reported in the Summary Compensation Table. The actual change in pension value for the Named Executive Officers was as follows: Mr. Rooke ($94,580); Mr. Gamble ($2,135); Mr. Canning ($24,166); Mr. Coons — N/A; and Mr. Patton ($7,656).

(5)	For 2014, the following table contains a breakdown of the value of compensation and benefits included in the column entitled “All Other Compensation.”

Name	Financial Planning Reimbursement	Matching Contribution under 401(k) Plan	Matching Contribution under the Supplemental Deferred Compensation Plan	Other	Total
P.A. Rooke	$1,950	$15,600	$37,269	$0	$54,819
G.D. Stromquist.	0	15,600	18,700	0	34,300
M.S. Canning	1,500	15,600	50,118	0	67,218
S.T.R. Coons	0	15,600	28,404	0	44,004
R.J. Patton	0	15,600	29,292	0	44,892
J.W. Gamble, Jr.	0	15,600	30,362	0	45,962

GRANTS OF PLAN-BASED AWARDS

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)		Grant Date Fair Value of Stock and Option Awards(4) ($)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
P.A. Rooke	Annual IC	—	$153,000	$1,020,000	$2,040,000
	3-Yr LTIP	—	480,000	1,920,000	3,840,000
	3-Yr PRSUs	02/19/2014				11,450	45,800	91,600			$1,904,822
	1-Yr PRSUs	02/19/2014				11,450	22,900	45,800			952,411
	RSUs	02/19/2014							23,900		994,001
	DSUs	03/06/2014							5,059	(5)	210,707
G.D. Stromquist	Annual IC	—	31,500	210,000	332,500
	3-Yr LTIP	—	50,000	200,000	400,000
	3-Yr PRSUs	05/20/2014				1,150	4,600	9,200			195,960
	1-Yr PRSUs	05/20/2014				1,150	2,300	4,600			97,980
	RSUs	02/19/2014							3,600		149,724
M.S. Canning	Annual IC	—	66,938	446,250	892,500
	3-Yr LTIP	—	126,000	504,000	1,008,000
	3-Yr PRSUs	02/19/2014				3,000	12,000	24,000			499,080
	1-Yr PRSUs	02/19/2014				3,000	6,000	12,000			249,540
	RSUs	02/19/2014							12,900		536,511
S.T.R. Coons	Annual IC	—	60,563	403,750	807,500
	3-Yr LTIP	—	119,000	476,000	952,000
	3-Yr PRSUs	02/19/2014				2,850	11,400	22,800			474,126
	1-Yr PRSUs	02/19/2014				2,850	5,700	11,400			237,063
	RSUs	02/19/2014							12,200		507,398
R.J. Patton	Annual IC	—	45,000	300,000	600,000
	3-Yr LTIP	—	59,500	238,000	476,000
	3-Yr PRSUs	02/19/2014				1,425	5,700	11,400			237,063
	1-Yr PRSUs	02/19/2014				1,450	2,900	5,800			120,611
	RSUs	02/19/2014							6,100		253,699
J.W. Gamble, Jr.(6)	Annual IC	—	73,313	488,750	977,500
	Cash LTIP	—	126,000	504,000	1,008,000
	3-Yr PRSUs	02/19/2014				3,000	12,000	24,000			499,080
	1-Yr PRSUs	02/19/2014				3,000	6,000	12,000			249,540
	RSUs	02/19/2014							12,900		536,511

(1)	The award opportunity for the 2014 performance period for each Named Executive Officer under the Lexmark International, Inc. Senior Executive Incentive Compensation Plan (“SEICP”) is 0.6% of the Company’s Operating Income, which may be reduced by the Compensation Committee, in its sole discretion, based on any factors it deems reasonable. For 2014, the Compensation Committee has determined that annual incentive awards under the SEICP may be subject to reduction based on the factors set forth in the Company’s 2014 Incentive Compensation Plan. Based on those possible reduction factors, the first row for each Named Executive Officer in this column, entitled “Estimated Future Payouts Under Non-Equity Incentive Plan Awards,” consists of potential future payments of annual incentive compensation with respect to fiscal year 2014 under the SEICP.

The second row consists of potential future payments under the 2014-2016 Long-Term Incentive Plan (“LTIP”). The performance measure for the 2014-2016 LTIP is the Company’s relative total shareholder return (“TSR”) measured against the TSR of companies in the S&P MidCap Technology Index for the performance period commencing January 1, 2014 and ending December 31, 2016. The Named Executive Officer must be employed on the last day of the performance period to earn an LTIP payout. Termination of employment prior to such time for any reason, other than death, disability or retirement, will result in forfeiture of the award. In the event of a Named Executive Officer’s death, disability or retirement as defined in the LTIP Award Agreement) during the performance period, a prorated portion of the award may be earned based on the actual attainment as of the end of the performance period. If earned, the cash payout will occur prior to March 15, 2017.

(2)	Performance-based restricted stock unit awards in 2014 are granted under the Company’s 2013 Equity Compensation Plan. The performance measure for the first row of awards (the “2014-2016 Performance-Based RSUs”) for each Named Executive Officer in this column, entitled “Estimated Future Payouts Under Equity Incentive Plan Awards, is the Company’s relative Return on Invested Capital (“ROIC”) measured against the ROIC of companies in the S&P MidCap Technology Index for the performance period commencing January 1, 2014 and ending December 31, 2016. Settlement of any earned 2014-2016 Performance-Based RSUs will occur on February 24, 2017. Target levels are set based on 100% achievement of the goal. Threshold represents goal achievement at the minimum performance level (25%) and maximum represents goal achievement at the maximum performance level (200%). If threshold performance is not achieved during the performance period, then no 2014-2016 Performance-Based RSUs will be earned. The Named Executive Officer must be employed on the last day of the performance period to earn the 2014-2016 Performance-Based RSUs. Termination of employment prior to such time for any reason, other than death, disability or retirement, will result in forfeiture of the award. In the event of a Named Executive Officer’s death, disability or retirement (as defined in the RSU Award Agreement) during the performance period, a prorated portion of the 2014-2016 Performance-Based RSUs may be earned based on the actual attainment as of the end of the performance period.

The performance measure for the second row of awards (the “2014 Performance-Based RSUs”) is the Company’s services and software revenue for the performance period commencing January 1, 2014 and ending December 31, 2014. Settlement of any earned 2014 Performance-Based RSUs will occur in three approximately equal installments (34%, 33% and 33%, respectively) on February 24, 2015, February 24, 2016 and February 24, 2017. Target levels are set based on 100% achievement of the goal. Threshold represents goal achievement at the minimum performance level (50%) and maximum represents goal achievement at the maximum performance level (200%). If threshold performance is not achieved during the performance period, then no 2014 Performance-Based RSUs will be earned. The Named Executive Officer must be employed on the last day of the performance period to earn the 2014 Performance-Based RSUs. Termination of employment prior to such time for any reason will result in forfeiture of the award.

(3)	Restricted stock unit awards in 2014 are granted under the 2013 Equity Compensation Plan. The restricted stock unit awards granted on February 19, 2014 to all Named Executive Officers, except Mr. Rooke and Mr. Stromquist, vest and settle in three approximately equal installments (34%, 33%, 33%, respectively) on February 24, 2015, February 24, 2016 and February 24, 2017. The restricted stock unit award granted on February 19, 2014 to Mr. Rooke vests and settles in three installments (20%, 30%, 50%, respectively) on February 24, 2015, February 24, 2016 and February 24, 2017. The restricted stock unit award granted on February 19, 2014 to Mr. Stromquist vests and settles in three approximately equal installments (34%, 33%, 33%, respectively) on February 24, 2016, February 24, 2017 and February 24, 2018.

(4)	The grant date fair value for time-based restricted stock units was determined by multiplying the number of restricted stock units granted by the closing price of a share of Common Stock on the grant date. The grant date fair value for performance-based restricted stock units was determined by multiplying the number of performance-based restricted stock units at target, which was determined to be the probable outcome of the performance condition as of the grant date, by the closing price of a share of Common Stock on the grant date.

(5)	Award consists of supplemental deferred stock units granted under the 2013 Equity Compensation Plan. Mr. Rooke elected to defer 100% of his 2013 incentive compensation into deferred stock units, and therefore was granted an additional 20% in supplemental units. The supplemental deferred stock units will become 100% vested on the fifth anniversary of the grant date.

(6)	Mr. Gamble resigned from the Company, effective May 20, 2014, and therefore forfeited all of the plan-based awards reflected in the table above.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards						Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Grant Date		Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested (2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (2) ($)
P.A. Rooke	02/09/2005	(3)	47,000	—	$84.80	02/09/2015	02/22/2012	(4)	29,027	$1,197,944
	02/22/2006		60,000	—	48.05	02/22/2016	03/08/2013	(5)	26,543	1,095,430
	02/21/2007		45,000	—	63.11	02/21/2017	03/08/2013	(6)			80,000	$3,301,600
	07/26/2007		25,000	—	42.21	07/26/2017	02/19/2014	(7)	24,666	1,017,966
	02/20/2008		46,000	—	33.26	02/20/2018	02/19/2014	(8)	27,719	1,143,963
	05/15/2009	(9)	115,240	56,760	17.12	05/15/2019	02/19/2014	(10)			45,800	1,890,166
	10/26/2010		60,000	—	37.71	10/26/2020	03/06/2014	(11)	5,184	213,944

G.D. Stromquist.	02/09/2005	(3)	15,000	—	84.80	02/09/2015	02/23/2011	(12)	1,643	67,807
	02/22/2006		19,000	—	48.05	02/22/2016	02/22/2012	(12)	3,039	125,420
	02/21/2007		14,000	—	63.11	02/21/2017	02/20/2013	(12)	7,408	305,728
							02/19/2014	(12)	3,715	153,318
							05/20/2014	(8)	2,784	114,896
							05/20/2014	(10)			4,600	189,842

M.S. Canning	02/09/2005	(3)	18,000	—	84.80	02/09/2015	02/23/2011	(12)	3,539	146,055
	07/26/2007		25,000	—	42.21	07/26/2017	02/22/2012	(13)	3,631	149,851
	02/20/2008		46,000	—	33.26	02/20/2018	02/22/2012	(4)	5,320	219,556
	05/15/2009	(9)	115,240	56,760	17.12	05/15/2019	02/20/2013	(13)	13,540	558,796
							03/08/2013	(5)	5,574	230,039
							03/08/2013	(6)			16,700	689,209
							02/19/2014	(13)	13,313	549,428
							02/19/2014	(8)	7,263	299,744
							02/19/2014	(10)			12,000	495,240

S.T.R. Coons							02/23/2011	(12)	896	36,978
							02/22/2012	(13)	1,964	81,054
							02/22/2012	(4)	2,893	119,394
							02/20/2013	(13)	8,720	359,874
							03/08/2013	(5)	3,584	147,912
							03/08/2013	(6)			10,800	445,716
							02/19/2014	(13)	12,591	519,631
							02/19/2014	(8)	6,899	284,722
							02/19/2014	(10)			11,400	470,478

R.J. Patton	02/09/2005	(3)	4,500	—	84.80	02/09/2015	02/23/2011	(12)	2,072	85,511
							02/22/2012	(13)	2,112	87,162
							02/22/2012	(4)	3,127	129,051
							02/20/2013	(13)	7,798	321,823
							03/08/2013	(5)	3,186	131,486
							03/08/2013	(6)			9,600	396,192
							02/19/2014	(13)	6,295	259,795
							02/19/2014	(8)	3,510	144,858
							02/19/2014	(10)			5,700	235,239

(1)	Number of shares or units of stock that have not vested include associated dividend equivalent units.

(2)	Based on the closing price of the Common Stock on December 31, 2014 ($41.27).

(3)	The stock options expired unexercised on February 9, 2015.

(4)	Award consists of earned performance-based restricted stock units scheduled to vest and settle on February 24, 2015.

(5)	Award consists of earned performance-based restricted stock units which are scheduled to vest and settle in three approximately equal installments (34%, 33% and 33% per year) on February 24, 2014, February 24, 2015 and February 24, 2016, respectively.

(6)

Award consists of unearned performance-based restricted stock units at target attainment, which are scheduled to vest and settle on February 24, 2016 if the performance measure is achieved. The performance measure for the performance-based restricted stock units is the Company’s ROIC measured against the ROIC of companies in the S&P MidCap Technology Index for the performance period commencing January 1, 2013 and ending December 31, 2015.

(7)

Award consists of restricted stock units scheduled to vest and settle in three installments (20%, 30%, and 50% per year) on February 24th immediately following the first, second, and third anniversaries of the grant date, respectively.

(8)	Award consists of earned performance-based restricted stock units scheduled to vest and settle in three approximately equal installments (34%, 33% and 33% per year) on February 24, 2015, February 24, 2016 and February 24, 2017, respectively.

(9)	Award consists of stock options with performance-based vesting. The stock options will become vested and exercisable only if the performance condition is achieved as of May 15, 2016, otherwise, the stock options shall be forfeited on such date. The stock options become vested and exercisable in three approximately equal installments (34%, 33%, and 33% per year) on the later of the achievement of a specified free cash flow amount or a vesting date applicable to each installment. The vesting dates are on the second, fourth and six anniversaries of the grant date. At its meeting on February 17, 2010, the Compensation Committee reviewed and certified the business results for the performance condition for the stock options, and determined that the performance condition had been attained. Therefore, the stock options will become vested on the second, fourth and six anniversaries of the grant date, subject to continued employment on such dates.

(10)	Award consists of unearned performance-based restricted stock units at target attainment, which are scheduled to vest and settle on February 24, 2017 if the performance measure is achieved. The performance measure for the performance-based restricted stock units is the Company’s ROIC measured against the ROIC of companies in the S&P MidCap Technology Index for the performance period commencing January 1, 2014 and ending December 31, 2016.

(11)	Award consists of supplemental deferred stock units, which cliff vest five years from the grant date.

(12)

Award consists of restricted stock units scheduled to vest and settle in three approximately equal installments (34%, 33%, and 33% per year) on February 24th immediately following the second, third and fourth anniversaries of the grant date, respectively.

(13)

Award consists of restricted stock units scheduled to vest and settle in three approximately equal annual installments (34%, 33%, and 33% per year) on February 24th immediately following the first, second and third anniversaries of the grant date, respectively.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
P.A. Rooke	0	$0	44,530	$1,870,516
G.D. Stromquist	0	0	5,273	223,153
M.S. Canning	0	0	35,275	1,492,838
S.T.R. Coons	0	0	9,474	403,631
R.J. Patton	0	0	20,573	870,649
J.W. Gamble, Jr.	242,430	3,033,236	35,275	1,492,838

PENSION BENEFITS

Name	Plan Name(1)	Number of Years Credited Service (#)(2)	Present Value of Accumulated Benefit ($) (3)	Payments During Last Fiscal Year ($)
P.A. Rooke	Tax-qualified plan	25.9	$755,852	$0
	Non-qualified plan	25.9	159,575	0
G.D. Stromquist	Tax-qualified plan	32.6	960,357	0
	Non-qualified plan	32.6	19,512	0
M.S. Canning	Tax-qualified plan	7.2	146,422	0
	Non-qualified plan	7.2	103,683	0
S.T.R. Coons	Tax-qualified plan	0.0	0	0
	Non-qualified plan	0.0	0	0
R.J. Patton	Tax-qualified plan	5.2	96,447	0
	Non-qualified plan	5.2	0	0
J.W. Gamble, Jr	Tax-qualified plan	0.7	22,816	0
	Non-qualified plan	0.7	0	0

(1)	The tax-qualified plan refers to the Lexmark Retirement Growth Account Plan (RGA). The non-qualified plan refers to the Lexmark Nonqualified Supplemental Retirement Plan (SERP). Mr. Coons is not a participant in either the RGA Plan or SERP.

(2)	Reflects credited service frozen as of April 3, 2006 for benefit accrual purposes for RGA and SERP Plans. Actual years of service through December 31, 2014 are 34.6 for Mr. Rooke, 41.3 for Mr. Stromquist, 15.9 for Mr. Canning, and 13.9 for Mr. Patton, and as of his date of resignation (May 19, 2014), 8.7 for Mr. Gamble.

(3)	The values are based on benefits accrued as of December 31, 2014. Key assumptions used in valuing the benefits are as follows:

•	Discount rates were 3.95% for the RGA and 3.75% for the SERP.

•

Post-retirement mortality rates were based on the MRP-2007 employee and retiree tables, no collar, with generational projection based on scale MSS-2007 as of December 31, 2014. The MRP-2007 tables are based on the Society of Actuaries RP-2014 tables with mortality improvements after 2007 backed out. Projection scale MSS-2007 reflects actual improvement rates for 2008-2010 based on Social Security data, implied rates from 2011-2014 based on Social Security data, and beginning in 2015 the rates in the intermediate projection in the Social Security 2014 Trustees report. No pre-retirement mortality rates were assumed.

•	The interest crediting rate on a participant’s cash balance account was assumed to be 4.0% for plan years 2015 through 2019 and 4.25% for plan years after 2019.

•	Retirement is assumed to occur at the age the participant is first eligible for unreduced benefits.

•

Benefits were assumed to be paid as a lump sum to participants eligible only for cash balance benefits. Other participants are assumed to elect the payment form (lump sum or annuity) which produces the higher value.

Lexmark Retirement Growth Account Plan

The Lexmark Retirement Plan was amended and restated as the Lexmark Retirement Growth Account Plan effective January 1, 1998. The plan is a defined benefit pension plan that provides all vested eligible employees with retirement income. An initial Retirement Growth Account balance was established for each Lexmark

Retirement Plan participant as of January 1, 1998. The cash balance benefit is based on the opening account balance and annual contribution credits of 6% of eligible earnings for up to 35 years of service. Cash balance benefits also include an interest component that is based on the 1-year Constant Treasury Maturity rates plus 1%, subject to a minimum of 4%. Eligible earnings include salary, commission payments and recurring payments under any form of variable compensation plan, short-term incentive pay and exclude compensation deferred under any other nonqualified deferred compensation plan, special awards, long-term incentive compensation, and gains on stock option exercises. Includable earnings are limited by the amount under Internal Revenue Code Section 401(a)(17).

Effective April 3, 2006, annual contribution credits were discontinued and the Retirement Growth Account Plan was frozen. Interest will continue to accrue on individual Retirement Growth Account balances until the participant begins receiving a benefit under the plan. Upon leaving the Company after the participant has become vested, the participant may elect an annuity funded by the Retirement Growth Account balance or a lump sum of the Retirement Growth Account balance. Vesting occurs after 3 years of continuous service. The full annuity benefit is payable in the form of a life annuity. Alternative annuity payment forms, such as joint and survivor annuities and Social Security leveling options, are available on an actuarially equivalent basis. Lump sum amounts are equal to the better of the value of the cash balance account under the Retirement Growth Account Plan or the present value of annuity benefits accrued as of December 31, 1999 under the Lexmark Retirement Plan, with such present value determined using a discount rate based on 30-year Treasury rates, an IRS-prescribed mortality table and an assumed retirement age of 65.

The Lexmark Retirement Plan was designed to provide a monthly retirement income based on service and earnings. Benefits under this plan were frozen on December 31, 1999. The retirement benefit under the Lexmark Retirement Plan is calculated as the sum of a Core Retirement Benefit (for employees hired before January 1, 1993), a career average formula based upon an employee’s credited service and earnings (frozen on December 31, 1999), and a Personal Retirement Provision, which provided annual allocations based upon an employee’s earnings and guaranteed interest credits. Upon retirement, benefits for employees hired before January 1, 1993 are calculated under the prior plan provisions and under the provisions effective January 1, 1998. Participants receive benefits equal to the greater of the two calculations. The prior plan formula generally provided an annuity benefit equal to 1.35% of 5-year average earnings through 1996 times service through 1996 plus 1.35% of pay earned in years 1997 through 1999. In addition, the prior plan provided a cash balance benefit based on contribution credits of 5% of pay in 1991 up to $7,500, 1% of pay in 1992, 2% of pay in 1993 and 3% of pay in 1994 through 1999 plus interest credits based on 1-year Treasury Bill rates plus 1.5%, subject to a minimum of 4%. Participants hired between January 1, 1993 and January 1, 1998 only received the cash balance benefit under the prior plan.

Normal retirement age is the later of age 65 or the completion of 3 years of continuous service, as defined in the plan. Under the prior plan provisions applicable to employees hired before January 1, 1993, early retirement eligibility occurs at the earliest of 30 years of continuous service, age 55 with 15 years of continuous service or age 62 with 5 years of continuous service. There is no early retirement reduction after 30 years of continuous service or attainment of age 60. Prior to 30 years of continuous service or attainment of age 60, the early retirement reduction is 2% per year of early commencement. The only Named Executive Officers who are currently eligible for early retirement benefits under the prior plan provisions are Messrs. Rooke and Stromquist.

Lexmark Nonqualified Supplemental Retirement Plan

The Company has adopted a Supplemental Retirement Plan to pay retirement benefits which would have been paid under the Lexmark Retirement Growth Account Plan if not for the eligible compensation limits as defined in Internal Revenue Code Section 401(a)(17). These benefits are paid out of the general funds of the Company. Annual contribution credits were discontinued as of April 3, 2006 when the Retirement Growth Account Plan was frozen.

To comply with the requirements of Internal Revenue Code Section 409A and the final regulations issued thereunder, the Company amended and restated the Nonqualified Supplemental Retirement Plan, effective January 1, 2009. In accordance with Internal Revenue Code Section 409A, the Company grandfathered any benefits that were accrued and vested as of December 31, 2004. The distribution of grandfathered benefits shall be made at the same time and in the same form of benefit as the participant’s benefit under the Retirement Growth Account Plan. For administrative purposes, the Company determined that the non-grandfathered benefits (benefits which were accrued but not vested as of January 1, 2005, and benefits that were accrued between January 1, 2005 and the date benefits under the Nonqualified Supplemental Retirement Plan were frozen on April 3, 2006) would be distributed in a single lump sum payment in January 2009 for any Participant who did not have a Core Retirement Benefit under the Lexmark Retirement Plan. Any other non-grandfathered benefits will be distributed in a lump sum distribution on the first day of the seventh month after a participant’s separation from service.

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
P.A. Rooke — SDCP	$186,346	$37,269	$94,497	$0	$2,573,878
— Deferred Stock Units	1,053,537	210,707	19,418	0	1,283,662
G.D. Stromquist	18,700	18,700	6,611	0	191,432
M.S. Canning	50,118	50,118	19,602	0	543,910
S.T.R. Coons	28,404	28,404	1,067	0	57,875
R.J. Patton	63,465	29,292	9,729	0	293,736
J.W. Gamble, Jr.*	30,362	30,362	19,669	563,385	0

*	Mr. Gamble resigned from the Company effective May 20, 2014, entitling him to a payout of his account in the Lexmark Supplemental Savings and Deferred Compensation.

Deferred Stock Units

The Company permits eligible employees, including each of the Named Executive Officers, to elect to defer up to 100% of their annual incentive compensation under the Company’s 2013 Equity Compensation Plan, and receive an award of deferred stock units. The number of elective deferred stock units credited to a participant’s account shall be determined by dividing the amount of incentive compensation deferred by the participant by the fair market value of one share of Common Stock on the grant date, rounded to the nearest whole share. A participant who makes a deferred stock unit election shall also receive a supplemental award of deferred stock units upon deferral with a value equal to 20% of the incentive compensation deferred. The elective deferred stock units are fully vested at all times. The supplemental deferred stock units awarded to a participant shall become vested on the fifth anniversary of the grant date, subject to the participant’s continued employment. The supplemental deferred stock units shall also become vested upon termination of employment due to the participant’s death, disability or involuntary or constructive termination without cause on or after a change in control of the Company. Both the elective and vested supplemental deferred stock units shall settle (i.e., one share of Common Stock shall be issued) on the earlier of the fifth anniversary of the grant date or the date of the participant’s termination of employment due to death, disability, or retirement (or six months and one day after termination of employment due to retirement, if the participant is a “specified employee” within the meaning of Internal Revenue Code Section 409A). Mr. Rooke was the only Named Executive Officer to make an election to defer his incentive compensation and receive deferred stock units with respect to his 2013 incentive compensation. As of December 31, 2014, Mr. Rooke has 31,104 deferred stock units and associated dividend equivalent units outstanding.

Lexmark Supplemental Savings and Deferred Compensation Plan

The Company maintains the Lexmark Supplemental Savings and Deferred Compensation Plan, a non-qualified deferred compensation plan, which permits eligible employees of the Company and Perceptive Software to voluntarily defer up to 100% of their eligible compensation, including base salary, commission payments and annual incentive compensation, in excess of the Internal Revenue Code Section 401(a)(17) limit ($260,000 in 2014). Each of the Named Executive Officers participates in the plan. Participants who elect to defer their eligible compensation receive a Company matching contribution equal to 100% of such deferrals up to 6% of their eligible compensation in excess of the Internal Revenue Code Section 401(a)(17) limit.

Amounts deferred by participants under the plan, and the related Company matching contributions, are fully vested. Any Company matching contributions made for any plan year commencing on or after January 1, 2009, shall be forfeited by a participant for violating the terms of any restrictive covenants set forth in the participant’s employment agreement or change in control agreement or, if the participant is not subject to an employment agreement or change in control agreement, for violating the Company’s Code of Business Conduct.

Each participant’s account maintained under the plan is credited with an annual rate of return that is calculated using the Merrill Lynch 7-10 year A-rated corporate bond index (“Merrill-Lynch Rate”), determined as of the last business day of the month of November of the prior year. However, the annual rate of return shall not exceed 120% of the long-term applicable federal rate (“AFR”) as determined under Internal Revenue Code Section 1274(d) or any other rate above which such earnings would be considered “above-market” or “preferential” pursuant to the rules and regulations of the Securities and Exchange Commission. Because the Merrill-Lynch Rate exceeded the 120% long-term AFR, the rate for crediting interest to participants’ accounts for 2014 was limited to the 120% long-term AFR (3.98%).

On their annual deferral agreement, participants may elect to receive a distribution of amounts deferred under the plan for the year, and related Company matching contributions, in either a lump sum or in annual installments. The distribution for a participant’s elective deferrals shall be made or, with respect to annual installments, commence on any date specified by the participant (subject to a three-year minimum deferral period) or on the first day of the seventh month following the participant’s separation from service, as elected by the participant on his annual deferral agreement. The distribution of a participant’s matching contribution shall be made or, with respect to annual installments, commence on the first day of the seventh month following the participant’s separation from service, or such later date as specified by the participant. In the event of an unforeseeable emergency, as defined in the plan, participants may request a hardship distribution up to an amount necessary to satisfy the emergency need and to pay applicable taxes on the distribution. Participants (or their beneficiaries, as applicable) shall receive a lump sum distribution of their account balance as soon as administratively practicable after the occurrence of their death or disability, or after the effective date of a change in control of the Company.

TERMINATION AND CHANGE IN CONTROL PAYMENTS

The Company has entered into certain arrangements and maintains certain plans that will require the Company to provide compensation to Named Executive Officers in the event of a termination of employment or a change in control of the Company. The Compensation Committee considers the termination and change in control arrangements to be in the best interest of shareholders to ensure that the Company is able to attract outstanding talent to serve in key management positions and to ensure the retention and focus of key management in the event of a change in control of the Company. The table below reflects the estimated amount of compensation payable to each Named Executive Officer in the event of termination of employment under various scenarios. The amount of compensation payable assumes that termination was effective as of December 31, 2014 and includes amounts earned through such time.

	Potential Payments Upon Termination and Change in Control(1)
	Retirement	Termination by Employer Without Cause or Termination by Employee for Good Reason	Change in Control	Termination upon a Change in Control by Employer Without Cause or by Employee for Good Reason
P.A. Rooke
Cash Severance Payment	$1,344,037	$3,496,003	$0	$6,954,037
Long-Term Incentive Compensation	2,544,233	2,544,233	4,193,333	4,193,333
Equity-Based Incentive Compensation	7,260,354	7,260,354	8,809,383	10,067,086
Benefits and Perquisites	0	0	0	28,779

TOTAL	$11,148,624	$13,300,590	$13,002,716	$21,243,235

G.D. Stromquist
Cash Severance Payment	$254,680	$707,710	$0	$1,359,918
Long-Term Incentive Compensation	0	0	66,667	66,667
Equity-Based Incentive Compensation	0	0	657,214	810,532
Benefits and Perquisites	0	0	0	17,822

TOTAL	$254,680	$707,710	$723,881	$2,254,939

M.S. Canning
Cash Severance Payment	$0	$1,528,323	$0	$3,682,849
Long-Term Incentive Compensation	0	118,860	849,333	849,333
Equity-Based Incentive Compensation	0	0	3,798,145	4,347,573
Benefits and Perquisites	0	0	0	38,344

TOTAL	$0	$1,647,183	$4,647,478	$8,918,099

S.T.R. Coons
Cash Severance Payment	$0	$846,721	$0	$2,161,250
Long-Term Incentive Compensation	0	64,383	554,167	554,167
Equity-Based Incentive Compensation	0	0	1,570,860	2,090,532
Benefits and Perquisites	0	0	0	24,753

TOTAL	$0	$911,104	$2,125,027	$4,830,702

R.J. Patton
Cash Severance Payment	$0	$929,457	$0	$1,793,124
Long-Term Incentive Compensation	0	69,335	473,667	473,667
Equity-Based Incentive Compensation	0	0	1,364,654	1,624,449
Benefits and Perquisites	0	0	0	24,397

TOTAL	$0	$998,792	$1,838,321	$3,915,637

(1)	Amounts reflected in the table assume payments were triggered on December 31, 2014 and are based on the closing stock price of the Common Stock on that day ($41.27). Mr. Gamble is not included in the table, above, due to his resignation from the Company, effective May 20, 2014. He did not receive any incremental benefits as a result of his resignation.

Accrued Payments and Retirement Benefits

Potential payments in the table above do not include payments and benefits payable to each Named Executive Officer upon termination or a change in control that are provided on a non-discriminatory basis to employees, including the following:

•	Accrued salary,

•	Regular pension benefits (see the section entitled “Pension Benefits” for details on these plans),

•	Distributions of balances under the Lexmark Savings Plan, a tax-qualified 401(k) plan, and

•	Distributions of balances under the Lexmark Supplemental Savings and Deferred Compensation Plan (see the section entitled “Nonqualified Deferred Compensation” for details on this plan).

Retirement

In the event of termination due to retirement (30 years of continuous service, on or after age 55 years with 15 years of continuous service, or on or after age 65), the executive will be entitled to a pro rata portion of annual incentive compensation for the year of termination. The amount of the annual incentive compensation payment shall be based on the actual attainment of the performance objectives for the performance period and the executive’s earnings through the date of retirement.

If the executive retires at any time during the performance period under the 2012-2014 Long-Term Incentive Plan (“LTIP”), the 2013-2015 LTIP or the 2014-2016 LTIP, the executive will be entitled to a pro rata portion of the cash-based long-term incentive compensation for each of the long-term incentive plans in which the executive participates. An executive, other than Mr. Stromquist, is retirement-eligible on or after age 65 in the 2012-2014 LTIP or on or after age 65 or on or after age 55 with 15 years of continuous service in the 2013-2015 LTIP and 2014-2016 LTIP. Mr. Stromquist’s 2014-2016 LTIP Agreement provides that he is retirement-eligible on or after age 65. Payments will be based on actual attainment of the performance objectives for the performance period. See the section entitled “Total Long-Term Incentive Compensation” in the Compensation Discussion and Analysis for details of the long-term incentive plans outstanding for each Named Executive Officer on December 31, 2014. As of December 31, 2014, no Named Executive Officer had satisfied the retirement eligibility provisions for the 2012-2014 LTIP. Mr. Rooke was the only Named Executive Officer to have satisfied the retirement eligibility provisions for the 2013-2015 LTIP and 2014-2016 LTIP.

Time-based restricted stock units granted prior to 2013 to each Named Executive Officer, other than Mr. Stromquist, provide that the units will become fully vested at retirement and settle six months and one day after retirement. Time-based restricted stock units awarded in 2013 and 2014 to each Named Executive Officer, other than Mr. Stromquist, provide that the units will continue to vest and settle on the dates set forth in the retirement-eligible executive’s award agreement. With respect to the unearned 2012, 2013 and 2014 performance-based restricted stock units with three-year performance periods, a retirement eligible executive shall be entitled to a pro rata portion of the units based on the actual attainment of the performance measure as of the end of the performance period, based on the number of complete months of service performed during the performance period, and such units shall be paid on the original settlement date specified in the award agreement. With respect to the earned 2013 and 2014 performance-based restricted stock units with a one-year performance period, the earned units shall continue to vest and settle on the dates set forth in the retirement-eligible executive’s award agreement. For outstanding time-based and performance-based restricted stock units awarded prior to 2013, other than those awarded to Mr. Stromquist, a Named Executive Officer is retirement eligible at age 65. For time-based and performance-based restricted stock units awarded in 2013 and 2014, other than those awarded to Mr. Stromquist, a Named Executive Officer is retirement eligible at age 65 or at age 55 with 15 years of continuous service. Mr. Stromquist’s 2014 performance-based restricted stock units provide that he is retirement eligible at age 65. As of December 31, 2014, no Named Executive Officer had met the age and/or service requirements for retirement vesting of outstanding restricted stock units, except for Mr. Rooke, who had met the age and service requirements for retirement vesting of the performance-based restricted stock units awarded to him in 2013 and 2014 and the time-based restricted stock units awarded to him in 2014.

In 2009, certain executives, including Messrs. Rooke, Gamble and Canning, received stock option grants with performance-based and service-based vesting conditions that provide, if the performance condition has been satisfied the stock options shall become 100% vested at the Named Executive Officer’s retirement, if at the time of retirement the executive has 30 years of continuous service, is 58 years of age or older and has 10 years of continuous service, or is 65 years of age or older. Mr. Rooke was the only Named Executive Officer to have met the age and/or service requirements for accelerated vesting on retirement as of December 31, 2014.

The amount payable to each executive at retirement in the table above reflects the actual annual incentive compensation payment for the 2014 performance period and assumes the Company achieves target attainment for the 2013-2015 LTIP and 2014-2016 LTIP. The amount in the table above for equity-based long-term incentive compensation reflects the in-the-money portion of stock options that would become 100% vested on the executive’s retirement date and the 2013 and 2014 performance-based restricted stock units that a retirement-eligible executive would be entitled to receive, each calculated using the closing price of the Common Stock on December 31, 2014 ($41.27).

Termination by Employer Without Cause or Termination by Employee for Good Reason

Each of the Named Executive Officers has entered into an executive severance agreement with the Company, effective November 1, 2014, which provides that in the event of an involuntary termination by the Company without Cause or a termination by the Named Executive Officer for Good Reason, as such terms are defined in the executive severance agreement, the Named Executive Officer shall be entitled to severance payments. The executive severance agreements provide that the executive will be entitled to receive a lump sum payment, six months and one day following the executive’s involuntary termination by the Company without Cause or termination by the executive for Good Reason, in an amount equal to the sum of the following: (a) one times the executive’s annual base salary (two times in the case of Mr. Rooke); (b) an amount equal to the average annual bonus paid to the executive over the three-year period immediately prior to the executive’s date of termination; and (c) the executive’s unpaid annual incentive compensation with respect to a completed fiscal year. The obligation of the Company to make any payments to the Named Executive Officers under the executive severance agreements is conditioned upon the receipt of an approved general release and covenant not to sue.

Change in Control

Each of the Named Executive Officers has entered into a Change in Control Agreement with the Company, effective as of November 1, 2012 (effective July 1, 2013 for Mr. Coons). The Change in Control Agreement for each Named Executive Officer determines the potential payments due to each Named Executive Officer if, within 12 months prior to a Change in Control, the executive’s employment is terminated by the Company in connection with or in anticipation of a Change in Control, or within 24 months after a Change in Control (the “CIC Protection Period”), the executive’s employment is terminated by the Company or the executive under certain circumstances. The Lexmark International, Inc. 2013 Equity Compensation Plan (Stock Incentive Plan for awards made prior to April 25, 2013) determines the potential payments due to each Named Executive Officer upon a Change in Control with respect to Incentive Awards made under such plan.

Generally, a Change in Control is deemed to occur under each of the Change in Control Agreements and the Lexmark International, Inc. 2013 Equity Compensation Plan in any of the following events:

(1)	A majority of members of the Board at any time cease for any reason other than due to death or disability to be persons who were members of the Board twenty-four months prior to such time;

(2)	Any “person,” including a “group” is or becomes the “beneficial owner,” directly or indirectly, including without limitation, by means of a tender or exchange offer, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities;

(3)	The consummation of a definitive agreement (i) that results in the merger or other business combination of the Company with or into another corporation immediately following which merger or combination (A) the stock of the surviving entity is not readily tradable on an established securities market, (B) a majority of the directors of the surviving entity are persons who (x) were not directors of the Company immediately prior to the merger and (y) are not nominees or representatives of the Company or (C) any “person,” including a “group” is or becomes the “beneficial owner,” directly or indirectly, of 30% or more of the securities of the surviving entity or (ii) for the direct or indirect sale or other disposition of all or substantially all of the assets of the Company; or

(4)	Approval of the shareholders of the Company of a complete liquidation or dissolution of the Company.

A Change in Control will not be deemed to occur in the event the Company or Perceptive Software files for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code, or if any executive, or any entity in which the executive is a partner, officer or more than 50% owner, initiates any transaction or series of transactions that would otherwise constitute a Change in Control and directly or indirectly owns more than 10% of the then outstanding shares of Common Stock resulting from such action, or of the combined voting power of then outstanding voting securities of the Company or such resulting corporation.

With respect to the payment upon a Change in Control of any Section 409A Incentive Award under the Lexmark International, Inc. 2013 Equity Compensation Plan, such amount shall become payable only if the event constituting a Change in Control would also constitute a “change in the ownership” of the Company, a “change in the effective control” of the Company, or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Internal Revenue Code Section 409A and the regulations issued thereunder.

Cash Severance Payments.    Under the terms of the Change in Control Agreement for each of the Named Executive Officers, the executive will be entitled to receive a lump sum payment, six months and one day following the executive’s involuntary termination by the Company for any reason other than Cause or termination by the executive for Good Reason during the CIC Protection Period, in an amount equal to the sum of the following: (a)(1) the executive’s accrued but unpaid annual base salary as of the date of termination, (2) the executive’s unpaid annual incentive compensation with respect to a completed fiscal year, and (3) a pro rata portion of the annual incentive compensation for the year of termination, calculated assuming the greater of (x) 100% of the Company’s financial objectives are achieved in such fiscal year or (y) the actual attainment of the Company’s financial objectives as of the date of termination are achieved in such fiscal year, in each case without regard to personal attainment, and (b) three times (two times in the case of Messrs. Coons, Patton and Stromquist) the sum of the executive’s annual base salary and 100% of the executive’s annual incentive compensation target, calculated assuming the Company attained its financial targets and disregarding personal attainment goals. The amount reflected in the table is calculated in the same manner as a payment for involuntary termination.

Cash-Denominated Long-Term Incentive Compensation.    Under the terms of the Lexmark International, Inc. 2013 Equity Compensation Plan (Stock Incentive Plan for awards made prior to April 25, 2013), the amount of the Performance Awards payable to the executive will be calculated using the greater of the target performance level or actual attainment of the performance period from the beginning of the performance period through the effective date of the Change in Control. The Performance Award will be prorated based on the number of complete months of service performed during the performance period prior to the Change in Control divided by 36. The table above assumes that the Company achieved target attainment for each performance period. See the section entitled “Total Long-Term Incentive Compensation” in the Compensation Discussion and Analysis for the details of the cash-denominated long-term incentive plans outstanding for each Named Executive Officer on December 31, 2014.

Equity-Based Long-Term Incentive Compensation.    Under the terms of the Lexmark International, Inc. 2013 Equity Compensation Plan (for awards made on or after April 25, 2013) any outstanding restricted stock units, including earned performance-based restricted stock units will become 100% vested and settle immediately in shares of Common Stock if the Named Executive Officer experiences an involuntary or constructive termination of employment following a Change in Control. For any unearned performance-based restricted stock unit awards, a pro rata portion of the performance-based RSUs will be deemed earned based on the greater of target or actual achievement of the performance measure as of the date of the Change in Control, and the earned performance-based RSUs will become 100% vested and settle immediately in shares of Common Stock.

Under the terms of the Stock Incentive Plan (for awards made prior to April 25, 2013), any vested or unvested stock options will be cancelled promptly and a payment in cash for the difference in the exercise price and the Change in Control price will be made to the executive. Any outstanding restricted stock units, including earned performance-based restricted stock units, will become 100% vested and settle immediately in shares of Common Stock. The Compensation Committee may, with the consent of the executive, substitute an Alternative Award, as defined in the plan, instead of making a cash payment for stock options or instead of accelerating vesting for restricted stock units. For unearned performance-based RSUs, including those awarded in 2012 and 2013 with a three-year performance period, the amount of performance-based RSUs that will be deemed earned by the executive will be calculated using the greater of the target performance level or actual attainment of the performance period from the beginning of the performance period through the effective date of the Change in Control. The number of earned performance-based RSUs will be prorated based on the number of complete months of service performed during the performance period prior to the Change in Control divided by 36.

The table above assumes that the Company achieved target attainment for each performance period for unearned performance-based RSUs. See the section entitled “Total Long-Term Incentive Compensation” in the Compensation Discussion and Analysis for the details of the performance-based RSU awards outstanding for each Named Executive Officer on December 31, 2014.

Benefits and Perquisites.    Under the terms of the Change in Control Agreement for each of the Named Executive Officers, for a period of three years (two years in the case of Messrs. Coons Patton and Stromquist) following the executive’s termination, the Company will be obligated to continue to provide at least the same level of benefits (including medical, dental, disability, and insurance plans and programs) that were provided during the executive’s employment, or if more favorable to the executive, as in effect thereafter.

Each Change in Control Agreement provides that to the extent that any payments and benefits to the executive under the Change in Control Agreement would trigger an excise tax to the executive, such payments and benefits shall (i) be paid to the executive in full or (ii) reduced to an amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever amount results in the best net after-tax benefit to the executive.

Death or Disability

In the event of termination due to death or disability during the performance period, the Named Executive Officer (or the executive’s estate) will be entitled to payment of a pro rata portion of the annual incentive compensation for the year of termination, calculated based on the actual attainment of the performance objectives for the performance period. In the event of termination due to death or disability during the performance period under the 2012-2014 LTIP, the 2013-2015 LTIP and 2014-2016 LTIP, the executive (or the executive’s estate) will also be entitled to a pro rata portion of the cash-based long-term incentive plan based on the actual attainment as of the end of the performance period. The vested portion of any stock options outstanding at the time of an executive’s termination due to death or disability will be exercisable for 12 months following termination by the executive (or the executive’s estate) and the unvested portion will be forfeited. With respect to any earned but unvested performance-based restricted stock units and any unvested restricted stock units, the units will become vested and settle upon the executive’s termination due to death or disability. In the event of termination due to death or disability during the performance period for unearned performance-based restricted stock units, a pro rata portion of such performance-based restricted stock units may be earned based on the actual attainment of performance objectives as of the end of the performance period.

Material Terms Affecting Payments

The executive is subject to forfeiture of realized and unrealized gains on stock incentive awards for violating certain provisions of the executive severance agreement, including:

(1)	Unauthorized disclosure of any confidential or proprietary non-public information obtained by the executive while employed by the Company;

(2)	Becoming employed by, serving as an agent for, or consulting with an entity that competes with the Company within the greater of (a) a period equal to the number of months providing the basis for calculating any severance payments, if such payments are required or (b) a 12 month period following termination; and

(3)	Within 36 months from termination, soliciting any person or entity who or which is employed by the Company or intentionally interfering with the Company’s relationship with any person or entity who or which has been a customer, client or supplier of the Company within the previous 36 months.

If the executive violates any of these restrictions then all stock incentive awards held by the executive terminate upon the date of the violation, all gains realized on the vesting of restricted stock units, deferred stock units and stock option gains within 18 months preceding the earlier of the violation or the date of termination through the later of 18 months following the violation and such time of the discovery of the violation, shall be paid to the Company. Similar provisions are included in each executive’s stock incentive award agreements, LTIP agreements, and Change in Control Agreement.

DIRECTOR COMPENSATION

The Company’s policy is to pay compensation only to those Directors who are not also employees of the Company or any of its subsidiaries or affiliated with any principal shareholder of the Company (each, an “Eligible Director”). All Directors are, however, reimbursed for expenses incurred in attending Board and committee meetings.

Annually, the Corporate Governance and Public Policy Committee reviews the Company’s Director Compensation Policy and peer group data to determine whether to recommend to the Board of Directors any adjustments to the compensation for Eligible Directors. The Board of Directors has determined that each Eligible Director’s total compensation should be nominally targeted at the 50th percentile of the peer group compensation. Based upon its review of peer group data, the Corporate Governance and Public Policy Committee recommended that the Board amend the Director Compensation Policy for 2014 to: (i) increase the annual equity award from $135,000 to $150,000; (ii) increase the additional annual retainer paid to the chair of the Finance and Audit Committee Chair from $20,000 to $25,000; (iii) increase the additional annual retainer paid to the chair of the Compensation Committee from $12,000 to $15,000; and (iv) increase the additional annual retainer paid to the Presiding Director from $20,000 to $25,000. The Board of Directors approved the amendment to the Director Compensation Policy at its meeting on February 20, 2014.

The Director Compensation Policy, as amended, provides that the compensation each Eligible Director of the Company shall receive includes an annual retainer of $60,000. In addition an Eligible Director shall receive an annual committee retainer of $15,000 for membership on the Finance and Audit Committee; $10,000 for membership on the Compensation Committee; and $8,000 for membership on the Corporate Governance and Public Policy Committee. Any such Eligible Director who served as the chair of a committee also received an annual retainer of $25,000 for the Finance and Audit Committee Chair, $15,000 for the Compensation Committee Chair, and $10,000 for the Corporate Governance and Public Policy Committee Chair. The Presiding Director received an annual retainer of $25,000. Cash payments are made to each Eligible Director on a quarterly basis, as calculated on the last day of each calendar quarter.

In addition, each Eligible Director has the opportunity to participate in the Company’s 2005 Nonemployee Director Stock Plan (the “Director Plan”). Upon election to the Board, each Eligible Director of the Company receives a one-time grant of restricted stock units as the initial equity award under the Director Plan. The number of restricted stock units granted as the initial equity award for an Eligible Director elected in any calendar year is reviewed annually by the Board of Directors. The Director Compensation Policy currently provides that the number of restricted stock units to be granted pursuant to the initial equity award is determined by dividing $150,000 by the closing price of the Common Stock on the date of grant, rounded up to the nearest whole unit. The restricted stock units granted pursuant to the initial equity award vest in whole on the sixth anniversary of the Eligible Director joining the Board and settle upon termination of the Eligible Director’s status as a Board member.

Under the Director Plan, each Eligible Director is also eligible to receive an annual equity award on the date of the Annual Meeting of Shareholders for service as a Board member through the next Annual Meeting of Shareholders. The Director Compensation Policy provides that the annual equity award shall be granted in the form of restricted stock units (the “Annual Award”). The number of restricted stock units to be granted to each Eligible Director pursuant to the Annual Award shall be determined by dividing $150,000 by the closing price of the Common Stock on the date of grant, rounded up to the nearest whole unit. For Eligible Directors appointed to the Board at any time after the Annual Meeting of Shareholders, the Annual Award will be prorated for the remaining months of service until the next scheduled Annual Meeting of Shareholders based on the dollar value of the Annual Award granted to Directors at the time of the preceding Annual Meeting of Shareholders. The restricted stock units become fully vested on the date immediately prior to the next Annual Meeting of Shareholders, based on continued Board service through such date, and 34% of the restricted stock units will settle on the second anniversary of the date of grant and 33% will settle on each of the third and fourth anniversaries of the date of grant, unless an Eligible Director elects to further defer settlement.

In addition, each Eligible Director may elect to defer payment of all or a portion of the annual retainer, committee retainer and chair retainer (the “Annual Fees”) and to receive in lieu thereof a grant of deferred stock units equal to the amount of Annual Fees so deferred, divided by the fair market value of a share of Common Stock on the date of grant of the deferred stock units, rounded up to the nearest whole unit. Deferred stock units are granted to each Eligible Director electing annually to defer retainer and/or attendance fees, with such deferred stock units being granted at the end of each calendar quarter when cash payments would otherwise be made and at the price of the Common Stock at such time.

The Board has implemented stock ownership guidelines encouraging Directors to own at least that number of shares of Common Stock having a value of five times the annual retainer payable to a nonemployee Board member. Each Eligible Director is encouraged to reach this guideline ownership level within two to four years of becoming a member of the Board. All Eligible Directors have satisfied the Company’s stock ownership guidelines.

The Company has entered into an indemnification agreement with each of its Directors, which requires the Company to indemnify them against certain liabilities that may arise as a result of their status or service as Directors of the Company. The Company also pays the premiums on the directors’ and officers’ liability insurance policies.

Directors are also eligible to participate in the Lexmark Employee Purchase Program, which provides certain discounts for the purchase of Lexmark printers and printer supplies, on the same basis as employees of the Company.

2014 DIRECTOR COMPENSATION

	Fees Earned or Paid in Cash
Name	Annual Board Retainer ($)	Annual Committee Retainer ($)	Presiding Director & Committee Chair Retainers ($)	Stock Awards (Granted in RSUs)(1) ($)	All Other Compensation ($)	Total ($)
J. L. Cohon(2)	$60,000	$10,000	$0	$150,014	$0	$220,014
J. E. Coleman(2)	60,000	15,000	0	150,014	0	225,014
W. R. Dunbar	60,000	9,500	0	150,014	0	219,514
W. R. Fields	60,000	10,000	0	150,014	0	220,014
R. E. Gomory	60,000	8,000	0	150,014	0	218,014
S. R. Hardis(3)	60,000	15,000	25,000	150,014	0	250,014
S. L. Helton	60,000	15,000	0	150,014	0	225,014
R. Holland, Jr(2)	60,000	8,000	0	150,014	0	218,014
M. J. Maples	60,000	15,000	0	150,014	0	225,014
J. L. Montupet	60,000	8,000	35,000	150,014	0	253,014
K. P. Seifert	60,000	10,000	15,000	150,014	0	235,014

(1)	Reflects the grant date fair value dollar amount computed in accordance with the provisions of the FASB guidance on share-based payments and related interpretations for the 3,554 restricted stock units granted as the 2014 annual equity award on April 24, 2014. Listed below are the outstanding equity awards for each director as of December 31, 2014:

Name	Restricted Stock Units*	Stock Options
J. L. Cohon	24,732	0
J. E. Coleman	24,732	0
W. R. Dunbar	22,008	0
W. R. Fields	16,454	23,500
R. E. Gomory	13,550	23,500
S. R. Hardis	19,834	23,500
S. L. Helton	18,419	0
R. Holland, Jr.	22,738	23,500
M. J. Maples	13,550	13,400
J. L. Montupet	21,992	14,900
K. P. Seifert	28,276	14,900

* Includes associated dividend equivalent units

(2)	The entire amount of Board and Committee retainers earned by Dr. Cohon and Messrs. Coleman and Holland were deferred into deferred stock units during 2014 pursuant to the 2005 Nonemployee Director Stock Plan, resulting in the following deferred stock units being held by each director at December 31, 2014 based on each director’s service during 2014: Dr. Cohon, 1,580 units; Mr. Coleman, 1,693 units; and Mr. Holland, 1,533 units. Listed below are the outstanding deferred stock units and associated dividend equivalent units for each director as of December 31, 2014:

Name	Deferred Stock Units*
J. L. Cohon	9,715
J. E. Coleman	10,265
W. R. Dunbar	0
W. R. Fields	2,373
R. E. Gomory	0
S. R. Hardis	3,791
S. L. Helton	0
R. Holland, Jr.	13,639
M. J. Maples	0
J. L. Montupet	7,567
K. P. Seifert	4,302

* Includes associated dividend equivalent units

(3)	Pursuant to Mr. Hardis’ irrevocable election, 100% of his retainer fees were used to purchase shares of the Company’s Common Stock on the open market.

SECURITY OWNERSHIP BY MANAGEMENT

AND PRINCIPAL SHAREHOLDERS

The following table furnishes certain information, to the best knowledge of the Company, as of December 31, 2014, as to the shares of Common Stock beneficially owned by each entity owning beneficially more than 5% of the outstanding shares of Common Stock.

Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Iridian Asset Management LLC(2)	6,410,592	10.46%
276 Post Road West Westport, CT 06880-4704
The Vanguard Group, Inc.(3)	5,993,824	9.78
100 Vanguard Blvd. Malvern, PA 19355
BlackRock, Inc.(4)	4,542,263	7.41
55 East 52nd Street New York, NY 10022
LSV Asset Management(5)	3,381,114	5.51
155 N. Wacker Drive Suite 4600 Chicago, IL 60606
FMR LLC(6)	3,090,508	5.04
245 Summer Street Boston, MA 02210

(1)	Based on 61,309,194 shares of Common Stock outstanding as of December 31, 2014.

(2)	Based on a Schedule 13G jointly filed with the Securities and Exchange Commission (“SEC”) on January 7, 2015 by Iridian Asset Management LLC (“Iridian”), David L. Cohen (“Cohen”) and Harold J. Levy (“Levy”), Iridian has the direct power to vote or direct the vote, and the direct power to dispose or direct the disposition, of 6,410,592 shares of Common Stock. Cohen and Levy may be deemed to share with Iridian the power to vote or direct the vote and to dispose or direct the disposition of such shares. Iridian is majority owned by Arovid Associates LLC, a Delaware limited liability company owned and controlled by the following: 12.5% by Cohen, 12.5% by Levy, 37.5% by LLMD LLC, a Delaware limited liability company, and 37.5% by ALHERO LLC, a Delaware limited liability company. LLMD LLC is owned 1% by Cohen, and 99% by a family trust controlled by Cohen. ALHERO LLC is owned 1% by Levy and 99% by a family trust controlled by Levy. Iridian has direct beneficial ownership of the shares of Common Stock in the accounts for which it serves as the investment adviser under its investment management agreements. Messrs. Cohen and Levy may be deemed to possess beneficial ownership of the shares of Common Stock beneficially owned by Iridian by virtue of their indirect controlling ownership of Iridian, and having the power to vote and direct the disposition of shares of Common Stock as joint Chief Investment Officers of Iridian. Messrs. Cohen and Levy disclaim beneficial ownership of such shares.

(3)	Based on a Schedule 13G/A filed with the SEC on February 10, 2015. The Vanguard Group, Inc. (“Vanguard”), an investment adviser, is the beneficial owner of 5,993,824 shares. Of such shares, Vanguard has sole dispositive power over 5,957,763 shares and shared dispositive power over 36,061 shares. Vanguard has sole voting power over 36,061 shares through a wholly-owned subsidiary, Vanguard Fiduciary Trust Company, as a result of its serving as an investment manager of collective trust accounts. Vanguard also has sole voting power over 5,500 shares through a wholly-owned subsidiary, Vanguard Investments Australia, Ltd., as a result of its serving as an investment manager of Australian investment offerings.

(4)

Based on a Schedule 13G/A filed with the SEC on January 26, 2015. BlackRock, Inc. (“BlackRock”), as parent holding company of investment advisory subsidiaries, BlackRock Advisors (UK) Limited; BlackRock

Advisors, LLC; BlackRock Asset Management Canada Limited; BlackRock Asset Management Ireland Limited; BlackRock Asset Management North Asia Limited; BlackRock Fund Advisors; BlackRock Institutional Trust Company, N.A.; BlackRock International Limited; BlackRock Investment Management (Australia) Limited; BlackRock Investment Management (UK) Ltd; BlackRock Investment Management, LLC; and BlackRock Life Limited, is the beneficial owner of 4,542,263 shares. Of such shares, BlackRock has sole voting power over 4,323,879 shares and sole dispositive power over 4,542,263 shares.

(5)	Based on a Schedule 13G filed with the SEC on February 12, 2015. LSV Asset Management (“LSV”), an investment adviser, is the beneficial owner of 3,381,114 shares over which it has sole dispositive power. Of such shares, LSV has sole voting power over 2,197,107 shares.

(6)	Based on a Schedule 13G jointly filed with the SEC on February 13, 2015 by FMR LLC (“FMR”), Edward C. Johnson 3d (Director and Chairman of FMR) and Abigail P. Johnson (Director, Vice Chairman and Chief Executive Officer and President of FMR). FMR, as parent holding company of investment advisory subsidiaries, Fidelity Investments Money Management, Inc., FMR Co., Inc., Strategic Advisers, Inc., and a bank subsidiary, Pyramis Global Advisors Trust Company, and Edward C. Johnson 3d and Abigail Johnson are the beneficial owners of 3,090,508 shares over which they have sole dispositive power. Of such shares, FMR has sole voting power over 71,386 shares. Members of the family of Edward C. Johnson 3d, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. Neither FMR nor Edward C. Johnson 3d nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company, a wholly-owned subsidiary of FMR, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.

The following table furnishes certain information, to the best knowledge of the Company, as of February 27, 2015, as to the shares of Common Stock beneficially owned by (i) each Director of the Company, (ii) each Named Executive Officer of the Company as set forth in the Summary Compensation Table, and (iii) all Directors and executive officers of the Company as a group. The address of each person listed below is the address of the Company.

Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class
Jared L. Cohon	27,920	*
J. Edward Coleman	28,470	*
W. Roy Dunbar	18,118	*
William R. Fields	59,001	*
Ralph E. Gomory	65,502	*
Stephen R. Hardis	139,306	*
Sandra L. Helton	18,044	*
Robert Holland, Jr.	78,599	*
Michael J. Maples	36,665	*
Jean-Paul L. Montupet	59,824	*
Kathi P. Seifert(2)	56,102	*
Paul A. Rooke(3)	565,848	*
Gary D. Stromquist	42,969	*
Martin S. Canning	307,133	*
Scott T.R. Coons(4)	35,015	*
Robert J. Patton	52,794	*
All directors and executive officers as a group (19 persons)	1,826,760	2.98

*	Less than 1% of class.

(1)	Shares beneficially owned include shares that may be acquired pursuant to the exercise of options that are exercisable within 60 days following February 27, 2015 by the following persons and groups in the following amounts: William R. Fields, 23,500 shares; Ralph E. Gomory, 23,500 shares; Stephen R. Hardis, 23,500 shares; Robert Holland, Jr., 23,500 shares; Michael J. Maples, 13,400 shares; Jean-Paul L. Montupet, 14,900 shares; Kathi P. Seifert, 14,900 shares; Paul A. Rooke 351,240 shares; Gary D. Stromquist 33,000 shares; Martin S. Canning, 186,240 shares; and all Directors and executive officers as a group (19 persons), 821,300 shares. Included in these shares are (i) deferred stock units and associated dividend equivalent units granted to Directors as a result of their election to defer all or a portion of their Board fees under the Nonemployee Director Stock Plan and the 2005 Nonemployee Director Stock Plan, (ii) restricted stock units and associated dividend equivalent units granted to Directors which have become fully vested and for which settlement has been deferred or will become fully vested within 60 days following February 27, 2015, and (iii) elective deferred stock units and associated dividend equivalent units granted to executive officers as a result of their election to defer all or a portion of their annual incentive compensation under the Stock Incentive Plan. These shares also include shares allocated to executive officers through participation in the Lexmark Savings Plan. The shares held in the Lexmark Savings Plan can be voted by each executive officer, and each executive officer has investment authority over the shares held in his or her account in the plan. In the case of a tender offer, the trustee shall tender or not tender shares as directed by each participant in the plan.

(2)	Ms. Seifert’s shares include 4,660 shares owned by an investment agency account established by Ms. Seifert for her own benefit.

(3)	Mr. Rooke’s shares include 156,313 shares owned by a revocable trust established by Mr. Rooke for his own benefit.

(4)	Mr. Coons’ shares include 2,600 shares owned by a revocable trust established by Mr. Coons for his own benefit.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about the Company’s equity compensation plans as of December 31, 2014.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
	(Number of securities in millions)
Equity compensation plans approved by shareholders	4.4	(2)	$54.93	10.1	(3)
Equity compensation plans not approved by shareholders(4)	0.1		44.19	0.0

Total	4.5		$54.63	10.1

(1)	The numbers in this column represent the weighted average exercise price of stock options only.

(2)	Of the approximately 4.4 million awards outstanding under the equity compensation plans approved by shareholders, there were approximately 1.8 million stock options (of which 1,627,000 are employee stock options and 137,000 are nonemployee director stock options) and approximately 2.6 million restricted stock units (“RSUs”) and deferred stock units (“DSUs”), including associated dividend equivalent units (of which 2,349,000 are employee RSUs and DSUs and 280,000 are nonemployee director RSUs and DSUs). Performance-based RSUs granted in 2012, 2013 and 2014 were included at the target level of achievement.

(3)	Of the approximately 10.1 million shares available, 9.8 million relate to employee plans (of which 4.8 million may be granted as full-value awards) and 0.3 million relate to the nonemployee director plan.

(4)	As of December 31, 2014, approximately 52,000 shares remained outstanding (all of which are in the form of stock options) pursuant to awards made under the Lexmark International, Inc. Broad-Based Employee Stock Incentive Plan (the “Broad-Based Plan”), an equity compensation plan which had not been approved by the Company’s shareholders. On February 24, 2011, the Company’s Board of Directors terminated the Broad-Based Plan and cancelled the remaining available shares that had been authorized for issuance under the Broad-Based Plan.

REPORT OF THE FINANCE AND AUDIT COMMITTEE

During 2014, the Finance and Audit Committee (the “Committee”) was comprised of four nonemployee directors, Ms. Helton and Messrs. Coleman, Hardis and Maples.

The Committee operates pursuant to a written charter which can be found on the Company’s Investor Relations website at http://investor.lexmark.com. After reviewing the qualifications of the Committee members, and any relationships that they may have with the Company that might affect their independence from the Company, the Board of Directors has determined that (i) all Committee members are “independent” as that term is defined by Section 10A of the Securities Exchange Act of 1934, the rules of the Securities and Exchange Commission thereunder and the listing standards of the New York Stock Exchange, (ii) all Committee members are “financially literate” as that term is defined by the listing standards of the New York Stock Exchange and (iii) each of Ms. Helton and Messrs. Coleman, Hardis, and Maples is an “audit committee financial expert” as that term is defined by the applicable rules established by the Securities and Exchange Commission.

Company management has primary responsibility for preparing the Company’s financial statements and the financial reporting process, including establishing and maintaining adequate internal control over financial reporting and evaluating the effectiveness of internal control over financial reporting. PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm (the “Independent Auditors”), is responsible for performing an audit and expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles in the United States of America and performing an audit and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. The Committee’s responsibility is to monitor and review these processes, acting in an oversight capacity. In this context, during 2014 the Committee met 10 times and held separate discussions with management, the Company’s internal auditors and the Independent Auditors. The Committee discussed with the Company’s internal auditors and the Independent Auditors the overall scope and plans for their respective audits. The Committee met regularly with the internal auditors and the Independent Auditors, with and without management present, to discuss the results of their respective examinations, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee discussed with the Independent Auditors the matters required to be communicated by the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard 16, Communications with Audit Committees. The Committee received and reviewed a report prepared by the Independent Auditors describing the firm’s internal quality control procedures and any material issues raised by the firm’s most recent internal quality-control review and peer review of the firm. The Committee received and reviewed the written disclosures and the letter from the Independent Auditors required by the applicable requirements of the PCAOB regarding the Independent Auditors’ communications with the Committee concerning independence, and has discussed with the Independent Auditors the Independent Auditors’ independence. The Committee also considered whether the provision of the non-audit services provided by the Independent Auditors is compatible with the Independent Auditors’ independence.

In discharging its duties, the Committee met with management of the Company and PwC and reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2014. The Committee also discussed with PwC the critical accounting policies and practices used in the preparation of the Company’s audited financial statements. Management and PwC have represented to the Committee that the audited financial statements for the year ended December 31, 2014 were prepared in accordance with generally accepted accounting principles.

Based on the review and discussions with management, the internal auditors and the Independent Auditors referred to above, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Committee Charter, the Committee has recommended to the Board of Directors, and the Board has approved, the inclusion of the audited financial statements of the Company in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

The Finance and Audit Committee

of the Board of Directors

Stephen R. Hardis, Chair

J. Edward Coleman

Sandra L. Helton

Michael J. Maples

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

Vote Required

Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Auditors for the fiscal year ending December 31, 2015 will require the affirmative vote of the holders of a majority of the shares of Common Stock represented and entitled to vote on this proposal at the Annual Meeting.

The Board of Directors recommends a vote “FOR” this proposal. Signed proxies will be voted “FOR” this Proposal, unless shareholders specify a different choice in their proxies.

Summary

The Finance and Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as the Company’s Independent Auditors to audit its consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting and express an opinion thereon for the 2015 fiscal year. During the 2014 fiscal year, PricewaterhouseCoopers LLP served as the Company’s Independent Auditors and also provided certain tax services. The aggregate fees billed or to be billed to the Company by PricewaterhouseCoopers LLP for services performed during the fiscal years ended December 31, 2014 and 2013 are as follows:

	2014	2013
Audit Fees(1)	$5,273,500	$5,332,000
Audit-Related Fees(2)	96,955	76,000
Tax Fees(3)	32,310	0
All Other Fees(4)	249,000	359,000

(1)	Audit Fees consist of fees for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include certain attest audits and accounting consultations concerning financial accounting and reporting standards.

(3)	Tax Fees consist of fees for federal, state and international tax compliance, tax consulting and expatriate tax services.

(4)	For 2014, All Other Fees consists of accounting and tax due diligence services provided in connection with the Company’s acquisition of ReadSoft AB. For 2013, All Other Fees consists of accounting and tax due diligence services provided in connection with the Company’s acquisitions of AccessVia, Inc. and Saperion GmbH.

All fees for services incurred in 2014 were approved by the Finance and Audit Committee. The Finance and Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the Independent Auditors’ independence. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement and to respond to appropriate questions. Although the Company is not required to seek shareholder approval of this appointment, the Board believes it to be sound corporate governance to do so. If the appointment is not ratified, the Finance and Audit Committee will reconsider the appointment.

Policy Regarding Finance and Audit Committee Preapproval of Audit and Permissible Non-Audit Services

In April 2003, the Finance and Audit Committee adopted a policy regarding the preapproval of all audit and permissible non-audit services to be provided to the Company by the Independent Auditors. The Finance and Audit Committee amended such policy in February 2006. On an annual basis, the Finance and Audit Committee is required to review and consider for approval the annual audit engagement terms and fees for the coming year, which includes the audit of the Company’s annual financial statements (including required quarterly reviews) and required subsidiary audits. At the same time, the Committee also reviews and considers for approval annually recurring and planned audit-related and tax services to be provided to the Company in the coming year. All of the services reviewed and approved on an annual basis are approved at an estimated fee and require additional preapproval by the Committee during the year if the estimated fee is expected to be exceeded. The authority to preapprove any services exceeding previously approved budgeted amounts by $50,000 or less is delegated to the Chair of the Finance and Audit Committee, provided that such preapprovals are reported to the full Committee at its next regularly scheduled meeting. All other permissible services to be provided by the Independent Auditors at a fee not to exceed $50,000 may be specifically preapproved by the Chair of the Finance and Audit Committee, and reported to the full Committee at its next regularly scheduled meeting.

In considering the preapproval of services to be provided by the Independent Auditors, the Finance and Audit Committee is mindful of the relationship between fees for audit and non-audit services, and may determine for each fiscal year the appropriate ratio between the total amount of fees for audit, audit-related and tax services and the total amount of fees for certain permissible non-audit services classified as all other services.

PROPOSAL 3

SHAREHOLDER ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

In 2009, the Board of Directors adopted a Corporate Governance Principle, commonly known as a “Say-on-Pay” proposal, to annually provide shareholders with the opportunity to approve the compensation of the Company’s Named Executive Officers through consideration of the following non-binding advisory resolution:

RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.

As discussed in the Compensation Discussion and Analysis section of this Proxy Statement, the Compensation Committee’s goal in setting executive compensation is to provide total compensation opportunities that are market competitive and supportive of the Company’s strategy to attract, develop, motivate and retain outstanding executive talent. The Company’s executive compensation programs are centered on a pay-for-performance culture that are designed to reward executive officers for superior Company and individual performance while encouraging behavior that is in the long-term best interests of the Company and its shareholders. Consistent with this philosophy, a significant portion of each executive officer’s total compensation opportunity is performance-based and dependent upon the Company’s achievement of specified financial goals and the performance of the Common Stock on a long-term basis.

Shareholders are encouraged to read the Compensation Discussion and Analysis section of this Proxy Statement, which discusses the Company’s compensation plans and programs that have been designed to implement the Company’s executive compensation philosophy, as well as the Summary Compensation Table and other related compensation tables and narrative disclosure, which describe the compensation of each of the Named Executive Officers. The Compensation Committee and the Board of Directors believe that the compensation plans and programs articulated in the Compensation Discussion and Analysis section of this Proxy Statement are effective in implementing the Company’s executive compensation philosophy and that the compensation of the Named Executive Officers in 2014 reflects and supports such philosophy.

Because your vote is advisory, it will not be binding on the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

•	THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADVISORY VOTE ON EXECUTIVE COMPENSATION SET FORTH IN THIS PROPOSAL THREE.

PROPOSAL 4

APPROVAL OF THE COMPANY’S

2005 NON-EMPLOYEE DIRECTOR STOCK PLAN, AS AMENDED AND RESTATED

On February 19, 2015, upon the recommendation of the Corporate Governance and Public Policy Committee, the Board of Directors approved, and is recommending that shareholders approve, the Lexmark International, Inc. 2005 Non-Employee Director Stock Plan, as amended and restated. If the 2005 Non-Employee Director Stock Plan, as amended and restated, is approved by shareholders at the 2015 Annual Meeting, it will become immediately effective. The approval of the 2005 Non-Employee Director Stock Plan, as amended and restated, will require the affirmative vote of the holders of a majority of the shares of Class A Common Stock represented and entitled to vote on this Proposal at the Annual Meeting.

•	THE BOARD OF DIRECTORS UNANIMOUSLY APPROVED THE 2005 NON-EMPLOYEE DIRECTOR STOCK PLAN, AS AMENDED AND RESTATED, AND RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

Summary

In accordance with the Company’s Director Compensation Policy, the Company currently grants equity awards to its non-employee directors pursuant to the Lexmark International, Inc. 2005 Non-Employee Director Stock Plan (the “Director Plan”), which is scheduled to expire on April 28, 2015. The Director Plan, as amended and restated, would extend the expiration date by five years to April 21, 2020, if this Proposal is approved by the Company’s shareholders.

At February 27, 2015, there were approximately 418,800 stock incentive awards outstanding under the Director Plan, of which approximately 281,600 are full-value awards (i.e., restricted stock units and deferred stock units). At February 27, 2015, approximately 268,000 shares remained available for future awards under the Plan, all of which may be granted as full-value awards. This proposal does not add any additional shares to the Plan.

The Board of Directors is unanimously recommending this proposal because it believes strongly that the Director Plan is essential for the Company to attract and retain extremely well qualified and talented individuals to serve as non-employee directors of the Company and to closely align non-employee directors’ interests with those of the shareholders by providing a significant portion of each non-employee Director’s compensation in the form of equity. Only the Company’s non-employee Directors are eligible for awards under the Plan. Awards to employees are granted under the Company’s 2013 Equity Compensation Plan.

Description of Material Changes to the Director Plan

The Board of Directors has approved, and is recommending that the shareholders approve, the amendment and restatement of the Director Plan. The material changes to the Director Plan are as follows:

1.	Extends the expiration date by five years from April 28, 2015 to April 21, 2020;

2.	Modifies the definition of change in control to require consummation of the change in control event versus shareholder approval of an event that could give rise to a change in control;

3.	Eliminates liberal share recycling provisions (i.e., shares that are used to pay the exercise price of options may not be recycled and reused under the Director Plan;

4.	Adds a $500,000 limit on equity awards that may be granted to any Eligible Director in a single calendar year.

Other Important Features of the Director Plan

•	The Director Plan will be administered by the Company’s independent board members.

•

Any material changes to the Director Plan (including any increase to the Plan’s share reserve, other than in connection with stock splits or other similar recapitalization events) must be approved by the Company’s shareholders.

•	Stock options and stock appreciation rights may not be “repriced” without the approval of the Company’s shareholders.

•	Stock-settled appreciation rights are counted against the share reserve based on the total number of stock-settled appreciation rights granted (not the net number of shares that may be issued).

•

Restricted stock units granted to Eligible Directors in connection with the Director’s Annual Equity Award vest after one year, but settlement is deferred until the earlier of a Director’s separation from service or five years from the date of grant.

•

The Director Plan only provides for accelerated vesting on a change in control in cases where the Company does not survive and the acquiror does not agree to assume or substitute for outstanding awards.

Description of the Plan

A summary of the significant features of the Director Plan, assuming shareholder approval at the 2015 Annual Meeting, is provided below, but is qualified in its entirety by the full text of the Director Plan attached as Annex B.

Shares Subject to the Plan

The maximum number of shares of the Company’s Common Stock that may be delivered under the Director Plan is 500,000 (of which approximately 268,000 shares remained available for issuance and were not subject to outstanding awards as of February 27, 2015) shares of Common Stock, plus any shares that had not been utilized under the Company’s previous Nonemployee Director Stock Plan (the “Prior Plan”) at the time of its termination or that have become available for grant because of an award under the Prior Plan expiring, being canceled, terminated or otherwise settled without the issuance of shares. The shares of Common Stock deliverable under the Director Plan may consist, in whole or in part, of authorized but unissued shares, treasury shares, or shares reacquired by the Company. If an award under the Director Plan expires, or is canceled, terminated or otherwise settled without the issuance of shares subject to such award, those shares will be available for inclusion in future grants under the Director Plan. As of February 27, 2015, there were approximately 418,800 (137,200 stock options; 226,300 restricted stock units; and 55,300 deferred stock units) shares of Common Stock subject to awards that were currently outstanding under the Director Plan.

If there is a stock split, stock dividend, recapitalization or other relevant change affecting the Company’s Common Stock, appropriate adjustments will be made in the number of shares that may be issued in the future and in the number and kind of shares and price under all outstanding grants made before the event. Awards assumed or granted in substitution or exchange for awards made by a company acquired pursuant to a merger or other acquisition will not reduce the number of shares that may be delivered under the Director Plan or authorized for grant to an Eligible Director pursuant to the Director Plan.

Administration and Eligibility

The Director Plan is administered by the non-employee members of the Board of Directors (the “Committee”), in its discretion. The Committee has the authority to determine the types of awards and the number of shares covered, and to set the terms, conditions, and provisions of such awards. The Committee has the authority to grant the following types of awards under the Director Plan: (i) stock options, (ii) stock appreciation rights, (iii) restricted stock; (iv) restricted stock units, and/or (v) deferred stock units. The Committee is authorized to interpret the Director Plan and to establish, amend, and rescind any rules and regulations relating to the Director Plan, and to make all other determinations which may be necessary or advisable for the administration and interpretation of the Director Plan. All non-employee members of the Board of Directors, who are not officers of the Company or any of its subsidiaries or affiliated with any shareholder of the Company holding 5% or more of the Company’s equity securities, are eligible to be participants under the Plan (“Eligible Directors”).

Awards

In accordance with the Company’s Director Compensation Policy approved by the Committee, each Eligible Director shall receive a restricted stock unit award, or such other form of award as determined by the Committee, on the date of the meeting of the Board or the Annual Meeting of Shareholders, whichever is applicable, at which such Eligible Director is first elected to serve as a member of the Board (the “Initial Award”). The Committee may grant additional restricted stock unit awards or other awards at such times as it determines in its discretion. Currently, in accordance with the Director Compensation Policy, each Eligible Director receives an annual restricted stock unit award upon reelection at each Annual Meeting of Shareholders (the “Annual Award”), as described in the “Director Compensation” section.

Stock Options and Stock Appreciation Rights

The Committee may grant non-qualified stock options for such number of shares as the Committee shall determine. The option price of a non-qualified stock option shall not be less than the fair market value of the underlying Common Stock on the date of grant. To exercise an option, the grantee may (i) pay the option price in cash, (ii) if permitted by the Committee, by delivering other shares of Qualifying Common Stock (as defined in the Plan) owned by the grantee having a fair market value equal to the exercise price of the option, (iii) if permitted by the Committee, by reducing the number of shares otherwise deliverable upon the exercise of the option by the number of shares having a fair market value equal to the aggregate exercise price of the option; or (iv) in such other form as the Committee shall determine from time to time. The term of each option will be fixed by the Committee but may not exceed ten years from the date of grant. Options will become exercisable at such time or times as may be determined by the Committee.

Stock appreciation rights may be granted with respect to such number of shares as the Committee shall determine. The Committee will determine the time or times at which a stock appreciation right may be exercised and the base price with respect to the shares of Common Stock for which such stock appreciation right is granted, which shall not be less than the fair market value of the Common Stock on the date of grant. If a grantee exercises a stock appreciation right, the grantee will generally receive a payment equal to the excess of the fair market value of the shares with respect to which the stock appreciation right is being exercised at the time of exercise over the price for such shares fixed by the Committee at the time the stock appreciation right was granted. Payment may be made in cash, in shares or in a combination of cash and shares, as the Committee determines. Stock-settled stock appreciation rights count against the Director Plan’s share reserve on a gross (not net) basis.

The Committee is prohibited from repricing any option or stock appreciation right, without first securing the approval of shareholders, whether by amending any option or stock appreciation right to reduce the exercise price or by canceling any outstanding option or stock appreciation right in exchange for cash or for a new option or stock appreciation right with a lower exercise price or another incentive award under the Director Plan, such that the effect would be the same as reducing the option or stock appreciation right exercise price.

Restricted Stock and Restricted Stock Unit Grants

The Committee may also award shares of Common Stock, subject to restrictions, as specified by the Committee (“Restricted Stock”). The award agreement will set forth a specified period of time over which the Restricted Stock will vest and restrictions on transfer lapse (the “Restriction Period”), which period shall not be less than three years during which pro rata or other graded vesting may be permitted. During the Restriction Period, the Eligible Director will generally have all of the rights of a shareholder, including the right to vote shares of Restricted Stock and the right to receive dividends on Restricted Stock, unless the Committee shall determine otherwise.

The Committee may also award restricted stock units, representing the right to receive the fair market value of shares of Common Stock subject to vesting conditions, at the time or times established by the Committee. The restricted stock unit award agreement will set forth a specified period of time over which the restricted stock units will become vested and settle. For restricted stock units granted in connection with an Eligible Director’s Initial Award, the Committee has specified that such restricted stock units will become 100% vested on the sixth anniversary of the grant date and will settle on the Eligible Director’s separation from service as a member of the Board. For restricted stock units granted in connection with an Eligible Director’s Annual Award, the Committee has specified for awards made beginning in 2015, the restricted stock units will become 100% vested on the day immediately prior to the next Annual Meeting of Shareholders and will settle on the fifth anniversary of the grant date. Prior to settlement of the restricted stock units, the Eligible Director will not have rights as a shareholder with respect to such award and will not be entitled to vote on any matter submitted to the Company’s shareholders or receive any dividends or other distributions with respect to such restricted stock units. The Committee may, in its discretion, provide for dividend equivalent units with respect to restricted stock unit awards. Any such dividend equivalent units shall become vested and settled at the time the related restricted stock unit becomes vested and settled. Restricted stock units may be settled in cash, in shares or a combination of cash and shares, as the Committee determines.

Deferred Stock Units

The Committee may also make deferred stock unit awards under the Director Plan. An Eligible Director may elect to defer receipt of all or a portion of such Eligible Director’s annual board, committee and/or chair retainers (the “Annual Fees”) and receive in lieu thereof an award of deferred stock units which shall be equal to the amount of Annual Fees deferred divided by the fair market value of a share of Common Stock on the date of such award. The Committee may also grant deferred stock unit awards under the Plan in addition to or in lieu of Annual Fees without regard to whether an Eligible Director has elected to defer any of such Annual Fees, on such terms and subject to such conditions (including conditions regarding vesting and settlement thereof) not inconsistent with the Director Plan as the Committee may determine.

A deferred stock unit represents the right to receive the fair market value of a share of Common Stock upon a future settlement date or event. Deferred stock units are fully vested upon grant, and unless otherwise provided by the Committee, include the right to receive dividend equivalent units. Unless further deferred by an Eligible Director, deferred stock units (and related dividend equivalent units) are paid on June 30th in the fifth calendar year following the year in which the deferred stock unit award was granted, or at such other time as determined by the Committee. Deferred stock units (and related dividend equivalent units) may be paid in cash, in shares or a combination of cash or shares, as the Committee determines.

An Eligible Director does not have any rights as a shareholder with respect to deferred stock units. The Company will establish a separate bookkeeping account for the Eligible Director and will record in such account the number of deferred stock units (and related dividend equivalent units) awarded to the Eligible Director.

New Plan Benefits

The awards that will be granted under the Director Plan in the future to Eligible Directors are subject to the discretion of the Committee and, therefore, are not fully determinable at this time. Information about awards made under the Director Plan to the Eligible Directors in 2014 is set forth in the “Director Compensation” Table and the footnotes thereto. For illustration purposes, the following awards were granted to Eligible Directors under the Director Plan during 2012 to 2014:

Award Type	2014	2013	2012
Stock Options	0	0	0
Restricted Stock Units (Initial Equity Award)	0	0	0
Restricted Stock Units (Annual Equity Award)	39,094	53,482	53,166
Deferred Stock Units	5,014	7,892	9,050
Dividend Equivalent Units	8,765	10,208	10,100

Total	52,873	71,582	72,316

Transferability

Awards granted under the Director Plan are generally nontransferable during an Eligible Director’s lifetime, but may be transferred to an Eligible Director’s designated beneficiary or estate upon the Eligible Director’s death and may, subject to prior approval, be transferred during the Eligible Director’s lifetime to a family member or other entity for estate planning purposes.

Change in Control

The Director Plan generally provides that in the event of certain Changes in Control (as defined in the Director Plan) in which the Company is not the surviving entity and in which the successor to the Company (or one of its affiliates) does not agree to assume outstanding awards or substitute alternative awards (as defined in the Director Plan) therefor, any outstanding awards shall immediately vest and become exercisable, transferable and/or payable, as of the date of such Change in Control or sufficiently in advance of such date in order to allow Eligible Directors to realize the intended benefits of their awards (provided that the original terms of the awards shall be reinstated if such Change in Control does not in fact occur).

Amendment and Termination

The Board may amend, terminate or suspend the Director Plan as it deems advisable, except that any amendment that (i) increases the number of shares that may be delivered under the Director Plan; (ii) reprices, replaces or regrants options or stock appreciation rights with an exercise price that is less than the exercise price of the original option or stock appreciation right or exchanges underwater options or stock appreciation rights for other awards, Common Stock, cash or other property; or (iii) materially modifies the requirements for eligibility to participate in the Director Plan or expands the types of awards that may be granted under the Director Plan, shall be subject to shareholder approval. Except as otherwise provided in the Director Plan, no action of the Board may materially impair an Eligible Director’s rights under any outstanding award under the Director Plan without the Eligible Director’s consent.

Term

The Director Plan, as amended and restated, shall be effective upon approval by shareholders and will terminate on the fifth anniversary of such approval, unless sooner terminated by the Board.

Federal Income Tax Aspects

The following is a brief summary of the Federal income tax consequences of awards that may be made under the Director Plan, based upon the Federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and does not describe Federal employment or gift or estate tax consequence or any state, local or foreign tax consequences.

Non-qualified Stock Options

No income is realized by an Eligible Director at the time a non-qualified stock option is granted. Generally, upon exercise of a non-qualified stock option, an Eligible Director will realize ordinary income in an amount equal to the difference between the price paid for the shares and the fair market value of the shares on the date of exercise. The Company will be entitled to a tax deduction in the same amount. Any appreciation (or depreciation) after the date of exercise will be either short-term or long-term capital gain or loss, depending upon the length of time that the Eligible Director has held the shares. The rate of tax payable on capital gains also varies depending on the length of time the shares are held. Special rules apply in the event all or a portion of the exercise price is paid in already owned shares of Common Stock.

Stock Appreciation Rights

No income will be realized by an Eligible Director in connection with the grant of an SAR. When the SAR is exercised, the Eligible Director will generally be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash and the fair market value of any shares received. The Company will be entitled to a deduction at the time and in the amount included in the Eligible Director’s income by reason of the exercise. If the Eligible Director receives Common Stock upon exercise of an SAR, the post-exercise appreciation or depreciation will be treated in the same manner discussed above under “Non-qualified Stock Options.”

Restricted Stock

An Eligible Director receiving restricted stock generally will recognize ordinary income in the amount of the fair market value of the restricted stock at the time the stock is no longer subject to forfeiture, less any consideration paid for the stock. The Company will be entitled to a deduction at the same time and in the same amount. The holding period to determine whether the Eligible Director has long-term or short-term capital or loss on a subsequent sale of such shares generally begins when the restriction period expires, and the Eligible Director’s tax basis for such shares will generally equal the fair market value of such shares on such date.

However, an Eligible Director may elect under Section 83(b) of the Code, within 30 days of the grant of the restricted stock, to recognize taxable ordinary income on the date of grant equal to the excess of the fair market value of the shares of restricted stock (determined without regard to the restrictions) over any consideration paid by the Eligible Director for the restricted stock. By reason of such an election, the Eligible Director’s holding period will commence on the date of grant and the Eligible Director’s tax basis will be equal to the fair market value of the shares on that date (determined without regard to restrictions). Likewise, the Company generally will be entitled to a deduction at that time in the amount that is taxable as ordinary income to the Eligible Director. If shares are forfeited after making such an election, the Eligible Director will be entitled to a capital loss for tax purposes in an amount equal to the excess of the consideration paid for the forfeited shares over the amount, if any, realized by the Eligible Director upon the forfeiture of the shares.

Restricted Stock Units and Deferred Stock Units

An Eligible Director receiving a restricted stock unit or deferred stock unit award will not have taxable income when the restricted stock units or deferred stock units or any related dividend equivalent units are credited to the Eligible Director’s account. The Eligible Director will recognize ordinary income equal to the fair market value of the shares of Common Stock delivered (or the amount of cash paid in lieu of such shares) when the shares and/or cash are delivered or paid in accordance with the Director Plan. The Company will generally be entitled to a deduction for the year and to the extent the Eligible Director has ordinary income.

Additional Tax Matters

The discussion above is subject to the general Federal income tax doctrines of constructive receipt and economic benefit and to the applicable provisions of Internal Revenue Code Section 409A (“Section 409A”).

Section 409A applies to amounts deferred under a “nonqualified deferred compensation plan,” which may include certain types of awards granted under the Director Plan in certain circumstances. Generally, awards under the Director Plan will be structured with the intent of qualifying for an exemption from, or alternatively complying with, Section 409A, but it is possible that certain awards may fail to comply with Section 409A under certain circumstances. If at any time an Eligible Director is in constructive receipt of an incentive award or receives the economic benefit of that award, or if at any time the Director Plan, any incentive award under the Director Plan, or any arrangement required to be aggregated with the Director Plan or any incentive award under the Director Plan fails to comply with the applicable requirements of Section 409A, then the Eligible Director may recognize taxable income with respect to that award earlier than the times described above and (in the case of a violation of Section 409A) may owe additional Federal income taxes on top of the Eligible Director’s ordinary Federal income taxes. The additional Federal income taxes under Section 409A are equal to (i) 20% on any amount of deferred compensation that is required to be included in income under Section 409A, plus (ii) the amount of interest at the underpayment rate plus 1 percentage point on the underpayments that would have occurred had the deferred compensation been includible in gross income for the taxable year in which it was first deferred or, if later, the first taxable year in which such deferred compensation was no longer subject to a substantial risk of forfeiture.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON ELIGIBLE DIRECTORS AND THE COMPANY WITH RESPECT TO CERTAIN TRANSACTIONS UNDER THE DIRECTOR PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE ELIGIBLE DIRECTOR’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE ELIGIBLE DIRECTOR MAY RESIDE.

SUBMISSION OF SHAREHOLDER PROPOSALS

If a holder of the Common Stock wishes to present a proposal for consideration at next year’s Annual Meeting, any such proposal must be received at the Company’s offices at One Lexmark Centre Drive, Lexington, Kentucky 40550, Attention: Corporate Secretary, on or before November 11, 2015. In addition, the Company’s By-Laws provide that in order for any shareholder to nominate a Director or propose to transact any corporate business at an Annual Meeting of Shareholders, the shareholder must have given written notice, by certified mail, to the Secretary of the Company, which must be received by the Secretary of the Company not less than 60 nor more than 120 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the preceding year’s Annual Meeting of Shareholders. If the date of the Annual Meeting is advanced more than 30 days prior to or delayed by more than 30 days after the first anniversary of the preceding year’s Annual Meeting, the notice must be received by the Secretary not later than the close of business on the later of the 90th day prior to the Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

OTHER MATTERS

The management knows of no other matters which are likely to be brought before the meeting, but if any such matters properly come before the meeting, the persons named in the enclosed proxy, or their substitutes, will vote the proxy in accordance with their best judgment.

The Company will furnish to each person whose proxy is being solicited, upon written request, copies of any exhibits to its Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as filed with the Securities and Exchange Commission. Requests in writing for copies of any such materials should be directed to Investor Relations, Lexmark International, Inc., One Lexmark Centre Drive, Lexington, Kentucky 40550.

Robert J. Patton

Secretary

March 11, 2015

ANNEX A

Reconciliation of Non-GAAP Financial Measures

Revenue (in millions)	2014	2013	2012
GAAP	$3,710	$3,668	$3,798
Acquisition and Divestiture-Related Adjustments	17	16	5

Non-GAAP	$3,728	$3,684	$3,803

Operating Income (in millions)	2014	2013	2012
GAAP	$149	$409	$192
Actuarial Gain/loss on Pension Plan	81	(82)	22
Restructuring Charges & Project Costs	46	55	121
Acquisition and Divestiture-Related Adjustments	121	21	66

Non-GAAP	$397	$403	$401

A-1

ANNEX B

LEXMARK INTERNATIONAL, INC.

2005 NONEMPLOYEE DIRECTOR STOCK PLAN

As amended and restated effective                     , 2015

Section 1. Purposes

The purposes of the Plan are to enable the Company to attract, retain and motivate the best qualified nonemployee directors and to enhance a long-term mutuality of interest between the directors and stockholders of the Company by granting eligible directors an equity interest in the Company.

Section 2. Definitions

Unless the context requires otherwise, the following words as used in the Plan shall have the meanings ascribed to each below, it being understood that masculine, feminine and neuter pronouns are used interchangeably, and that each comprehends the others, and that the singular shall include the plural, and the plural shall include the singular.

(a) “Act” shall mean the Securities Exchange Act of 1934, as amended.

(b) “Adjustment Event” shall mean any stock dividend, stock split or share combination of, or extraordinary cash dividend on, the Common Stock or recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below Fair Market Value, or other similar event affecting the Common Stock of the Company.

(c) “Annual Fees” shall mean the cash amounts payable by the Company to an Eligible Director for services to be rendered as a member of the Board during any calendar year, including retainers, meeting and attendance fees (including any per diem attendance fee for international directors), committee chair fees and fees otherwise payable for acting on or as a member of the Board or any committee thereof, but not including reimbursement of expenses.

(d) “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Deferred Stock Unit awarded under the Plan.

(e) “Award Agreement” means the agreement, certificate or other instrument evidencing the grant of any Award under the Plan.

(f) “Board” shall mean the Board of Directors of the Company.

(g) “Change in Control” shall mean the occurrence of any of the following events:

(i) a majority of the members of the Board at any time cease for any reason other than due to death or disability to be persons who were members of the Board twenty-four months prior to such time (the “Incumbent Directors”); provided that any director whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the members of the Board then still in office who are Incumbent Directors shall be treated as an Incumbent Director; or

(ii) any “person,” including a “group” (as such terms are used in Sections 13(d) and 14(d)(2) of the Act, but excluding the Company, its Subsidiaries, any employee benefit plan of the Company or any Subsidiary, employees of the Company or any Subsidiary or any group of which any of the foregoing is a member) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, including without limitation, by means of a tender or exchange offer, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities; or

(iii) the consummation of (x) a merger or other business combination of the Company with or into another corporation immediately following which merger or combination (A) the stock of the surviving entity or its ultimate parent corporation is not readily tradable on an established securities market, (B) a majority of the directors of the surviving entity are persons who (1) were not directors of the Company immediately prior to the merger and (2) are not nominees or representatives of the Company or (C) any “person,” including a “group” (as such terms are used in Sections 13(d) and 14(d)(2) of the Act, but excluding the Company, its Subsidiaries, any employee benefit plan of the Company or any Subsidiary, employees of the Company or any Subsidiary or any group of which any of the foregoing is a member) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of 30% or more of the securities of the surviving entity or (y) the direct or indirect sale or other disposition of all or substantially all of the assets of the Company.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to occur in the event the Company files for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code.

Notwithstanding the foregoing, to the extent that any Section 409A Award would become payable under this Plan by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also constitute a “change in the ownership” of the Company, a “change in the effective control” of the Company, or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 1.409A-3(i)(5) of the Treasury Regulations.

(h) “Change in Control Price” shall mean the highest price per share of Common Stock paid in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash).

(i) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(j) “Committee” shall mean all members of the Board who qualify as “Non-Employee Directors” as defined in Rule 16b-3 under the Act (“Non-Employee Directors”), or any other committee composed solely of Non-Employee Directors as designated by the Board to serve as the Committee for purposes hereof.

(k) “Common Stock” means the Class A Common Stock of the Company, par value $0.01 per share, or such other shares or kind of securities as determined by the Board.

(l) “Company” shall mean Lexmark International, Inc., a Delaware corporation, and any successor thereto.

(m) “Deferred Stock Unit” means an Eligible Director’s right to receive pursuant to the Plan one share of Common Stock, or, if provided by the Committee, cash equal to the Fair Market Value of a share of Common Stock, at a specified future time or event.

(n) “Director Compensation Policy” means the policy established by the Company for the compensation of the Company’s non-employee directors, as in effect from time to time.

(o) “Dividend Equivalents” has the meaning set forth in Section 10.4 below.

(p) “Eligible Director” shall mean a director of the Company who is not, at the relevant time, an officer or employee of the Company or any of its Subsidiaries or affiliated with any stockholder of the Company holding 5% or more of the Company’s equity securities.

(q) “Equity Fee Election” shall mean an Eligible Director’s election to receive all or a portion of his Annual Fees in the form of Deferred Stock Units in lieu of cash that shall be irrevocable for the calendar year to which it applies.

(r) “Fair Market Value” means, for purposes of determining the exercise price of Options or Stock Appreciation Rights as of any date of determination, the closing price of a share of Common Stock on a national securities exchange on that day. In the event that there are no Common Stock transactions reported on such exchange or system on such day, Fair Market Value shall mean the closing price on the immediately preceding day on which Common Stock transactions were so reported. For any other purpose, Fair Market Value shall be determined by the Committee and may include, in addition to the closing price of a share of Common Stock, the real time price of a share of Common Stock as quoted on a national securities exchange.

(s) “Grant Date” shall mean, with respect to the grant of Deferred Stock Units under the Plan, each date on which Annual Fees become payable to members of the Board.

(t) “Nonemployee Director Stock Plan” means the Company’s Nonemployee Director Stock Plan originally approved by the Company’s stockholders on October 26, 1995, as amended and restated from time to time, and which terminated according to its terms on November 20, 2005.

(u) “Option” means the right to purchase a stated number of shares of Common Stock at a stated price (as specified in Section 7.2 hereof) for a specified period of time.

(v) “Plan” shall mean the Lexmark International, Inc. 2005 Nonemployee Director Stock Plan, as set forth herein and as the same may be further amended from time to time.

(w) “Qualifying Common Stock” means shares of Common Stock which are not subject to any loan or other obligation of the Eligible Director.

(x) “Restriction Period” means the period during which shares of Restricted Stock are subject to forfeiture or restrictions on transfer (if applicable) as described in Section 9 of the Plan and any applicable Award Agreement.

(y) “Restricted Stock” means Common Stock awarded to an Eligible Director in accordance with Section 9 of the Plan.

(z) “Restricted Stock Unit” means a right to receive a share of Common Stock or the Fair Market Value thereof in cash which is subject to vesting and other conditions in accordance with Section 10 of the Plan.

(aa) “Section 409A Award” means any Award, which provides for the “deferral of compensation” within the meaning of Section 1.409A-1(b) of the Treasury Regulations, which is not otherwise exempt from the requirements of Section 409A of the Code.

(bb) “Share” shall mean a share of Common Stock.

(cc) “Stock Appreciation Right” means the right to receive a payment from the Company, in cash, Common Stock or a combination thereof, equal to the excess of the Fair Market Value of a share of Common Stock at the date of exercise over a specified price fixed by the Committee (as specified in Section 8 hereof).

(dd) “Subsidiary” shall mean any entity that is directly or indirectly controlled by the Company, or any other entity in which the Company has a significant equity interest, as determined by the Committee.

(ee) “Year of Board Service” shall mean any 12 consecutive month period during which an Eligible Director serves as a member of the Board. In the event an Eligible Director is reinstated as a member of the Board after he ceases to serve as a member of the Board, a new Year of Board Service shall commence on the date he recommences service as a member of the Board.

(ff) For purposes of any Section 409A Award, the terms “ceases to serve,” “terminate,” or “termination of service,” and variations thereof, as used in the Plan or any Award Agreement for a Section 409A Award, are

intended to mean an Eligible Director’s “separation from service” from the Company for purposes of Section 409A of the Code, using the default provisions set forth in Section 1.409A-1(h) of the Treasury Regulations.

Section 3. Effective Date and Term

The Plan, as amended and restated herein, shall be effective upon the approval by stockholders at the 2015 Annual Meeting of Stockholders (the “Effective Date”). The Plan term will terminate on the tenth anniversary of the Effective Date, unless sooner terminated by the Board pursuant to Section 14.

Section 4. Administration

4.1 Powers of the Committee. The Plan shall be administered by the Committee. The Committee may delegate its powers and functions hereunder to a subcommittee thereof consisting of at least two directors, all of whom qualify as “Non-Employee Directors” as defined under Rule 16b-3 under the Act. The Committee shall have full authority to select Eligible Directors to receive Awards; to approve Awards and establish the terms and conditions thereof; to interpret the Plan; to establish, amend and rescind rules for carrying out the Plan; to administer the Plan; to construe the respective Award Agreements and the Plan; and to make all other determinations and to take such steps in connection with the Plan as the Committee, in its discretion, deems necessary or desirable for administering the Plan. Each determination, interpretation or other action made or taken pursuant to the provisions of this Plan by the Committee shall be final and binding for all purposes and upon all persons, including, without limitation, the Company, the directors, officers and employees of the Company, any Eligible Director and his or her respective heirs, executors, administrators, personal representatives and other successors in interest.

The Committee shall have the discretionary authority, subject to the terms of the Plan, to determine the time or times at which Awards may be exercised, paid or transferred, as the case may be; the form and manner of payment of any amount due from an Eligible Director in connection with any Award; whether any restriction (including any provision as to vesting, exercisability, payment or transferability) shall be modified or waived, in whole or in part, after the date of grant of the Award in the event an Eligible Director dies, becomes disabled or ceases to serve as a member of the Board for any reason, provided, however, the Committee shall not modify or waive any restriction of any Section 409A Award that would result in an impermissible acceleration of payment in violation of Section 1.409A-3(j), or otherwise violate Section 409A of the Code or any provision of the Treasury Regulations promulgated thereunder; whether amounts payable by the Company in respect of any Award shall be paid in Common Stock, cash or any combination thereof; whether and to what extent any Award may be transferred by the Eligible Director; and the terms, provisions and conditions to be included in any Award Agreement.

Except in connection with an Adjustment Event pursuant to Section 5.5 below, the Committee shall not have the power to reduce, whether through amendment or otherwise, the exercise price of any outstanding Option or Stock Appreciation Right nor to grant a new Award in substitution for or upon the cancellation of any previously granted Option or Stock Appreciation Right, which has the effect of reducing the exercise price, or exchange any Option or Stock Appreciation Right for stock, cash or other consideration, or take any other action that would be considered a “repricing” of an Option or Stock Appreciation Right under the listing standards of the New York Stock Exchange, unless approved by the Company’s stockholders.

4.2 Delegation. The Committee may appoint the Secretary of the Company, other officers or employees of the Company or competent professional advisors to assist the Committee in the administration of the Plan, and may grant authority to such persons to execute agreements or other documents and carry out other administrative duties on its behalf, provided no such persons shall have the authority to grant Awards.

4.3 Agents. The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan, and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee in the engagement of any such counsel, consultant or agent shall be paid by the Company.

4.4 Indemnification. Each person who is or shall have been a member of the Committee or any subcommittee thereof or any person designated pursuant to Section 4.2 or 4.3 above shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or By-laws, by contract, as a matter of law or otherwise.

Section 5. Shares: Adjustment upon Certain Events

5.1 Shares Available. Subject to the provisions of Section 5.5, the number of shares of Common Stock subject to Awards under the Plan may not exceed 500,000, plus any shares that become available for grant pursuant to Section 5.2 and shares that have not been utilized under the Company’s Nonemployee Director Stock Plan at the time of its termination. The shares to be delivered under the Plan may consist, in whole or in part, of Common Stock held in treasury or authorized but unissued Common Stock, not reserved for any other purpose, or from Common Stock reacquired by the Company. Notwithstanding the foregoing, the Committee shall not grant Awards (excluding Dividend Equivalents and other than Deferred Stock Units that an Eligible Director has elected to receive pursuant to an Equity Fee Election or other Awards granted in lieu of an Eligible Director’s cash compensation) representing Shares with a Fair Market Value on the date of grant in excess of $500,000 to any single Eligible Director during any single year.

5.2 Canceled, Terminated, or Forfeited Awards. Any shares of Common Stock subject to any portion of an Award which, in any such case and for any reason, expires, or is canceled, terminated or otherwise settled, without the issuance of such shares of Common Stock, shall again be available for award under the Plan. Shares of Common Stock that are delivered to the Company, either actually or by attestation, in payment of the exercise price for any Option granted under the Plan shall not be available for future grants under the Plan. Shares reacquired by the Company on the open market using the cash option proceeds received by the Company from the exercise of Options granted under the Plan shall not be available for future grants under the Plan. Upon exercise or settlement of any Award of stock-settled Stock Appreciation Rights granted under the Plan, the total number of Stock Appreciation Rights that are exercised or settled shall count against the number of available shares pursuant to Section 5.1, not just the net number of shares of Common Stock that are issued.

5.3 Substitute Awards. Awards assumed or granted in substitution or exchange for awards previously granted by a company acquired by the Company or with which the Company combines shall not reduce the Shares that may be authorized for grant to an Eligible Director or delivered under the Plan.

5.4 No Limit on Corporate Action. The existence of this Plan and Shares granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issuance of bonds, debentures, preferred or prior preference stocks ahead of or affecting Common Stock, the dissolution or liquidation of the Company or any sale or transfer of all or part of its assets or business, or any other corporate act or proceeding.

5.5 Adjustment in Capitalization. The aggregate number of shares of Common Stock available for Awards under Section 5.1, or subject to outstanding Awards, the annual limit on Shares issuable to Eligible Directors set forth in Section 5.1, and the respective exercise prices applicable to outstanding Awards shall be proportionately adjusted to reflect, as deemed equitable and appropriate by the Committee, an Adjustment Event. To the extent deemed equitable and appropriate by the Committee, subject to any required action by stockholders, in any merger, consolidation, reorganization, liquidation, dissolution or other similar transaction, any Award granted under the Plan shall pertain to the securities and other property to which a holder of the number of shares of Common Stock covered by the Award would have been entitled to receive in connection with such event.

Any shares of stock (whether Common Stock, shares of stock into which shares of Common Stock are converted or for which shares of Common Stock are exchanged or shares of stock are distributed with respect to Common Stock) or cash or other property received with respect to any Award granted under the Plan as a result of any Adjustment Event, any distribution of property or any merger, consolidation, reorganization, liquidation, dissolution or other similar transaction shall, except as provided in the Plan or as otherwise provided by the Committee at or after the date any such Award is made, be subject to the same terms and conditions, including vesting and restrictions on exercisability or transfer, as are applicable to the Award with respect to which such shares, cash or other property is received, and any Award Agreement and stock certificate(s) representing or evidencing any shares of stock or other property so received shall so provide and be legended as appropriate.

Section 6. Awards

6.1 Initial Awards. During the term of the Plan, and subject to and in accordance with the terms of the Director Compensation Policy, each Eligible Director shall receive an Award of Restricted Stock Units or such other form of Award as determined by the Committee at the time of such grant (the “Initial Award”) on the date of the meeting of the Board or the annual meeting of the stockholders of the Company, whichever is applicable, at which such Eligible Director is first elected to serve as a member of the Board.

6.2 Annual Awards. Each Eligible Director may, at the discretion of the Committee, also be granted one or more Awards of Restricted Stock Units or other Awards after the Initial Award (each an “Annual Award”), at such time or times and in such amount as shall be determined by the Committee.

6.3 General. All Initial Awards and Annual Awards shall be reasonable in size and amount and all Annual Awards shall be consistent in size from one Eligible Director to another, except with respect to differentiation in award size based on Board committee membership(s) and service as the chair of a Board committee.

Section 7. Options

7.1 Grant of Options. Options may be granted to Eligible Directors at such time or times as shall be determined by the Committee. Options granted under the Plan shall be non-qualified stock options. The date of grant of an Option under the Plan will be the date on which the Option is awarded by the Committee or, if so determined by the Committee, the date on which occurs any event the occurrence of which is an express condition precedent to the grant of the Option. The Committee shall determine the number of Options, if any, to be granted to an Eligible Director. Each Option shall be evidenced by an Award Agreement that shall specify the exercise price, the duration of the Option, the number of shares of Common Stock to which the Option pertains and such other terms and conditions not inconsistent with the Plan as the Committee shall determine.

7.2 Exercise Price. Options granted pursuant to the Plan shall have an exercise price per share which is not less than the Fair Market Value of a share of Common Stock on the date the Option is granted.

7.3 Exercise of Options. Options awarded to an Eligible Director under the Plan shall be exercisable at such time or times and subject to such restrictions or other conditions, as the Committee shall determine. Once exercisable, an Option may be exercised from time to time, in whole or in part, up to the total number of shares of Common Stock with respect to which it is then exercisable. Notwithstanding the foregoing, no Option shall be exercisable for more than 10 years after the date on which it is granted.

7.4 Payment. The Committee shall establish procedures governing the exercise of Options, which shall require that notice of exercise be given and that the Option price be paid in full at the time of exercise (i) in cash or cash equivalents, (ii) in the discretion of the Committee, by directing the Company to withhold that number of shares of Common Stock from the shares that the Eligible Director has elected to purchase that have an aggregate Fair Market Value on the date of exercise equal to the aggregate exercise price; (iii) in the discretion of the Committee, in shares of Qualifying Common Stock having a Fair Market Value on the date of exercise equal to the aggregate exercise price or in a combination of cash and Qualifying Common Stock or (iv) in accordance with such other procedures or in such other form as the Committee shall from time to time determine. As soon as practicable after receipt of an exercise notice and payment of the exercise price in accordance with this Section 7.4, the Company shall direct its stock transfer agent to make (or to cause to be made) an appropriate book entry reflecting the Eligible Director’s ownership of the shares of Common Stock so acquired.

Section 8. Stock Appreciation Rights

8.1 Grant of Stock Appreciation Rights. Stock Appreciation Rights may be granted to Eligible Directors at such time or times and with respect to such number of shares of Common Stock as shall be determined by the Committee and shall be subject to such terms and conditions as the Committee may impose. Each grant of an Award of Stock Appreciation Rights shall be evidenced by an Award Agreement.

8.2 Exercise Price. Stock Appreciation Rights granted pursuant to the Plan shall have an exercise price per right which is not less than the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right is granted.

8.3 Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be exercised at such time or times and subject to such conditions, including the occurrence of any event or events, including a Change in Control, as the Committee shall determine, either at or after the date of grant. Stock Appreciation Rights which are granted in tandem with an Option may only be exercised upon the surrender of the right to exercise such Option for an equivalent number of shares and may be exercised only with respect to the shares of Common Stock for which the related Option is then exercisable. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on the exercise of a Stock Appreciation Right (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the applicable provisions of Rule 16b-3 as promulgated under the Act or any successor rule.

8.4 Payment. Upon exercise of a Stock Appreciation Right, the Eligible Director shall be entitled to receive payment in cash, Common Stock or in a combination of cash and Common Stock, as determined by the Committee, of an amount determined by multiplying:

(i) any increase in the Fair Market Value of a share of Common Stock at the date of exercise over the exercise price fixed by the Committee at the date of grant of such Stock Appreciation Right, provided such exercise price shall not be less than the Fair Market Value of a share of Common Stock at the date of grant, by

(ii) the number of shares of Common Stock with respect to which the Stock Appreciation Right is exercised.

Section 9. Restricted Stock

9.1 Grant of Restricted Stock. The Committee may grant Awards of Restricted Stock to Eligible Directors at such times and in such amounts and subject to such other terms and conditions not inconsistent with the Plan, as it shall determine. Upon issuance of an Award of Restricted Stock, the Company shall direct its stock transfer agent to make (or to cause to be made) an appropriate book entry reflecting the Eligible Director’s ownership of the shares of Restricted Stock so acquired, subject to the transfer restrictions set forth in the Award. As a condition of any Award of Restricted Stock, the Eligible Director shall have provided the Secretary of the Company with an irrevocable power of attorney, with full power of substitution, entitling the Secretary to transfer (or provide appropriate instructions to the Company’s stock transfer agent to transfer) the shares of Restricted Stock on the Company’s books. If the Company in its sole discretion issues a stock certificate representing the shares of Restricted Stock, such certificate shall be legended as deemed necessary or appropriate by the Company or its counsel, and shall be held in the custody of the Secretary of the Company until the Restriction Period lapses, and, as a condition to the grant of any Award of shares of Restricted Stock, the Eligible Director shall have delivered to the Company a stock power, endorsed in blank, relating to the shares of Common Stock covered by such Award. Each grant of Restricted Stock shall be evidenced by an Award Agreement.

9.2 Payment. Upon the expiration or termination of the Restriction Period, which shall not be less than three years (pro rata or other graded vesting during the Restriction Period may be permitted, and subject to accelerated vesting upon an Eligible Director’s termination of service due to death or disability, a Change in Control or as otherwise determined by the Committee at or after the date of grant), and the satisfaction (as determined by the Committee) of any other conditions determined by the Committee, the restrictions applicable to the Restricted Stock shall lapse and the Company shall direct its stock transfer agent to remove any such restrictions, other than any imposed by applicable law, from the book entry representing the Eligible Director’s ownership of such shares, and shall cancel any power of attorney or return any stock power relating to such shares. If the Company in its sole discretion has issued a stock certificate representing the Restricted Stock, then, upon request, the Company shall deliver to the Eligible Director a stock certificate registered in such Eligible Director’s name and representing the number of shares of Common Stock with respect to which the restrictions have lapsed, free of all such restrictions except any that may be imposed by law. No payment will be required to be made by the Eligible Director upon the delivery of such shares of Common Stock.

9.3 Restrictions on Transferability during Restriction Period. Except as provided in Section 16.1, shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until such time as the Restriction Period applicable thereto shall have lapsed upon the satisfaction of such conditions, including without limitation, the occurrence of such event or events, as shall be determined by the Committee either at or after the time of grant.

9.4 Rights as a Stockholder. Eligible Directors granted shares of Restricted Stock shall be entitled to vote such shares on any matter submitted to the Company’s stockholders. In addition, Eligible Directors granted Restricted Stock shall be entitled to receive, either currently or upon the vesting of the underlying shares, as specified by the Committee, all dividends and other distributions or equivalent value of other distributions paid with respect to those shares, provided that if any such dividends or distributions are paid in shares of Common Stock or other property (other than cash), such shares and other property shall be subject to the same forfeiture restrictions and restrictions on transferability as apply to the Restricted Stock with respect to which they were paid; and provided further the Committee may, in its sole discretion, provide that any cash dividends or other distributions payable with respect to shares of Restricted Stock shall be reinvested in additional shares of Restricted Stock, based on the Fair Market Value of a share of Common Stock on the dividend payment date, subject to the same forfeiture restrictions and restrictions on transferability as apply to the underlying shares.

Section 10. Restricted Stock Units

10.1 Restricted Stock Units. The Committee may grant Awards of Restricted Stock Units to Eligible Directors at such times and in such amounts, and subject to such vesting and other terms and conditions not inconsistent with the Plan, as it shall determine. Each grant of Restricted Stock Units shall be evidenced by an Award Agreement.

10.2 Vesting and Settlement of Restricted Stock Units. The Committee shall, in its sole discretion, determine the vesting schedule to which any Award of Restricted Stock Units is subject and the date(s) or event(s) upon which vested Restricted Stock Units shall be settled, which may be the vesting date(s) or any future date(s) or event(s) (such as an Eligible Director’s termination of service). Unless otherwise determined by the Committee, upon the applicable settlement date and the satisfaction of any other conditions imposed by the Committee, vested Restricted Stock Units shall be converted into an equivalent number of shares of Common Stock. The Company shall direct its stock transfer agent to make (or to cause to be made) an appropriate book entry reflecting the Eligible Director’s ownership of the shares of Common Stock so converted. Notwithstanding the foregoing, the Committee may provide, in its discretion, in lieu of delivering shares of Common Stock, for the Company to make a cash payment in full or partial satisfaction of any Award of Restricted Stock Units based on the Fair Market Value, as of the most recent trading day preceding the date on which the Restricted Stock Units are settled, of the equivalent number of shares of Common Stock.

10.3 Deferred Settlement of Restricted Stock Units. An Eligible Director who has received an Award of Restricted Stock Units may elect to defer the settlement to a specified date after the settlement date set forth in Section 10.2, or until his or her separation from service from the Board or as otherwise provided in the Award Agreement. The initial election to defer settlement of the Restricted Stock Units must be made within 30 days after the date of grant, provided that the vesting of such Award is contingent on the Eligible Director providing services as a member of the Board for at least 12 months following the date of such initial election. Absent an initial election to defer settlement of the Restricted Stock Units, the Eligible Director may also make a subsequent election to defer the settlement of the Restricted Stock Units to a specified date after the settlement date set forth in Section 10.2, or until his or her separation from service from the Board or as otherwise provided in the Award Agreement, provided the Eligible Director’s election to defer the settlement date must be made at least 12 months in advance of the settlement date set forth in Section 10.2, or as otherwise provided in the Award Agreement, and must defer settlement for a period of at least five (5) after such date. An Eligible Director’s subsequent election to defer settlement of the Restricted Stock units to a specified date after the settlement date set forth in Section 10.2, or until his or her separation from service or as otherwise provided in the Award Agreement, shall not take effect until at least 12 months after the date on which the subsequent election is made by the Eligible Director.

10.4 Other Terms and Conditions of Restricted Stock Units. Eligible Directors granted Restricted Stock Units shall have no rights as a shareholder of the Company with respect to such Award and, without limitation, shall not be entitled to vote on any matter submitted to the Company’s stockholders or receive any dividends or other distributions with respect to such Award. The Committee may, in its discretion, provide that an Eligible Director shall be entitled to receive, either currently or upon the vesting and settlement of the underlying Restricted Stock Units, as specified by the Committee, an amount equal to any dividends or other distributions paid with respect to the corresponding number of shares of Common Stock during the period the Award is outstanding (“Dividend Equivalents”). The Committee may provide, in its sole discretion, that (i) if any such dividends or distributions are paid in shares of Common Stock, then any Dividend Equivalents relating thereto shall be credited as an equivalent number of additional Restricted Stock Units, subject to the same underlying vesting and forfeiture conditions as apply to the underlying Award; and (ii) if any such dividends or distributions are paid in cash, then any Dividend Equivalents relating thereto shall be credited as additional Restricted Stock Units, equal to the greatest whole number which may be obtained by dividing (x) the aggregate value of such Dividend Equivalent on the dividend payment date, by (y) the Fair Market Value of a share of Common Stock on such date, subject to the same vesting and forfeiture conditions applicable to the underlying Award.

Section 11. Deferred Stock Units

11.1 Equity Fee Election. An Eligible Director shall have the right to make an Equity Fee Election no later than December 31 of each calendar year with respect to Annual Fees paid in cash to be earned for services rendered in one or more succeeding calendar years. Notwithstanding the foregoing, (i) a person may make, prior to the first date as of which such person becomes an Eligible Director and is eligible to participate in the Plan, an Equity Fee Election to be effective under the Plan with respect to Annual Fees to be earned for services rendered any time after such election or (ii) an Eligible Director may make an Equity Fee Election at any time during the

30 day period following the first date as of which such Eligible Director is eligible to participate in the Plan with respect to Annual Fees to be earned for services rendered after such 30 day period, provided that the Eligible Director is not currently participating in or has participated in, within the 24-month period prior to becoming eligible to participate, this Plan or any “Plan” as defined in Section 1.409A-1(c) sponsored by the Company that is required to be aggregated with this Plan under Section 1.409A-1(c)(2) of the Treasury Regulations. All Equity Fee Elections must set forth a percentage, up to 100%, of the Annual Fees payable to the Eligible Director, that will be paid in the form of Deferred Stock Units in lieu of cash. In the event the Annual Fees of an Eligible Director are increased subsequent to the making of an Equity Fee Election, such election shall apply to the percentage of such Annual Fees elected by the Eligible Director, as so increased.

Effective on each Grant Date of Annual Fees, each Eligible Director who has made an Equity Fee Election shall receive an award of Deferred Stock Units. No shares shall be issued at the time an award of Deferred Stock Units is made and the Company shall not be required to set aside a fund for the payment of such Award. Upon the effective date of the initial Deferred Stock Unit award granted to an Eligible Director, the Company will establish a separate bookkeeping account for such Eligible Director and will record in such account the number of Deferred Stock Units awarded to such Eligible Director from time to time under the Plan. The number of Deferred Stock Units awarded to an Eligible Director on the Grant Date shall be equal to the number of Shares (rounded up in the case of fractional shares) obtained by dividing (i) the amount of such Annual Fees deferred pursuant to the Equity Fee Election of such Eligible Director then in effect by, (ii) the Fair Market Value of one Share on such Grant Date. To the extent that any portion of an Eligible Director’s Annual Fees are determined on an annual basis, a pro rata share of the annual amount thereof shall be taken into account on each date that the Company shall pay such Annual Fees (i.e. a Grant Date) for purposes of determining Deferred Stock Units awarded to such eligible Director on such Grant Date.

11.2 Grant of Deferred Stock Units. The Committee may grant Awards of Deferred Stock Units to Eligible Directors in addition to or in lieu of Annual Fees at such times and in such amounts and subject to such other terms and conditions not inconsistent with the Plan, as it shall determine. Each grant of Deferred Stock Units shall be evidenced by an Award Agreement.

11.3 Dividends with respect to Deferred Stock Units. The Committee will determine whether and to what extent to credit to the account of, or to pay currently to, each recipient of Deferred Stock Units, any Dividend Equivalents. To the extent provided by the Committee at the date of grant, any Dividend Equivalents with respect to cash dividends on the Common Stock credited to an Eligible Director’s account shall be deemed to have been invested in shares of Common Stock on the payment date established for the related dividend and, accordingly, a number of Deferred Stock Units shall be credited to such Eligible Director’s account equal to the greatest whole number which may be obtained by dividing (x) the value of such Dividend Equivalent on the dividend payment date, by (y) the Fair Market Value of a share of Common Stock on such date.

11.4 Vesting of Deferred Stock Unit Awards. Deferred Stock Units granted pursuant to Equity Fee Elections, together with any Dividend Equivalents credited with respect thereto, shall be fully vested at all times. Other grants of Deferred Stock Units may be subject to forfeiture and vesting conditions as determined by the Committee and specified in the Award Agreement.

11.5 Rights as a Stockholder. An Eligible Director or his beneficiary shall not have any right in respect of Deferred Stock Units awarded pursuant to the Plan to vote on any matter submitted to the Company’s stockholders until such time as the shares of Common Stock attributable to such Deferred Stock Units have been issued to such Eligible Director or his beneficiary, as applicable, and shall have no rights to receive dividends other than as provided in Section 11.3.

11.6 Settlement of Deferred Stock Units. On June 30th in the fifth calendar year following the year in which the Award of Deferred Stock Units is made, or at such other time or times as shall be determined by the Committee and specified in the Award Agreement, an Eligible Director will be entitled to receive one Share for each Deferred Stock Unit (and related Dividend Equivalents) subject to such Award.

11.7 Deferred Settlement of Deferred Stock Units.

(a) An Eligible Director may elect to defer settlement of the Deferred Stock Units beyond the date specified in Section 11.6 or in the Award Agreement, as applicable, provided the following requirements are satisfied:

(i) An Eligible Director’s election to defer settlement of the Deferred Stock Units may not take effect until at least 12 months after the date on which the election is made by the Eligible Director;

(ii) An Eligible Director’s election to defer settlement of the Deferred Stock Units must delay settlement for a period of not less than five (5) years from the original settlement date set forth in Section 11.6, or as otherwise provided in the Award Agreement, and the new date or event of settlement so elected must be a date or event that complies with Section 409A of the Code; and

(iii) An Eligible Director’s election to defer settlement of the Deferred Stock Units must be made at least 12 months prior to the settlement date set forth in Section 11.6, or as otherwise provided in the Award Agreement.

(b) The Company may delay settlement of the Deferred Stock Units if it reasonably anticipates that the making of the payment will violate Federal securities laws or other applicable laws provided payment is made at the earliest date on which the Company reasonably anticipates that the making of the payment will not cause such violation.

(c) The Company also reserves the right to delay payment upon such other events and conditions as the Secretary of the Treasury may prescribe in generally applicable guidance published in the Internal Revenue Bulletin.

Section 12. Termination of Director Status

In the event an Eligible Director ceases to serve as a member of the Board for any reason, with respect to prior Awards consisting of Options and Stock Appreciation Rights:

(i) if such Eligible Director has completed three (3) Years of Board Service or less as of the date of such termination, any Option or Stock Appreciation Right granted to such Eligible Director (x) which is then outstanding, vested and exercisable on the date of termination may be exercised by the Eligible Director or, if applicable, his beneficiary for a period of 90 days following the date of the Eligible Director’s termination of service, but in no event later than the expiration date of the term of the Option or Stock Appreciation Right, and (y) which is not vested and exercisable on the date of termination, shall be canceled, in full, on the date of such termination; or

(ii) if such Eligible Director has completed more than three (3) Years of Board Service as of the date of such termination, any Option or Stock Appreciation Right granted to such Eligible Director (x) which is then outstanding, vested and exercisable on the date of termination may be exercised by the Eligible Director or, if applicable, his beneficiary until the third anniversary of the date of the Eligible Director’s termination of service, but in no event later than the expiration date of the term of the Option or Stock Appreciation Right, and (y) which is then outstanding but not vested and exercisable on the date of termination, shall thereafter vest in accordance with the vesting schedule set forth in the Award Agreement for a period of three years following the date of the Eligible Director’s termination of service and become exercisable by the Eligible Director or, if applicable, his beneficiary and, once exercisable, will remain exercisable for a period of three years following the date of the Eligible Director’s termination of service, but in no event later than the expiration date of the term of the Option or Stock Appreciation Right.

The vesting and settlement of all other Awards under this Plan shall be set forth in the applicable Award Agreement.

Section 13. Change in Control

13.1 Accelerated Vesting and Payment. Subject to the provisions of Section 13.2 below, in the event of a Change in Control as defined in Section 2(g)(iii) in which the Company is not the surviving entity, (i) each Option and Stock Appreciation Right shall promptly become fully vested and exercisable, (ii) the Restriction Period applicable to all Restricted Stock shall expire and all shares shall become nonforfeitable and immediately transferable, and (iii) the shares of Common Stock with respect to Deferred Stock Units and Restricted Stock Units shall become immediately payable (provided that any Section 409A Award shall be subject to any limitations required by Section 409A of the Code). If an Option or Stock Appreciation Right is fully vested or becomes fully vested as provided in this paragraph but is not exercised or paid prior to a Change in Control triggered by Section 2(g)(iii) of the definition thereof and the Company is not the surviving entity, then the Committee may provide for the settlement in cash of the Award (such settlement to be calculated as though the Award was paid or exercised simultaneously with the Change in Control and based upon the Change in Control Price). An Option or Stock Appreciation Right so settled by the Committee shall automatically terminate. If, in such circumstances, the Committee does not provide for the cash settlement of an Option or Stock Appreciation Right, then upon such Change in Control such Option or Stock Appreciation Right shall terminate, provided that the Eligible Director shall be given reasonable notice of such intended termination and an opportunity to exercise the Option or Stock Appreciation Right prior to or upon the Change in Control. Notwithstanding the foregoing provisions of this Section 13.1, Awards issued under the Plan may contain specific provisions regarding the consequences of a Change in Control and, if contained in an Award Agreement, those provisions shall be controlling in the event of any inconsistency. The occurrence of a particular Change in Control under the Plan shall have no effect on any Award granted under the Plan after the date of that Change in Control. The Committee may deem an acceleration of vesting of Awards pursuant to this Section 13.1 to occur sufficiently prior to an event if necessary or deemed appropriate to permit the Eligible Director to realize the benefits intended to be conveyed with respect to the shares underlying the award; provided, however, that, the Committee shall reinstate the original terms of an Award if the related event does not actually occur.

13.2 Alternative Awards. Notwithstanding Section 13.1, no cancellation, acceleration of exercisability, vesting, cash settlement or other payment shall occur with respect to any Award, other than a Section 409A Award, if the Committee reasonably determines in good faith prior to the occurrence of a Change in Control that such Award or class of Awards shall be honored or assumed, or new rights substituted therefore (such honored, assumed or substituted award hereinafter called an “Alternative Award”) by the acquiring entity (or the parent or a subsidiary of such entity) immediately following the Change in Control, provided that any such Alternative Award must:

(a) be based on stock which is traded on an established securities market, or which will be so traded within 60 days following the Change in Control;

(b) provide such Eligible Director with rights and entitlements substantially equivalent to or better than the rights and entitlements applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

(c) have substantially equivalent economic value to such Award (determined by the Committee as constituted immediately prior to the Change in Control, in its sole discretion, promptly after the Change in Control); and

(d) satisfy the requirements of Section 1.409A-1(b)(v)(D) of the Treasury Regulations.

13.3 Other Changes in Control. With respect to the occurrence of any Change in Control other than a Change in Control described in Section 13.1 above, any conditions on an Eligible Director’s rights under, or any restrictions on transfer or exercisability applicable to, an Award that is outstanding as of the time of such Change in Control, shall be determined in accordance with the terms and conditions of the applicable Award Agreement.

Section 14. Amendment and Modification of Plan

The Board may at any time terminate or suspend the Plan, and from time to time may amend or modify the Plan, provided, however, that any amendment which would (i) increase the number of shares available for issuance, (ii) reprice, replace or regrant Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Option or Stock Appreciation Right or exchange underwater Options or Stock Appreciation Rights for other awards, Common Stock, cash or other property or (iii) materially modify the requirements for eligibility to participate in the Plan expand the types of Awards that may be granted under the Plan, shall be subject to the approval of the Company’s stockholders. No action of the Board may, without the consent of an Eligible Director, alter or impair such Eligible Director’s rights under any previously granted Award. Notwithstanding any other provision of the Plan or any Award Agreement to the contrary, the Board may amend the Plan and the Board or Committee may amend any outstanding Award Agreement, in each case in its sole and absolute discretion and without the consent of an Eligible Director or approval of the Company’s stockholders, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of implementing Section 5.5 or Section 13 or conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409 of the Code and all applicable guidance promulgated thereunder.

Section 15. Non-Exclusivity

Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including, without limitation, payments of cash amounts related to the tax liabilities arising directly or indirectly from the issuance of Shares with respect to an Eligible Director hereunder.

Section 16. General Provisions

16.1 Nontransferability of Awards. Unless the Committee or the Company’s Vice President, Human Resources and Vice President and General Counsel shall permit an Award to be transferred by an Eligible Director to an Eligible Director’s family member for estate planning purposes or to a trust, partnership, corporation or other entity established by the Eligible Director for estate planning purposes, on such terms and conditions as the Committee or such officers may specify, no Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All rights with respect to any Award granted to an Eligible Director under the Plan shall be exercisable by the transferee only for as long as they could have been exercisable by such Eligible Director. If any Award is transferred to a family member, trust, partnership, corporation or other entity as contemplated by the first sentence hereof, all references herein and in the applicable Award Agreement to the Eligible Director shall be deemed to refer to such permitted transferee, other than any such references with respect to the personal status of the Eligible Director.

16.2 No Right to Serve as a Director. This Plan shall not impose any obligations on the Company to retain any Eligible Director as a director nor shall it impose any obligation on the part of any Eligible Director to remain as a director of the Company.

16.3 No Right to Particular Assets. Nothing contained in this Plan and no action taken pursuant to this Plan shall create or be construed to create a trust of any kind or any fiduciary relationship between the Company and any Eligible Director, the executor, administrator or other personal representative or designated beneficiary of such Eligible Director, or any other persons. Any reserves that may be established by the Company in connection with this Plan shall continue to be held as part of the general funds of the Company, and no individual or entity other than the Company shall have any interest in such funds until paid to an Eligible Director or his beneficiary. To the extent that any Eligible Director or his executor, administrator or other personal representative, as the case may be, acquires a right to receive any payment from the Company pursuant to this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

16.4 Beneficiary Designation. Each Eligible Director under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his death. Each designation will revoke all prior designations by the same Eligible Director, shall be in a form prescribed by the Company, and will be effective only when filed by the Eligible Director in writing with the Company during his lifetime. In the absence of any such designation, benefits remaining unpaid or Awards outstanding at the Eligible Director’s death shall be paid to or exercised by the Eligible Director’s surviving spouse, if any, or otherwise to or by his estate.

16.5 Notices. Each Eligible Director shall be responsible for furnishing the Company with the current and proper address for the mailing of notices and delivery of agreements and Shares. Any notices required or permitted to be given shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first-class and prepaid, or by any recognized international equivalent, if any item mailed to such address is returned as undeliverable to the addressee, mailing will be suspended until the Eligible Director furnishes the proper address.

16.6 Severability of Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provision had not been included.

16.7 Incapacity. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receiving such benefit shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Board, the Committee, the Company and other parties with respect thereto.

16.8 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan and shall not be employed in the construction of this Plan.

16.9 Requirements of Law. The granting of Awards and the issuance of shares of Common Stock shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be appropriate or required, as determined by the Committee.

16.10 Governing Law. The Plan, and all Award Agreements hereunder, shall be construed and enforced according to the laws of the State of Delaware, without regard to principles of conflicts of laws.

16.11 Securities Law Compliance. Instruments evidencing Awards may contain such other provisions, not inconsistent with the Plan, as the Committee deems advisable to comply with applicable securities laws. The Committee may delay an Eligible Director’s right to exercise an Option or Stock Appreciation Right or otherwise delay the issuance of any shares of Common Stock hereunder if it reasonably anticipates that such exercise or the issuance of such shares would violate any applicable securities laws.

16.12 Code Section 409A Compliance. The Company intends the Plan and any Section 409A Award to comply with Section 409A of the Code and the Treasury Regulations promulgated thereunder, and the Plan and any Award Agreement respecting such Award shall be administered in accordance with such intent.

16.13 Successors and Assigns. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company, and the Plan and the Award Agreements hereunder shall be binding on all successors and assigns of an Eligible Director, including, without limitation, the estate of such Eligible Director and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Eligible Director’s creditors.

*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to Be Held on April 21, 2015.

LEXMARK INTERNATIONAL, INC.	Meeting Information
Meeting Type: Annual Meeting
For holders as of: February 27, 2015
	Date: April 21, 2015	Time: 7:30 a.m., Local Time
Location: Gaylord National Resort & Convention Center 201 Waterfront Street National Harbor, Maryland 20745
LEXMARK INTERNATIONAL, INC. 740 WEST NEW CIRCLE ROAD LEXINGTON, KY 40550	You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.
See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote — How to Access the Proxy Materials
Proxy Materials Available to VIEW or RECEIVE:
NOTICE AND PROXY STATEMENT ANNUAL REPORT
How to View Online:
Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
1) BY INTERNET: www.proxyvote.com
2) BY TELEPHONE: 1-800-579-1639
3) BY E-MAIL*: sendmaterial@proxyvote.com

*   If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow   (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 7, 2015 to facilitate timely delivery.

— How To Vote — Please Choose One of the Following Voting Methods

Vote In Person:  Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet:  To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow   (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES FOR DIRECTOR IN PROPOSAL 1.
1. Election of Directors
To be elected for a one-year term expiring in 2016
1a. Ralph E. Gomory 1b. Michael J. Maples 1c. Stephen R. Hardis 1d. William R. Fields 1e. Robert Holland, Jr. 1f. Jared L. Cohon 1g. J. Edward Coleman 1h. Sandra L. Helton

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 2, 3 AND 4:
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015
3.	Approval, by non-binding advisory vote, of Lexmark International, Inc. executive compensation
4.	Approval of the Company’s 2005 Non-Employee Director Stock Plan, as Amended and Restated
NOTE: IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

LEXMARK INTERNATIONAL, INC. 740 WEST NEW CIRCLE ROAD LEXINGTON, KY 40550	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to vote by proxy and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 20, 2015. If you participate in the Lexmark Savings Plan you must vote these shares no later than 11:59 p.m. Eastern Time on April 16, 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to vote by proxy up until 11:59 p.m. Eastern Time on April 20, 2015. If you participate in the Lexmark Savings Plan you must vote these shares no later than 11:59 p.m. Eastern Time on April 16, 2015. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M84323-P59054-Z64708	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

LEXMARK INTERNATIONAL, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES FOR DIRECTOR IN PROPOSAL 1.
1.	Election of Directors					THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 2, 3 AND 4:		For	Against	Abstain
	To be elected for a one-year term expiring in 2016 1a. Ralph E. Gomory 1b. Michael J. Maples 1c. Stephen R. Hardis 1d. William R. Fields 1e. Robert Holland, Jr. 1f. Jared L. Cohon 1g. J. Edward Coleman 1h. Sandra L. Helton		For ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	Against ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	Abstain ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015	☐	☐	☐
						3.	Approval, by non-binding advisory vote, of Lexmark International, Inc. executive compensation	☐	☐	☐
						4.	Approval of the Company’s 2005 Non-Employee Director Stock Plan, as Amended and Restated	☐	☐	☐

NOTE: IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M84324-P59054-Z64708

LEXMARK INTERNATIONAL, INC. This Proxy is Solicited on Behalf of the Board of Directors Annual Meeting of Stockholders April 21, 2015

The stockholder(s) hereby appoint(s) Paul A. Rooke, David Reeder, and Robert J. Patton, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A Common Stock of Lexmark International, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 7:30 a.m., Local Time on April 21, 2015, at the Gaylord National Resort & Convention Center, 201 Waterfront Street, National Harbor, Maryland 20745 and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES LISTED FOR DIRECTOR IN PROPOSAL 1, “FOR” PROPOSALS 2, 3 AND 4, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

ATTENTION PARTICIPANTS IN THE LEXMARK SAVINGS PLAN (THE “PLAN”): IF THE STOCKHOLDER HOLDS SHARES IN THE PLAN, THIS PROXY COVERS ALL SHARES FOR WHICH THE STOCKHOLDER HAS THE RIGHT TO GIVE VOTING INSTRUCTIONS TO FIDELITY MANAGEMENT TRUST COMPANY (“FIDELITY”), THE PLAN TRUSTEE. THE STOCKHOLDER’S VOTING INSTRUCTIONS WITH RESPECT TO SHARES HELD IN THE PLAN MUST BE PROVIDED BY 11:59 P.M. EASTERN TIME ON APRIL 16, 2015. THE SHARES ATTRIBUTABLE TO THE STOCKHOLDER’S PLAN ACCOUNT WILL BE VOTED BY FIDELITY AS DIRECTED. IF NO DIRECTION IS MADE, IF THE CARD IS NOT SIGNED, OR IF THE CARD IS NOT RECEIVED BY APRIL 16, 2015, THE SHARES ATTRIBUTABLE TO THE STOCKHOLDER’S ACCOUNT WILL NOT BE VOTED BY FIDELITY.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Continued and to be signed on reverse side